UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

Exact Sciences Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

5505 Endeavor Lane
Madison, Wisconsin 53719
April 29, 2022
Dear Shareholder:
You are cordially invited to attend the annual meeting of Shareholders of Exact Sciences Corporation to be held at 10:00 a.m., Central Time, on Thursday, June 9, 2022. We have determined that this year’s annual meeting will be completely virtual and conducted via live webcast. The virtual meeting technology we employ provides expanded access, improved communication and cost savings for our Shareholders. You will be able to attend the annual meeting online and submit your questions during the meeting by visiting https://www.virtualshareholdermeeting.com/EXAS2022. You will also be able to vote your shares electronically at the annual meeting. Additional information on how to participate in this year’s virtual meeting can be found beginning on page 71 of the accompanying Proxy Statement.
For your convenience, we are also pleased to offer a re-playable webcast of the annual meeting at https://www.virtualshareholdermeeting.com/EXAS2022.
Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the annual meeting via the Internet. Please vote electronically over the Internet, by telephone or if, you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided.
On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.
Very truly yours,
Kevin Conroy
Chairman, President and Chief Executive Officer

EXACT SCIENCES CORPORATION
5505 Endeavor Lane
Madison, Wisconsin 53719
NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 9, 2022
To the Shareholders of Exact Sciences Corporation:
NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Shareholders of Exact Sciences Corporation, a Delaware corporation, will be held on Thursday, June 9, 2022, at 10:00 a.m., Central Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://www.virtualshareholdermeeting.com/EXAS2022. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “Questions and Answers” beginning on page 71.
The Annual Meeting is being held for the following purposes:
1. To elect the three nominees to our Board of Directors nominated by our Board of Directors to serve for a three year term as Class I directors.
2. To ratify the appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for 2022.
3. To hold an advisory vote on executive compensation.
4. To approve Amendment No. 1 to the Exact Sciences Corporation 2019 Omnibus Long-Term Incentive Plan.
5. To approve the Amended and Restated Exact Sciences Corporation 2010 Employee Stock Purchase Plan.
6. To hold a vote on a shareholder proposal concerning proxy access.
7. To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.
We are pleased to utilize the Securities and Exchange Commission (“SEC”) rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about April 29, 2022, we will mail to our shareholders of record as of April 14, 2022 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement and our Annual Report on Form 10-K.
By Order of our Board of Directors,
D. Scott Coward
Executive Vice President, Chief Legal Officer
and Secretary
Madison, Wisconsin
April 29, 2022

This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April 29, 2022.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting:
This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

Exact Sciences 2022 Proxy Statement i

5505 Endeavor Lane
Madison, Wisconsin 53719
2022 PROXY SUMMARY
THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER. PLEASE READ THE ENTIRE PROXY STATEMENT CAREFULLY BEFORE VOTING.
2022 Annual Meeting of Shareholders Information
Date and Time:	Thursday, June 9, 2022, at 10:00 a.m., Central Time
Location:	Meeting live via the Internet by visiting https://www.virtualshareholdermeeting.com/EXAS2022
Record Date:	April 14, 2022
Admission:	To participate in the Annual Meeting, visit https://www.virtualshareholdermeeting.com/EXAS2022.
You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Your Vote
Your vote is very important. Our Board of Directors is requesting you to allow your Common Stock to be represented at our 2022 Annual Meeting by the proxies named on the proxy card.
In connection with this request, on or about April 29, 2022, we expect to send to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our annual report, and how to vote through the Internet or by telephone.
How to Vote
Shareholders of record may vote their shares prior to the annual meeting via the Internet, by telephone or by mail.
Beneficial owners of shares held in “street name” may vote by following the voting instructions provided to them by their bank or broker.
Exact Sciences 2022 Proxy Statement 1

2022 PROXY SUMMARY

Summary of Voting Proposals and Voting Recommendations
Proposals	Board Recommendation
PROPOSAL 1.Election of Directors (Page 5)
We are asking shareholders to vote on each director nominee to our Board of Directors named in this Proxy Statement. Our Board of Directors believes that each director nominee has the qualifications, experience, and skills necessary to represent shareholders through service on our Board of Directors.
FOR ALL
PROPOSAL 2. Ratification of Appointment of Independent Registered Public
Accounting Firm (Page 25)
Our Audit and Finance Committee has appointed PricewaterhouseCoopers, LLP (“PWC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Our Audit and Finance Committee and our Board of Directors believe that the retention of PWC to serve as our independent auditor is in the best interests of the Company and its shareholders. As a matter of good corporate governance, shareholders are being asked to ratify our Audit and Finance Committee’s appointment of PWC.
FOR
PROPOSAL 3. Non-Binding, Advisory Approval of Compensation to NEOs
(“Say-on-Pay”) (Page 29)
We are asking our shareholders to indicate their support for our executive compensation programs as described in this Proxy Statement. This vote is referred to as a “Say-on-Pay” vote.
FOR
PROPOSAL 4. Amendment No. 1 to 2019 Omnibus Long-Term Incentive Plan (Page 59)
We are asking our shareholders to approve Amendment No. 1 to the Exact Sciences Corporation 2019 Omnibus Long-Term Incentive Plan, which has been approved by our Board of Directors and submitted to our shareholders, as described in this Proxy Statement.
FOR
PROPOSAL 5. Amended and Restated 2010 Employee Stock Purchase Plan (Page 65)
We are asking our shareholders to approve the Amended and Restated Exact Sciences Corporation 2010 Employee Stock Purchase Plan, which has been approved by our Board of Directors and submitted to our shareholders as described in this Proxy Statement.
FOR
PROPOSAL6. Shareholder Proposal (Page 69) We are asking our shareholders to consider a shareholder proposal concerning proxy access, if properly presented at the Annual Meeting.	AGAINST
2 Exact Sciences 2022 Proxy Statement

2022 PROXY SUMMARY

Nominees for Election as Directors and Continuing Directors
Our Board of Directors recommends a vote FOR the election of each of the following nominees for director:
Name	Age	Director Since	Director Class	Primary Occupation	Committee Membership
					AFC	CGNC	HCC	ITPC
Nominees for Election as Class I Directors
Kevin Conroy	56	2009	Class I	President, CEO and Chairman of the Board of Directors, Exact Sciences Corporation
Shacey Petrovic*	48	2020	Class I	President and Chief Executive Officer of Insulet Corporation
Katherine Zanotti*	67	2009	Class I	Former CEO of Arbonne International
Continuing Directors
James Doyle*†	76	2014	Class II	Former Governor of Wisconsin (2003-2011); Currently Of Counsel, Foley & Lardner LLP, and Partner, Doyle & Boyce Strategies
Freda Lewis-Hall*	67	2020	Class II	Former Chief Patient Officer, Executive Vice President, and Chief Medical Officer of Pfizer Inc.
Kathleen Sebelius*	73	2019	Class II	Former Secretary of the Department of Health and Human Services (2009-2014) and former Governor of Kansas (2003-2009); Currently CEO of Sebelius Resources LLC
Paul Clancy*	60	2021	Class III	Former Executive Vice President and CFO of Alexion Pharmaceuticals, Inc.
Pierre Jacquet*	55	2019	Class III	Vice Chairman, Global Healthcare Managing Director, L.E.K. Consulting
Daniel Levangie*	71	2010	Class III	Former CEO and President, Cytyc Health Corporation; Currently Co-founder and Manager, ATON Partners

*  Independent     Chair      Member   †    Lead Independent Director
AFC = Audit and Finance Committee; HCC = Human Capital Committee; CGNC = Corporate Governance & Nominating Committee;
ITPC = Innovation, Technology and Pipeline Committee
Exact Sciences 2022 Proxy Statement 3

2022 PROXY SUMMARY

Governance Highlights
INDEPENDENT OVERSIGHT	CONTINUOUS IMPROVEMENT
»
Eight of nine directors are independent

»
Audit, Human Capital, and Corporate Governance Committees comprised entirely of independent directors

»
Lead Independent Director exercises forceful, energetic, and independent leadership

»
Diverse Board in terms of gender, ethnicity, experience, education, and talents

»
Annual Board and committee self-evaluations

»
Annual evaluation of CEO by Board

»
Risk oversight by Board and committees

»
Robust director nominee selection process

»
Ongoing shareholder engagement efforts

STRONG GOVERNANCE PRACTICES	SHAREHOLDER RIGHTS
»
Regular executive sessions of non-management directors

»
Independent compensation consultant reporting directly to the Human Capital Committee

»
Robust stock ownership guidelines for independent directors and executive officers

»
Clawback provisions in key compensation programs

»
Anti-hedging, anti-short sale, and anti-pledging policies

»
Firm limits on public company board service

» Majority voting standard for directors in uncontested elections » Proxy Access by-law provisions » Annual “say on pay” advisory vote
4 Exact Sciences 2022 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

PROPOSAL 1—ELECTION OF DIRECTORS
WHAT YOU ARE VOTING ON:

At the 2022 Annual Meeting, three Class I directors are to be elected, each to hold office until the 2025 Annual Meeting and until his or her respective successor is elected and qualified, or until his or her earlier death, resignation or removal.

Our Board of Directors currently consists of nine members and is divided into three classes serving terms of three years. Shareholders elect one class of directors at each annual meeting. The class up for election at the 2022 Annual Meeting is Class I, whose members are currently Kevin Conroy, Shacey Petrovic and Katherine Zanotti.
Upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, our Board of Directors has nominated and recommended Kevin Conroy, Shacey Petrovic and Katherine Zanotti for election to our Board of Directors as Class I directors.
Shares represented by all proxies received by our Board of Directors and not marked so as to withhold authority to vote for any individual nominee will be voted FOR the election of the nominees named below. Our Board of Directors knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by our Board of Directors.
Our by-laws provide that, in an election of directors where the number of nominees does not exceed the number of directors to be elected, each director must receive the majority of the votes cast with respect to that director. This means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director (i.e., “withheld” from his or her election). The Board believes this majority vote standard appropriately gives shareholders a greater voice in the election of directors than the traditional plurality voting standard.
If an incumbent director does not receive a majority vote, our Corporate Governance Guidelines further provide that such director must tender his or her written resignation as a director to Chairman of our Board of Directors for consideration by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will consider such tendered resignation and, within 45 days following the date of the shareholders’ meeting at which the election occurred, recommend to our Board of Directors action to be taken with respect to the tendered resignation, including whether or not to accept the tendered resignation. Our Board of Directors will, no later than 75 days following the date of the shareholders’ meeting at which the election occurred, take formal action upon such recommendation and promptly disclose its decision, together with an explanation of the process by which the decision was made and, if applicable, the Board of Directors’ reason or reasons for rejecting the tendered resignation, by filing a Form 8-K with the SEC.
Set forth below are the nominees to be elected at the 2022 Annual Meeting and other members of our Board of Directors and, for each such other director, the year such director was first elected as a director, the year each director’s current term will expire and the current class of each director.
Exact Sciences 2022 Proxy Statement 5

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR
DIRECTOR

Our Board strives to maintain a highly independent balanced and diverse group of directers that collectively possesses the expertise to ensure effective oversight of management, Our director nominees are:

11%
Board Independence
89%
Independent
Non-Independent

56%
Women/ Ethnically Diverse
44%
Women/Ethnically Diverse
Men/White

33%
Average Age: 63 years
44%
22%
≤ 60 years
61-69 years
≥ 70 years

33%
Average Board Tenure: 5 years
56%
11%
< 5 years
5-10 years
> 10 years

Diverse Range of Experience, Qualifications and Skills Represented by our Directors		
Biomedical, Medical Device and Diagnostics Industry	Executive Leadership	Public Sector / Government
Regulatory and Compliance	International Leadership and Operational	Recruiting / Human Capital
Innovation / Technology	Accounting and Financial Reporting	Risk Management
Medical Practice and Public Health	Corporate Strategy and M&A	Corporate Governance
Finance and Financial Industry	Sales and Marketing

Set forth below is background information for each current director and nominee for director, as well as information regarding additional experience, qualifications, attributes or skills that led our Board of Directors to conclude that such director or nominee should serve on our Board of Directors.
Nominees for Class I Directors
KEVIN CONROY
Current Class of Director: I Current Term Expiration: 2022
Kevin Conroy has served as our Chief Executive Officer and as a director since 2009, and as Chairman of our Board of Directors since 2014. Mr. Conroy served as chief executive officer of Third Wave Technologies, Inc., a molecular diagnostics company, from 2005 until the acquisition of Third Wave by Hologic, Inc. in 2008. He joined Third Wave in 2004 and served as general counsel until 2005. Prior to joining Third Wave, Mr. Conroy held leadership positions at GE Healthcare and practiced intellectual property law in private practice. Mr. Conroy also serves as a director of Epizyme, Inc. (Nasdaq: EPZM) and Adaptive Biotechnologies Corporation (Nasdaq: ADPT). Beginning in February 2021, Mr. Conroy served on the board of CM Life Sciences II Inc., a public special purpose acquisition company that ultimately acquired SomaLogic, Inc., and he served on the board of SomaLogic, Inc, until November 2021. He earned a bachelor’s degree in electrical engineering at Michigan State University and a JD from the University of Michigan.
Age: 56 Director Since: 2009 Board Committees: • None Current Public Company Directorships: • Epizyme, Inc. (Nasdaq: EPZM) • Adaptive Biotechnologies Coporation (Nasdaq: ADPT)

Mr. Conroy brings extensive business, legal and executive leadership experience to our Board of Directors. With his significant knowledge of, and breadth of experience in, the healthcare industry in general and the molecular diagnostics industry and our Company in particular, he provides our Board of Directors with a vital understanding of our business and industry.

6 Exact Sciences 2022 Proxy Statement

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

SHACEY PETROVIC
Current Class of Director: I Current Term Expiration: 2022
Shacey Petrovic has served as President and Chief Executive Officer of Insulet Corporation since January 1, 2019 and has served on its Board of Directors since September 2018. Prior to becoming Chief Executive Officer, Ms. Petrovic served as Insulet’s President and Chief Operating Officer from October 2016 to December 31, 2018. From February 2016 to October 2016, she served as Insulet’s Executive Vice President and President, Diabetes Products, and from February 2015 to February 2016, she served as Insulet’s Chief Commercial Officer. From 2013 to 2015, Ms. Petrovic served as President and Chief Executive Officer of Clinical Innovations, LLC, a developer and manufacturer of medical devices and diagnostics for women’s health. From 2000 to 2013, she served in a number of key roles at Hologic, Inc. and Cytyc Corporation, which merged with Hologic in October 2007, including Vice President and General Manager of Hologic’s GYN Surgical Products division, as well as various sales and marketing leadership roles in the U.S. and Europe. She also currently serves on the Board of Directors for Alydia Health. Ms. Petrovic earned bachelor’s degree in biology from the University of Wisconsin—Madison.
Age: 48 Director Since: 2020 Board Committees: • Corporate Governance & Nominating (Chair) Current Public Company Directorships: • None
Ms. Petrovic’s significant executive and board experience and her decades of experience within the healthcare industry provides a valuable perspective to our Board of Directors.
KATHERINE ZANOTTI
Current Class of Director: I Current Term Expiration: 2022
Katherine Zanotti served as chief executive officer of Arbonne International from 2009 until 2018. Ms. Zanotti also served as Chair of Natural Products Group (the holding company of Arbonne, Nature’s Gate, and Levlad) from 2010 until 2018 when Groupe Rocher acquired Natural Products Group and Arbonne International. Arbonne is a botanically based skin care, cosmetic and nutrition company. From 2002 to 2006, she served as senior vice president of marketing at McDonald’s Corporation. Prior to joining McDonald’s Ms. Zanotti was a vice president at the Procter & Gamble Company and most recently served as vice president and general manager of the North American pharmaceutical business and the corporate women’s health platform. Ms. Zanotti currently serves on the Board of Trustees of Xavier University. Ms. Zanotti currently serves as a director of Cutera, Inc. (Nasdaq:CUTR), a developer of aesthetic and medical laser equipment, and Diversey Holdings, Ltd. (Nasdaq:DSEQ), a provider of hygiene, infection prevention, and cleaning solutions. She previously served as a director of Hill-Rom Holdings, Inc., a worldwide manufacturer and provider of medical technologies and related services (NYSE:HRC); Mentor Corporation, a medical device company; Alberto Culver Company, a personal care products company; and Third Wave Technologies, Inc., a molecular diagnostics company. Ms. Zanotti earned a bachelor’s degree in economics and studio fine arts from Georgetown University and an MBA with a concentration in marketing and finance from Xavier University.
Age: 67 Director Since: 2009 Board Committees: • Human Capital (Chair) Current Public Company Directorships: • Cutera, Inc. (Nasdaq: CUTR) • Diversey Holdings, Ltd. (Nasdaq: DSEQ)

Ms. Zanotti’s extensive executive, managerial and leadership experience, including many years in the pharmaceutical industry, positions her well to serve as a member of our Board. Her business acumen and experience on the boards of directors of numerous companies make her a valuable addition to our Board of Directors.

Exact Sciences 2022 Proxy Statement 7

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

Other Members of our Board of Directors
JAMES DOYLE
Current Class of Director: II Current Term Expiration: 2023
James Doyle is currently Of Counsel at Foley & Lardner LLP, an international law firm, as well as partner of Doyle & Boyce Strategies, a consultant to several national foundations. Prior to his current positions, Mr. Doyle served two terms as the 44th governor of the state of Wisconsin from 2003 to 2011. Prior to his gubernatorial service, Mr. Doyle served three terms as the attorney general of the state of Wisconsin from 1991 to 2003. In connection with his service as attorney general, Mr. Doyle served as president of the National Association of Attorneys General from 1997 to 1998. Mr. Doyle also previously served as the District Attorney of Dane County, Wisconsin and worked in private practice. His extensive public service also includes stints in the Peace Corps as a teacher in Tunisia and as an attorney in a federal legal services office on the Navajo Indian Reservation. Mr. Doyle earned a bachelor’s degree from the University of Wisconsin—Madison and a JD from Harvard Law School.
Age: 76 Director Since: 2014 Board Committees: • Human Capital • Corporate Governance & Nominating Current Public Company Directorships: • None

Mr. Doyle brings to our Board of Directors proven leadership and managerial capabilities acquired through his extensive public and private sector experience. He also provides our Board of Directors with deep knowledge of governmental and legal affairs.

FREDA LEWIS-HALL
Current Class of Director: II Current Term Expiration: 2023
Freda Lewis-Hall, M.D., DFAPA served as Senior Medical Advisor to the CEO at Pfizer Inc. (NYSE: PFE) from January 2020 until her retirement in March 2020. Dr. Lewis-Hall served as Chief Patient Officer and Executive Vice President of Pfizer Inc. from January 2019 to December 2019. From 2009 to December 2019, Dr. Lewis-Hall served as Pfizer’s Chief Medical Officer and Executive Vice President. Prior to joining Pfizer in 2009, Dr. Lewis-Hall held various senior leadership positions including Chief Medical Officer and Executive Vice President, Medicines Development at Vertex Pharmaceuticals, Inc., a biopharmaceutical company, from 2008 to 2009, Senior Vice President, U.S. Pharmaceuticals, Medical Affairs for Bristol-Myers Squibb Co. from 2003 to 2008; and Vice President, Research and Development, Product Development at Pharmacia from 2002 to 2003. Dr. Lewis-Hall served in several roles at Eli Lilly from 1994 to 2002, including Product Team Leader from 1999 to 2002. Dr. Lewis-Hall serves on the board of directors of SpringWorks Therapeutics, Inc. (Nasdaq: SWTX), 1Life Healthcare, Inc. (Nasdaq: ONEM), and PYXIS Oncology (Nasdaq: PYXS). From December 2014 to May 2017, she served on the board of directors of Tenet Healthcare Corporation (NYSE: THC). Dr. Lewis-Hall currently serves on the board of fellows of The Harvard School and the advisory board of the Dell Medical School. She also served on the board of the Patient-Centered Outcomes Research Institute from 2010 to 2020. Dr. Lewis-Hall earned a B.A. in Natural Sciences from Johns Hopkins University and an M.D. from Howard University College of Medicine.

Age: 67
Director Since: 2020
Board Committees:
•
Human Capital

•
Innovation, Technology, & Pipeline

Current Public Company Directorships:
•
SpringWorks Therapeutics, Inc. (Nasdaq: SWTX)

•
1Life Healthcare, Inc. (Nasdaq: ONEM)

•
PYXIS Oncology (Nasdaq: PYXS)

Dr. Lewis-Hall brings significant expertise in the biopharmaceutical industry and leadership experience as a senior executive at various biopharmaceutical companies. Her leadership in patient-focused medicine and emphasis on patient engagement and inclusion provides critical insight to our Board of Directors.

8 Exact Sciences 2022 Proxy Statement

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

KATHLEEN SEBELIUS
Current Class of Director: II Current Term Expiration: 2023
Kathleen Sebelius serves as CEO of Sebelius Resources LLC, a strategic consulting firm that advises private companies, non-profit organizations and financial investors. From 2009 through 2014, Ms. Sebelius served in President Barack Obama’s Cabinet as the 21st Secretary of the Department of Health and Human Services. At HHS, Sebelius managed 11 operating agencies, 90,000 employees in 50 countries around the world, and a $1 trillion budget. Prior to that Ms. Sebelius served as Governor of Kansas from 2003 to 2009. Previous elected offices include two terms as the Kansas insurance commissioner and four terms in the Kansas Legislature. Ms. Sebelius chairs the board of Humacyte, Inc. (Nasdaq:HUMA), a developer and manufacuturer of bioengineered human tissues, and serves on the boards of Devoted Health, Inc., Included Health, Inc. and the Kaiser Family Foundation. She also co-chairs the Aspen Institute Health Strategy Group and serves on advisory boards for the Children’s Advocacy Center, Dole Institute of Politics, Solera Health, Out Leadership, the Estée Lauder Foundation, and the University of Kansas College of Liberal Arts and Sciences. Ms. Sebelius earned a bachelor’s degree from Trinity Washington University and a master of public administration degree from the University of Kansas.

Age: 73
Director Since: 2019
Board Committees:
•
Audit and Finance

•
Corporate Governance & Nominating

•
Innovation, Technology & Pipeline

Current Public Company Directorships:
•
Humacyte, Inc. (Nasaq: HUMA)

Ms. Sebelius brings a wealth of state and federal government expertise, management insight and health care experience to our Board of Directors with deep knowledge of the systemic challenges and opportunities to improve health care.

PAUL CLANCY
Current Class of Director: III Current Term Expiration: 2024
Paul Clancy has more than 30 years of experience in financial management and strategic business planning, and served as the Executive Vice President and Chief Financial Officer of Alexion Pharmaceuticals, Inc., a biopharmaceutical company (Nasdaq: ALXN), from July 2017 to November 2019. Prior to joining Alexion, Mr. Clancy served as Executive Vice President, Finance and Chief Financial Officer of Biogen Inc., a biotechnology company (Nasdaq: BIIB), from August 2007 until June 2017. Mr. Clancy joined Biogen in 2001 as Vice President of U.S. Marketing. He later served as Biogen’s Vice President of Portfolio Management, and, following the company’s 2003 merger with IDEC Pharmaceuticals Corporation, as Senior Vice President of Finance, with responsibilities for leading the treasury, tax, investor relations and business planning groups. Before Biogen, Mr. Clancy spent 13 years at PepsiCo Inc., serving in a variety of financial and general management positions, including Vice President and General Manager of PepsiCo’s Great West Business Unit. Mr. Clancy currently serves as a director of Incyte Pharmaceuticals, Agios Pharmaceuticals (Nasdaq:AGIO), and Xilio Therapeutics (Nasdaq:XLO). Mr. Clancy earned a Bachelor of Science in Finance from Babson College and an MBA from Columbia University.

Age: 60
Director Since: 2021
Board Committees:
•
Audit and Fiance (Chair)

•
Corporate Governance & Nominating

Current Public Company Directorships:
•
Agios Pharmaceuticals (Nasdaq: AGIO)

•
Xilio Therapueticals (Nasdaq: XLO)

Mr. Clancy brings extensive financial and managerial experience in the biopharmaceutical and biotechnology industries to our Board of Directors with key insight into financial and strategic initiatives within our industry.

Exact Sciences 2022 Proxy Statement 9

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

PIERRE JACQUET
Current Class of Director: III Current Term Expiration: 2024
Pierre Jacquet is Vice Chairman, Global Healthcare Managing Director of L.E.K. Consulting. He has served in a variety of leadership roles for L.E.K., including the firm’s Global Leadership Team, the Americas management committee, and various partner operating committees since 2001. Mr. Jacquet has spent more than two decades focused on corporate strategy consulting, merger and acquisition advisory services, and value management, both domestically and internationally. A former physician, he worked with Arthur D. Little from 1998 to 2000 as a manager of its pharmaceutical practice and performed business development for Genzyme in 1997. During his medical career, he was a Fellow at the Washington Cancer Institute from 1993 to 1996, where he authored over 40 publications and presentations. Mr. Jacquet is currently a director of Mereo BioPharma Group plc (Nasdaq:MREO). Pierre has also served on the Advisory Board of Life Science Cares since 2017. Mr. Jacquet earned a Master of Business Administration from the Darden Graduate School at the University of Virginia in 1998, was awarded a Doctor of Medicine with high distinction in 1991, and a Doctor of Philosophy in biomedical sciences in 1996 from the University of Liège in Belgium.
Age: 55 Director Since: 2019 Board Committees: • Innovation, Technology & Pipeline (Chair) Current Public Company Directorships: • Mereo BioPharma Group plc (Nasadq: MEREO)

Mr. Jacquet brings to our Board of Directors extensive business and managerial experience in the healthcare industry and his service as a physician and fellow at an oncology focused medical institute provides valuable insight to our Board of Directors.

10 Exact Sciences 2022 Proxy Statement

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

DANIEL LEVANGIE
Current Class of Director: III Current Term Expiration: 2024
Daniel Levangie is an experienced executive and corporate director with senior operating experience in the field of medical devices and in vitro diagnostics. Mr. Levangie is co-founder and manager of ATON Partners, a private investment firm, and Chairman, President & CEO of CereVasc, LLC, an early-stage medical device company. From 2013 through January 2017, Mr. Levangie served as President of Insulet Drug Delivery Systems. From 2011 through 2013, Mr. Levangie was chief executive officer of Dune Medical Devices, Inc. and co-founder and managing partner of Constitution Medical Investors, Inc., a Boston-based private investment and product development firm acquired by Roche Diagnostics Corporation in 2013. Prior to the above, Mr. Levangie held a variety of executive management positions with Cytyc Corporation until the acquisition of Cytyc by Hologic, Inc. in 2007. These positions include executive vice president and chief operating officer, chief executive officer and president of Cytyc Health Corporation, executive vice president and chief commercial officer and president, Cytyc Surgical Products Division. Prior to joining Cytyc Corporation in 1992, Mr. Levangie held a number of sales, marketing and management positions with Abbott Laboratories, a diversified healthcare company. Mr. Levangie is currently a director of CereVasc, LLC, Renovia, Inc, Rapid Medical, Inc. and Renalytix, plc (Nasdaq:RNLX). He previously served as a director of Insulet Corporation, a medical device company (Nasdaq: PODD), Liposcience, Inc., a diagnostics company (formerly Nasdaq: LIPO), ev3, Inc., a medical device company, Dune Medical Devices and Hologic, Inc., a diagnostic, imaging systems and surgical products company (Nasdaq: HOLX). Mr. Levangie is a member of the Advisory Board of the Barnett Institute of Northeastern University and is a trustee of Excel Charter School, East Boston. Mr. Levangie earned a bachelor’s degree in pharmacy from Northeastern University.
Age: 71 Director Since: 2010 Board Committees: • Audit and Fiance • Human Capita Current Public Company Directorships: • Renalytix, plc (Nasdaq: RNLX)

Mr. Levangie brings a wealth of executive, managerial and leadership experience in the healthcare industry to our Board. He has significant board of director experience from his service on the boards of directors of numerous medical device and biotechnology companies.

Exact Sciences 2022 Proxy Statement 11

INFORMATION CONCERNING EXECUTIVE OFFICERS

INFORMATION CONCERNING EXECUTIVE OFFICERS
Set forth below is background information relating to our executive officers. Kevin Conroy is discussed above under Information Concerning Directors and Nominees for Director.
JEFFREY ELLIOTT
Position: Executive Vice President, Chief Financial Officer and Chief Operating Officer
Jeffrey Elliott, age 44, has served as our Chief Financial Officer since November 2016 and our Chief Operating Officer since 2021. Prior to his appointment as Chief Financial Officer, Mr. Elliott served as the Company’s Vice President, Business Development and Strategy, from June 2016 to November 2016. Prior to joining the Company, from 2007 to 2016, Mr. Elliott was with Robert W. Baird & Co., where from June 2012 to June 2016 he was a senior research analyst who covered diagnostics and life science tools companies. Earlier in his career, Mr. Elliott worked in a supply chain role for Walgreens and as a consultant at Cap Gemini Ernst & Young. Mr. Elliott earned a bachelor’s degree in business administration from the University of Illinois at Urbana-Champaign and an MBA from the University of Chicago Booth School of Business. Mr. Elliott is a CFA charterholder.

SARAH CONDELLA
Position: Executive Vice President, Human Resources
Sarah Condella, age 41, has served as our Executive Vice President, Human Resources since January 2021, and previously served in increasing roles of responsibility, including as Senior Vice President, Human Resources; Vice President; Senior Director; and Director, since joining Exact Sciences in 2012. Prior to joining Exact Sciences, Ms. Condella served as a Human Resources Manager at GE Healthcare and as a Manager and Project Director at the University of Wisconsin Survey Center. Ms. Condella currently serves on the board of the Madison Children’s Museum and the Wisconsin School of Business Dean’s Advisory Board. Ms. Condella earned a bachelor’s degree and an MBA from the University of Wisconsin-Madison.

12 Exact Sciences 2022 Proxy Statement

INFORMATION CONCERNING EXECUTIVE OFFICERS

D. SCOTT COWARD
Position: Executive Vice President, Chief Legal Officer and Secretary
D. Scott Coward, age 57, has served as our Chief Legal Officer since January 2022 and our Secretary since January 2015. Mr. Coward previously served as our General Counsel from 2015 until January 2022 and our Chief Administrative Officer from July 2018 to December 2021. He joined us from the global law firm K&L Gates LLP, where he practiced corporate and securities law and served as managing partner of the Raleigh, NC office. Prior to his tenure at K&L Gates, Mr. Coward served as General Counsel of Blue Rhino Corporation, a leading supplier of consumer propane-related products. Prior to Blue Rhino, Mr. Coward served as an Associate General Counsel at GE Medical Systems in Milwaukee, WI, and prior to that, as a partner at the Raleigh, NC law firm Smith Anderson Blount Dorsett Mitchell & Jernigan LLP. Mr. Coward earned a bachelor’s degree in business administration from the University of North Carolina—Chapel Hill and a JD from Columbia Law School.

EVERETT CUNNINGHAM
Position: Chief Commercial Officer
Everett Cunningham, age 55, has served as our Chief Commercial Officer since 2021. Prior to joining Exact Sciences, Mr. Cunningham served as served as President & CEO of GE Healthcare’s U.S. & Canada region from July 2019 to October 2021. Before joining GE, Mr. Cunningham served as the Senior Vice President, Commercial, at Quest Diagnostics, where he was responsible for global commercial sales, marketing, and commercial operations, from October 2012 to July 2019. Mr. Cunningham also served in numerous senior leadership roles at Pfizer, including Regional President, Established Products for Asia Pacific, Senior Director of Worldwide Learning and Development, Senior Director of Business Operations, Vice President Sales for U.S. Pharmaceuticals, and Vice President of Global Corporate Human Resources. Mr. Cunningham earned a bachelor’s degree in economics from Northwestern University.

JACOB ORVILLE
Position: General Manager, Pipeline
Jacob Orville, age 48, has served as our General Manager, Pipeline since November 2019 and served as Senior Vice President, Pipeline from February 2019 to November 2019. Mr. Orville previously served as general manager, Cardiometabolic & Endocrinology Franchise, Quest Diagnostics, Inc. from November 2017 to February 2018. Mr. Orville co-founded Cleveland HeartLab, Inc. in December 2008 and served as its chief executive officer from December 2008 to November 2017 when it was acquired by Quest Diagnostics. Earlier in his career Mr. Orville served in leadership and operational roles at NextGen Sciences, Inc. and Third Wave Technologies, Inc. Mr. Orville earned a bachelor’s degree from University of Massachusetts-Amherst and an MBA from the University of Wisconsin-Madison.

Exact Sciences 2022 Proxy Statement 13

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION
Board Independence
Our Board of Directors has determined that each of Paul Clancy, James Doyle, Pierre Jacquet, Daniel Levangie, Freda Lewis-Hall, Shacey Petrovic, Kathleen Sebelius, and Katherine Zanotti is an independent director within the meaning of the director independence standards of The NASDAQ Stock Market, Inc. (“NASDAQ”). Furthermore, our Board of Directors has determined that all of the members of our Audit and Finance Committee, Human Capital Committee, Corporate Governance and Nominating Committee and Innovation, Technology and Pipeline Committee are independent within the meaning of the director independence standards of NASDAQ and the rules of the SEC applicable to each such committee.
Executive Sessions of Independent Directors
Executive sessions of our independent directors are generally scheduled following each regularly scheduled meeting of our Board of Directors. Executive sessions are led by James Doyle, our lead independent director, who actively solicits other independent directors for agenda items in advance of such meetings. The independent directors utilize the executive sessions to discuss, among other items, corporate strategy and planning, including succession planning for our executive officers.
Board Qualifications
Our Corporate Governance and Nominating Committee is responsible for identifying the appropriate qualifications, skills and characteristics desired of members of our Board of Directors in the context of the needs of the business and the current composition and needs of our Board of Directors.
Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to our business and strategic direction, concern for long-term shareholder interests, personal integrity and sound business judgment. Our Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our shareholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. When filling positions for Board membership, including through retained searches by third party search firms, we are committed to actively seeking qualified candidates with a broad range of experience, viewpoints, professions, skills, geographic representations and backgrounds as well as diversity of race, ethnicity, gender, age and culture. All director candidates must have time available to devote to the activities of our Board of Directors. Our Corporate Governance and Nominating Committee also considers the independence of director candidates, including the appearance of any conflict in serving as a director. Director candidates who do not meet all of these criteria may still be considered for nomination to our Board of Directors if our Corporate Governance and Nominating Committee believes that the candidate will make an exceptional contribution to us and our shareholders.
Board Leadership Structure
Currently, Mr. Conroy serves as both the Chairman of our Board of Directors and the Chief Executive Officer of the Company and Mr. Doyle serves as the Company’s Lead Independent Director. Our by-laws permit these positions to be held by the same person, and our Board of Directors believes that it is in the best interests of the Company to retain flexibility in determining whether to separate or combine the roles of Chairman and Chief Executive Officer based on our circumstances. While our Board of Directors does not have a formal policy regarding the separation of the roles of Chairman and Chief Executive Officer, our Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of senior management, a highly engaged Board of Directors, and the right balance between (i) effective independent oversight of the Company’s business, (ii) our Board of Directors’ activities and (iii) consistent corporate leadership. On at least an annual basis, our Corporate Governance and Nominating Committee reviews our corporate leadership structure. As part of its most recent such assessment, the Corporate Governance and Nominating Committee gave thorough consideration to a number of factors, including, but not limited to, the pros and cons of alternative leadership structures given the Company’s current operating and governance environment, investor feedback and the dynamics of our Board of Directors.
Based upon these considerations and the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors determined to maintain our Board of Directors’ current leadership structure with Mr. Conroy serving as both the Chairman of our Board of Directors and the Chief Executive Officer of the Company. The Board of Directors based this determination on (1) Mr. Conroy’s extensive experience in and knowledge of the Company, the molecular diagnostics industry and the regulatory environment, (2) the highly effective bridge Mr. Conroy’s service provides between our Board of Directors and the Company’s management, (3) Mr. Conroy’s continued leadership and vision necessary to lead our Board of Directors and the Company through its challenging industry and macroeconomic environments, (4) Mr. Conroy’s investor-focused perspective and (5) the effective independent leadership provided on the Board of Directors by our Lead Independent Director and other independent directors as well as our standing committees which are all comprised entirely of independent directors.
Pursuant to our Corporate Governance Guidelines, at any time that the Company does not have an independent chairman of the Board of Directors, the Board of Directors appoints an independent director to serve as Lead Independent Director. The Lead Independent Director is elected to serve a one-year term commencing upon the adjournment of the annual meeting of shareholders until the adjournment of the following year’s annual meeting of shareholders. Our Corporate Governance Guidelines empower our Lead Independent Director with well-defined duties that are further summarized below. In addition, our Board of Directors—which currently is comprised of 89% independent directors—exercises a strong, independent oversight function which enhances the accountability of the senior management team to our Board of Directors and provides for robust and impartial leadership
14 Exact Sciences 2022 Proxy Statement

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

and a unified voice that is accountable to our shareholders. This oversight function is enhanced by the fact that our Audit and Finance, Compensation and Management Development, Corporate Governance and Nominating and Innovation, Technology and Pipeline Committees are comprised entirely of independent directors. Further, our Board of Directors meetings include regular executive sessions of the independent directors and an annual evaluation of our CEO’s performance against pre-determined goals. Our Board of Directors can and will change its leadership structure if our Board of Directors determines that doing so is in the best interest of the Company and its shareholders.
Lead Independent Director Duties

»
Counsel the CEO on issues of interest and/or concern to the independent directors

»
Coordinate, develop the agenda for and chair executive sessions of the Board’s independent directors

»
Act as principal liaison between the independent directors and the CEO on sensitive issues

»
Lead the annual CEO review process and meet with the CEO to discuss such evaluation

»
Review recommendations for retention of consultants who report directly to the Board

»
Provide the Board’s chair with input as to the preparation of the agenda for Board meetings

»
Advise the Board’s chair as to the quantity, quality and timeliness of the flow of information from management to the independent directors

Corporate Governance Guidelines
Our Board of Directors has approved, upon the recommendation of the Corporate Governance and Nominating Committee, a set of Corporate Governance Guidelines under which our Board of Directors and its committees operate. Our Corporate Governance Guidelines assist the Board and its committees in the exercise of their responsibilities and establish a common set of expectations and guidelines in order to provide a strong and robust governance framework for the Company. Among other topics, our Corporate Governance Guidelines address the following matters:

»
Board Evaluation: Our Board of Directors annually conducts a confidential performance evaluation to determine whether it and its committees are functioning adequately and effectively. As part of this evaluation, each director completes a written self-assessment questionnaire with a variety of questions designed to gather suggestions for improving the effectiveness of the Board of Directors and its committees and to solicit feedback on a range of issues, including Board composition, Board dynamics, the Board’s relationship with senior management, Board agendas and meetings, Board processes and Board committees.

»
Limitation on Other Board Service: Carrying out the duties and fulfilling the responsibilities as a member of our Board of Directors requires a significant commitment of an individual’s time and attention. Accordingly, the Company’s Corporate Governance Guidelines provide (1) no director who serves as the chief executive officer of, or occupies an equivalent position at, any public company (including the Company) should serve on the boards of directors of more than three public companies (including the Company), (2) no other director should serve on the boards of directors of more than five public companies (including the Company), and (3) no member of the Audit and Finance Committee should serve simultaneously on the audit committees of more than three public companies (including the Company), in each case unless the Board determines that such service would not impair the ability of such director to effectively serve on the Board or the Audit and Finance Committee, as applicable. Directors must notify the Chair of the Corporate Governance and Nomination Committee in connection with accepting a seat on the board of directors of another business corporation so that the potential for conflicts or other factors compromising the director’s ability to perform his or her duties may be fully assessed.

»
Board and Committee Meeting Attendance: Each member of the Board is expected to make reasonable efforts to attend regularly scheduled meetings of the Board and to participate in telephone conference meetings or other special meetings of the Board. Attendance and participation at meetings is an important component of the directors’ duties and, as such, attendance rates are taken into account by the Corporate Governance and Nominating Committee in connection with assessments of director candidates for re-nomination as directors.

»
Director Orientation and Continuing Education: Our Corporate Governance and Nominating Committee has developed an orientation program designed to familiarize new directors with our business and strategic plans, key policies and practices, principal officers and management structure, auditing and compliance processes and our Code of Business Conduct and Ethics. In addition, our Board committees monitor the continuing education needs of their members and recommend action to the Board where appropriate. Further, our executive officers are responsible for periodically providing materials or briefing sessions for continuing directors to assist them in discharging their duties.

»
Director Access to Management and Advisors: Directors have complete access to senior members of our management. Our Board of Directors and each of its committees is authorized to request that any Company officer or employee, outside legal counsel, independent auditor or other professional retained by the Company to render advice to the Company, attend any meeting of the Board or such committee, or otherwise meet with members of or advisors to the Board of Directors. Our Board of Directors and each committee is authorized to engage legal, accounting or other advisors to provide it with advice and information in connection with carrying out its or their responsibilities.

Management Succession Planning
Our Board of Directors recognizes that one of its most important duties is to ensure continuity in the Company’s senior leadership positions by overseeing the development of executive talent and planning for the succession of our senior management, including our Chief Executive Officer.
Our Corporate Governance and Nominating Committee and Human Capital Committee review and oversee the development and implementation of senior management succession plans. These committees periodically report to the Board of Directors on (i) such management succession plans, including recommendations and evaluations of potential successors to the Chief Executive Officer and other members of senior management and (ii) any development plans for then-current members of senior management.
Exact Sciences 2022 Proxy Statement 15

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

Shareholder Engagement
We believe effective corporate governance requires regular, constructive and thoughtful engagement with our shareholders on a number of topics, including operating performance, corporate governance, long-term strategy, executive compensation, corporate social responsibility and governance-related issues. Our Board of Directors, CEO and senior management team play a central role in our shareholder engagement strategy and we regularly engage shareholders throughout the year and consider their input. In addition, our Human Capital Committee is charged with monitoring and evaluating the Company’s engagement with stockholders to solicit feedback on the Company’s compensation philosophy, structure, programs, practices and policies.
We solicit ongoing feedback from major shareholders and strive for continued and robust shareholder engagement throughout the year. Our Board of Directors welcomes feedback on its corporate governance and executive compensation practices and policies and believes that continued engagement with shareholders will further align the long-term interests of our Board of Directors, the Company, its management and its shareholders.
As set forth in our Corporate Governance Guidelines, a copy of which is available at www.exactsciences.com, security holders who wish to communicate directly with our Board of Directors, the independent directors of our Board of Directors or any individual member of our Board of Directors may do so by sending such communication by certified mail addressed to the Chairman of our Board of Directors, as a representative of the entire Board of Directors, the Lead Independent Director, as a representative of the independent directors of our Board of Directors, or to the individual director or directors, in each case, c/o Secretary, Exact Sciences Corporation, 5505 Endeavor Lane, Madison, Wisconsin 53719. The Secretary reviews any such security holder communication and forwards relevant communications to the addressee.
Policies Regarding Director Nominations
Our Board of Directors has adopted a policy concerning director nominations, a copy of which is available at www.exactsciences.com. Set forth below is a summary of certain provisions of this policy.
Process for Identifying and Evaluating Director Nominees
Our Board of Directors is responsible for selecting nominees for election to our Board of Directors by our shareholders. Our Board of Directors delegates the selection process to our Corporate Governance and Nominating Committee, with the expectation that other members of our Board of Directors, and of management, may be requested to take part in the process as appropriate. Generally, our Corporate Governance and Nominating Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by other directors or shareholders or through such other methods as our Corporate Governance and Nominating Committee deems appropriate. When filling positions for Board membership, including through retained searches by third party search firms, we are committed to actively seeking qualified candidates with a broad range of experience, viewpoints, professions, skills, geographic representations and backgrounds, as well as diversity of race, ethnicity, gender, age and culture. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. Once candidates have been identified, our Corporate Governance and Nominating Committee confirms that the candidates meet the qualifications for director nominees established by our Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that our Corporate Governance and Nominating Committee deems to be helpful in the evaluation process. Our Corporate Governance and Nominating Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, our Corporate Governance and Nominating Committee recommends candidates for our Board of Directors’ approval as nominees for election to our Board of Directors. Our Corporate Governance and Nominating Committee also recommends candidates for our Board of Directors’ appointments to the standing committees of our Board of Directors.
Procedures for Recommendation of Director Nominees by Shareholders
The policy of our Corporate Governance and Nominating Committee is to consider properly submitted shareholder recommendations for director candidates. To submit a recommendation to our Corporate Governance and Nominating Committee for director nominee candidates, a shareholder must make such recommendation in writing and include:
»
the name and address of the shareholder making the recommendation, as they appear on our books and records, and of such record holder’s beneficial owner, if any;

»
the class and number of shares of our equity that are owned beneficially and held of record by such shareholder and such beneficial owner including all “synthetic equity instruments” (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;

»
a description of the material terms of any agreements, arrangements or understandings (whether or not in writing) entered into between such shareholder or such beneficial owner and any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class of our equity;

»
the following information regarding the director nominee:

»
the name, age, business address and residence address of such person;

»
the principal occupation or employment of such person; and

»
the class and number of shares of our equity that are, directly or indirectly, owned beneficially or held of record by such person or any of its affiliates or associates including all “synthetic equity instruments” (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;

»
certain representations and agreements of such director nominee as set forth in detail in our by-laws;

16 Exact Sciences 2022 Proxy Statement

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

»
why such recommended candidate meets our criteria and would be able to fulfill the duties of a director;

»
how the recommended candidate meets applicable independence requirements established by the SEC and Nasdaq;

»
a representation that the shareholder giving the notice of recommendation intends to appear in person or by proxy at the applicable meeting of shareholders to nominate the persons named in its notice of recommendation; and

»
all other information relating to the recommended candidate and the recommending shareholder that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act or our by-laws, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by our Board of Directors and elected.

Recommendations must be sent to the Chair of our Corporate Governance and Nominating Committee, c/o Secretary, Exact Sciences Corporation, 5505 Endeavor Lane, Madison, Wisconsin 53719. The Secretary must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that with respect to a special meeting of shareholders called by us for the purpose of electing directors to our Board of Directors, the Secretary must receive any such recommendation not earlier than the 90th day prior to such special meeting nor later than the later of (1) the close of business on the 60th day prior to such special meeting or (2) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. We will promptly forward any such nominations to our Corporate Governance and Nominating Committee. Once our Corporate Governance and Nominating Committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to our Board of Directors.
Policy Governing Director Attendance at Annual Meetings of Shareholders
Our policy is to schedule a regular meeting of our Board of Directors on the same date as our annual meeting of shareholders and, accordingly, directors are encouraged to be present at such shareholder meetings. The Chairman of our Board of Directors and the Chair of our Corporate Governance and Nominating Committee joined our 2021 Annual Meeting.
Proxy Access Shareholder Nominations to the Board of Directors
Under our by-laws, eligible shareholders may also nominate persons for our Board of Directors for inclusion in our Proxy Statement. This is commonly known as “proxy access.” A shareholder, or a group of up to 20 shareholders, owning at least three percent of our outstanding common stock continuously for at least three years, may nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or twenty percent of the Board, subject to certain limitations and provided that the shareholders and the nominees satisfy the requirements specified in our by-laws.
Code of Business Conduct and Ethics
We have in place a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our directors, officers and employees. The Code of Ethics is designed to deter wrongdoing and promote:
»
honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

»
full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications that we make;

»
compliance with applicable governmental laws, rules and regulations;

»
the prompt internal reporting of violations of the Code of Ethics to an appropriate person identified in the Code of Ethics;

»
accountability for adherence to the Code of Ethics; and

»
anonymous reporting of violations of the Code of Ethics via reporting mechanisms approved by our Audit and Finance Committee.

A current copy of the Code of Ethics is available at www.exactsciences.com. A copy may also be obtained, free of charge, from us upon a request directed to Exact Sciences Corporation, 5505 Endeavor Lane, Madison, Wisconsin 53719, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the Code of Ethics by posting such information on our website available at www.exactsciences.com and/or in our public filings with the SEC.
Additional Governance Matters—Corporate Sustainability and Human Capital
Corporate sustainability is consistent with and supports our mission to empower patients with the most effective methods of cancer detection and treatment guidance to eradicate the disease and save lives. We believe that to serve patients well, it is important to also act responsibly in our relationships with our employees, our communities and the environment. We are committed to: (1) investing in our human capital; (2) conducting our business with the highest professional and ethical standards; (3) quality and the continuing effectiveness of our quality management system; (4) making it easy and affordable to complete our tests; and (5) working safely and being environmentally responsible. You can find more details about our environmental, social, and governance efforts in our 2021 ESG report, which we expect to publish in the Corporate Governance and Sustainability section of our Investor Relations website in early May 2022.
Exact Sciences 2022 Proxy Statement 17

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

Diversity and Inclusion
We believe diversity in thought, experience, perspective, and background within our team is necessary to support our core value of innovation. We are firmly committed to providing equal opportunity in all aspects of employment and will not discriminate in any employment decision because of a person’s race, color, sex, religion, national origin, age, disability, sexual orientation, gender identity, genetic information, veteran status, or any other basis prohibited by applicable law.
Our Executive Vice President of Human Resources is part of the executive leadership team and has direct responsibility for our diversity and inclusion program. We track and monitor workforce diversity data to ensure we are fulfilling our diversity and inclusion aspiration—to be known as a great place to work for all. Thanks, in part, to our competitive benefits and the positive results of our diversity and inclusion program, women make up approximately 54% of total employees (full-time and part-time), and 49% of management positions. In addition, we have been awarded with a Great Place to Work® CertificationTM in 2021, Fortune’s Best Workplaces in Health Care & BiopharmaTM in 2021, and Fortune’s Best Workplaces for MillennialsTM in 2021. We were also recognized as one of Glassdoor’s Best Places to Work for 2022. As discussed earlier under the heading “Process for Identifying and Evaluating Director Nominees”, our board of directors has adopted policies and processes to encourage diversity among its members. As a result, our nine-person board of directors now includes four female members, one of whom is African American, to support diversity of opinion and perspective at the board level.
Compensation and Benefits
Attracting the best talent starts with offering industry-leading compensation and benefits. We want our compensation and benefits to give our employees a sense of ownership in our company, and pride and determination to achieve our mission. To help our employees achieve financial well being and share in the success they create, we offer competitive base pay, a company-sponsored 401(k) plan with employer matching, retirement planning resources, employee stock purchase plan opportunities, stock awards upon hire and annually thereafter, and annual cash bonus programs. To help our employees get and stay healthy, we offer generous health benefits, including among others, medical, dental, and vision care coverage for employees and their dependents; family formation benefits (such as adoption assistance, (in)fertility treatments, etc.), life, disability, and accident insurance and critical illness benefits; and health care and dependent care flexible spending account programs and employer contributions to health savings accounts (for specific medical plans). We want our employees to take the time they need to re-energize and focus on what matters most, so we offer a parental leave program and ample time away benefits (vacation, sick, holidays, volunteer time, voting time, and other leaves). To foster a culture of care and compassion, we offer an employee assistance program with employer-paid counseling coverage for employee and household members, charitable donation matches, commuter benefits, family care assistance, wellness programs, including fitness and mental health/well being, and more.
Training and Development
We invest significant resources to develop the talent needed to achieve long-term success. We have implemented a comprehensive employee training program that includes all full-time, part-time, and temporary employees. Senior leadership, in conjunction with Human Resources, is responsible for ensuring that all staff, including contractors and consultants, have the appropriate education, training, competency, and credentials.
We create opportunities for personal growth, professional growth, and career mobility for all employees. We have invested in developmental capabilities to meet our employees at any stage of their career and help them grow, including facilitated workshops, podcasts, eLearning modules, individual development plans, mentoring, and coaching. We also have a variety of tools to facilitate developmental feedback. In 2021, we launched a mentoring program to support the growth and development journeys of our employees, increase talent retention, enhance our inclusive culture, and increase partnership and collaboration across the business. We also hosted our first leadership summit in 2021, bringing leaders across the Company together for two and a half days of dedicated development and enrichment activities. Thanks, in large part, to our training and development investments, we were able to fill 33% of our open positions with internal candidates in 2021.
Climate Initiatives and Environmental Impact
We recognize the science supporting the need for climate change and understand all companies must play a role in creating a better, more sustainable planet. We are committed to operating our businesses and facilities and producing our products in a manner that respects and protects human health and the environment. Our Environmental Policy is embedded in our Code of Business Conduct and Ethics and applies to all of our global locations.
We have dedicated resources to establish and implement environmental programs and policies across our business units and functions. We require all operations to maintain compliance with national, regional, and local regulations relating to the environment, such as those affecting air emissions, water purity, and waste disposal. We established consolidated energy and water usage data management and reporting last year, and plan to use 2021 as our baseline for ongoing progress measurement. We are actively working to establish consolidated waste data and reporting and plan to use 2022 as our baseline measurement year. We have made significant investments in energy efficiency, recycling, and water conservation programs to decrease our impact on the environment.
18 Exact Sciences 2022 Proxy Statement

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

Our Board of Directors and its Committees
Board of Directors
Our by-laws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of our Board and that our Board has the authority to increase the number of directors, fill any vacancies on our Board and to decrease the number of directors to eliminate any vacancies. The number of directors currently fixed by our Board of Directors is nine.
Our Board of Directors is classified into three separate classes (Classes I, II and III), with one class of directors nominated for election each year. Our Board of Directors believes the classification of the Board is important to our philosophy of managing and promoting the Company’s long-term growth. Given the highly competitive nature of our business and the complexity and evolution of the life sciences industry more broadly, it can take several years to gain a robust understanding of our business and strategy, the Company’s organization and structure, our products and our industry. Electing directors to a three year term is intended to promote continuity and stability of strategy and business direction for the long-term interests and expectations of our shareholders and other stakeholders.
Our Board of Directors met nine times during the year ended December 31, 2021. All directors attended at least 75% of the aggregate of all meetings of our Board of Directors and all committees of our Board of Directors on which he or she served during 2021.
Committees
Our Board of Directors has the following standing committees: Audit and Finance; Corporate Governance and Nominating; Human Capital; and Innovation, Technology and Pipeline. Our Board of Directors and each standing committee retains the authority to engage its own advisors and consultants. Each standing committee has a charter that has been approved by our Board of Directors. A copy of each committee charter is available at www.exactsciences.com. Each committee reviews the appropriateness of its charter annually or at such other intervals as each committee determines.
The following table sets forth the current members of each standing committee of our Board:
NAME	AUDIT AND FINANCE	CORPORATE GOVERNANCE AND NOMINATING	HUMAN CAPITAL	INNOVATION, TECHNOLOGY AND PIPELINE
Paul Clancy
James Doyle
Pierre Jacquet
Daniel Levangie
Freda Lewis-Hall
Shacey Petrovic
Kathleen Sebelius
Katherine Zanotti

  Chair      Member
Exact Sciences 2022 Proxy Statement 19

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

The following summarizes the membership of each committee, as well as the primary roles and responsibilities of each committee and the number of times each committee met in 2021.
AUDIT AND FINANCE COMMITTEE	NUMBER OF MEETINGS IN 2021: 11
MEMBERS	AMONG OTHER THINGS, OUR AUDIT AND FINANCE COMMITTEE:
» Mr. Clancy (Chair) » Mr. Levangie » Ms. Sebelius
»
Maintains responsibility for assisting our Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information.

»
Reviews, monitors and reports to our Board of Directors on the adequacy of the Company’s financial reporting process and system of internal controls over financial reporting.

»
Selects, evaluates and replaces the independent auditor and serves as ultimate authority to which independent auditors are accountable.

»
Oversees the Company’s internal audit department, including the appointment, replacement or dismissal of the director of internal audit and the internal audit department’s activities, including all issued internal audit reports, major findings and updates on remediation of past findings.

»
In consultation with management, periodically reviews the adequacy of the Company’s disclosure controls and procedures and approves any significant changes thereto.

»
Advises and consults with management concerning plans and objectives for the Company’s capitalization, including the structure and amount of debt and equity required to meet the Company’s financing needs.

»
Reviews and evaluates significant capital expenditures, mergers, acquisitions, divestitures, joint ventures and other significant transactions.

»
Regularly discusses with management, Company legal counsel and the internal audit department the Company’s major risk exposures, their potential financial impact on the Company, and the steps taken to monitor and control those risks, and reviews with management annually a summary of legal and regulatory compliance matters and risk management activities.

»
Provides the Audit and Finance Committee report for inclusion in our proxy statement for our annual meeting of shareholders.

»
Recommends, establishes and monitors procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

Our Board of Directors has determined that each member of our Audit and Finance Committee is independent within the meaning of the NASDAQ director independence standards and applicable rules of the SEC for audit committee members. Our Board of Directors has also determined that Mr. Clancy and Mr. Levangie each qualify as an “audit committee financial expert” under the rules of the SEC.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE	NUMBER OF MEETINGS IN 2021: 3
MEMBERS » Ms. Petrovic (Chair) » Mr. Clancy » Mr. Doyle » Ms. Sebelius
AMONG OTHER THINGS, OUR CORPORATE GOVERNANCE AND NOMINATING COMMITTEE:
»
Recommends to our Board of Directors persons to serve as members of our Board of Directors and as members of and chairs for the committees of our Board of Directors.

»
Considers the recommendations of candidates to serve as directors submitted from our shareholders.

»
Assists our Board of Directors in evaluating the performance of our Board of Directors and our Board committees.

»
Advises our Board of Directors regarding the appropriate board leadership structure for the Company.

»
Reviews and makes recommendations to our Board of Directors on corporate governance matters.

»
Reviews the Company’s principles, programs and practices on sustainability topics, including environmental and social affairs.

»
Reviews the size and composition of our Board of Directors and recommends to our Board of Directors any changes it deems advisable.

Our Board of Directors has determined that each member of our Corporate Governance and Nominating Committee is an independent director within the meaning of the NASDAQ director independence standards and applicable rules of the SEC.
20 Exact Sciences 2022 Proxy Statement

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

HUMAN CAPITAL COMMITTEE	NUMBER OF MEETINGS IN 2021: 6
MEMBERS » Ms. Zanotti (Chair) » Mr. Doyle » Mr. Levangie » Dr. Lewis-Hall
AMONG OTHER THINGS, OUR HUMAN CAPITAL COMMITTEE:
»
Discharges the responsibilities of our Board of Directors relating to the compensation of our executive officers.

»
Evaluates and recommends to our Board of Directors appropriate compensation for the Company’s independent directors.

»
Oversees the Company’s procedures for consideration and determination of executive and director compensation.

»
Reviews and approves all executive compensation.

»
Administers and implements the Company’s incentive compensation plans and equity-based plans.

»
Reviews, monitors and oversees the Company’s employee benefit plans.

»
Oversees succession planning for executive management and reviews the performance, potential, development and retention of current and future executive management and the organizational capability to meet short- and long-term strategic objectives.

»
Reviews and recommends the Compensation Discussion & Analysis for inclusion in our proxy statement for our annual meeting of shareholders.

»
Provides our Human Capital Committee Report for inclusion in our proxy statement for our annual meeting of shareholders.

Each member of our Human Capital Committee is a non-employee director as defined in Rule 16b-3 of the Exchange Act. Our Board of Directors has determined that each member of our Human Capital Committee is also an independent director within the meaning of NASDAQ’s director independence standards and applicable SEC rules.
INNOVATION, TECHNOLOGY AND PIPELINE COMMITTEE	NUMBER OF MEETINGS IN 2021: 4
MEMBERS » Mr. Jacquet (Chair) » Dr. Lewis-Hall » Ms. Sebelius
AMONG OTHER THINGS, OUR INNOVATION, TECHNOLOGY AND PIPELINE COMMITTEE:
»
Interacts with management and external advisors to develop insights and recommendations regarding the Company’s approach to pipeline development and technical and commercial innovation, including:

»
Maintaining alignment between strategic commercial objectives and the Company’s product development pipeline;

»
Assisting management in identification, evaluation and oversight of appropriate pipeline, technology and product development investments;

»
Working with management to prioritize medical and clinical technology needs that can effectively be addressed by the Company;

»
Development, oversight and review of key product development and other technical personnel; and

»
Assessment of new and existing intellectual property assets and risks.

»
Supports the recruitment and development of, and interaction with, the Company’s scientific advisory board.

»
Provides an early assessment of, and acts as a sounding board to management with regard to, merger and acquisition opportunities that would expand the Company’s pipeline or product/service offerings.

»
Provides feedback and input regarding the Company’s development of innovative new business models, strategies and tactics.

Our Board of Directors has determined that each member of our Innovation, Technology and Pipeline Committee is an independent director within the meaning of the NASDAQ director independence standards and applicable rules of the SEC.

Human Capital Committee Interlocks and Insider Participation
James Doyle, Daniel Levangie, Freda Lewis-Hall and Katherine Zanotti served on our Human Capital Committee in 2021. None of the directors who served on our Human Capital Committee in 2021 has ever served as one of our employees or officers. During 2021, none of our executive officers served as a director or member of a compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board of Directors or Human Capital Committee.
Exact Sciences 2022 Proxy Statement 21

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

Role of our Board of Directors in Risk Oversight
Our Board of Directors administers its risk oversight function directly and through our Audit and Finance Committee and our Human Capital Committee. Our Audit and Finance Committee reviews and evaluates the processes utilized by management to identify and assess the material internal and external risks that may affect the Company’s business, including without limitation, operational, product quality and safety, legal and regulatory compliance, litigation, and information security. Our Audit and Finance Committee regularly discusses with management, Company legal counsel and the internal audit department the Company’s major risk exposures, their potential financial impact on the Company, and the steps taken to monitor and control those risks and reviews with management annually a summary of legal and regulatory compliance matters and risk management activities, including an insurance review, a review of management’s precautionary plans for disaster protection, and a review of the Company’s policies and procedures with respect to cybersecurity threats and related issues. Additionally, our Audit and Finance Committee oversees the process by which the Board is informed regarding the risks facing the Company and coordinates with the Company’s legal counsel to ensure the Board receives regular risk assessment updates from management. Our Audit and Finance Committee also reviews regulatory investigations (including findings thereof) as well as any alleged significant violations of laws, regulations or Company policies, including the Company’s Code of Business Conduct and Ethics and the Company’s Code of Conduct on Interaction with Health Care Professionals, and reports such findings to the Board as needed. Our Human Capital Committee, together with management, has reviewed the Company’s compensation policies and practices and concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Cybersecurity and Data Protection Risk Management

Protecting the privacy of our patients’ and employees’ information and the security of our systems and networks has long been and will continue to be a priority for Exact Sciences and our Board of Directors. We have technical, administrative and physical safeguards in place to help protect against unauthorized access to, use or disclosure of patient and employee information and data we collect and store. In addition, our comprehensive information security program includes, among other aspects, vulnerability management, antivirus and malware protection, file integrity monitoring, encryption and access control.

Consistent with our Board of Directors’ risk management and oversight structure, our Audit and Finance Committee has primary responsibility for overseeing our risk management practices, programs, policies and procedures related to data privacy, data protection and network security. Management provides our Audit and Finance Committee and our Board of Directors with updates about cybersecurity practices, programs, policies and procedures and the status of projects designed to strengthen internal cybersecurity and data protection. Our Board of Directors and our Audit and Finance Committee also discuss potential cybersecurity and data protection threats.

Director Compensation
Compensation Policy for Non-Employee Directors
We maintain a compensation policy for our non-employee directors (the “Director Compensation Policy”) that is intended to enable us to attract and retain, on a longer-term basis, high-qualified non-employee directors. The Director Compensation Policy is supported by an annual benchmarking exercise conducted by Radford, an Aon Consulting Company (“Radford”), the Company’s independent executive compensation consultant, which positions the cash and equity compensation paid to our non-employee directors at the market median of a peer group that is reviewed annually. For information regarding the peer group, which is the same peer group used in connection with the determination of executive compensation, see “Compensation and Other Information Concerning Named Executive Officers” beginning on page 30.
Under the Director Compensation Policy adopted in January 2022, each non-employee director who continues to serve as a director following an annual shareholders meeting is entitled to be paid an annual cash retainer as follows:
BOARD MEMBER COMPENSATION	ANNUAL RETAINER ($)
Lead Independent Director	90,000
Director	60,000
COMMITTEE CHAIR COMPENSATION	ANNUAL RETAINER ($)
Audit and Finance Committee	25,000
Human Capital Committee	20,000
Corporate Governance and Nominating Committee	15,000
Innovation, Technology & Pipeline Committee	13,000
COMMITTEE MEMBER COMPENSATION	ANNUAL RETAINER ($)
Audit and Finance Committee	12,500
Human Capital Committee	10,000
Corporate Governance and Nominating Committee	6,500
Innovation, Technology & Pipeline Committee	6,500
In lieu of cash, each non-employee director may elect to receive shares of Company common stock having an equivalent dollar value.
In addition, members of our Innovation, Technology & Pipeline Committee receive an additional cash payment of $5,000 per full-day, on-site, special working meeting (of which it is anticipated that two such meetings per year will take place).
22 Exact Sciences 2022 Proxy Statement

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

Under the Director Compensation Policy, on the date of each annual shareholders meeting, each non-employee director who is continuing to serve as a director following such meeting is also granted restricted stock or deferred stock units having a value of $250,000 with the number of shares of restricted stock or deferred stock units to be issued being determined based on the closing price of the Company’s common stock on the grant date. In addition, if the Board chair is independent and such Board chair will continue as Board chair following the date of the annual meeting, such Board chair will be granted an additional annual restricted stock or deferred stock unit award having a value of $15,000. These annual equity grants are scheduled to vest upon the earlier of the first anniversary of the grant date or the date of the next annual shareholders meeting; provided upon the death of a director, such director’s awards vest in full; upon a director’s ceasing to serve for any other reason, such director’s awards vest pro rata based on the number of days since the grant date; and upon a change of control, all awards vest in full.
Under the Director Compensation Policy, if a director is elected or appointed to our Board of Directors other than on the date of the Company’s annual meeting of shareholders, such director’s annual cash and equity compensation as described above, for the period between the date of such election or appointment and the date of the Company’s next annual meeting of shareholders, will be granted in a pro rata amount on the date of such annual meeting to reflect the date of such director’s election or appointment and the date of the Company’s following annual meeting of shareholders. The number of shares of restricted stock or deferred stock units to be issued to the director based on the foregoing pro rata compensation is determined based on the closing price of the Company’s common stock on the date of such director’s appointment, and such shares of restricted stock or deferred stock units are fully vested upon grant.
Upon his or her initial election to our Board of Directors, a new director receives shares of restricted stock or deferred stock units having a value equal to $375,000 based on the closing sale price of our common stock on the date of grant. Such shares of restricted stock or deferred stock units vest in three equal annual installments.
The Exact Sciences Corporation 2019 Omnibus Long-Term Incentive Plan (the “2019 Plan”) establishes limits on the awards issuable to our non-employee directors. Under the 2019 Plan, the maximum value of all awards granted to a non-employee director, taken together with all cash fees paid to such non-employee director under any other equity compensation plan of the Company or an affiliate in a given calendar year, may not exceed $600,000 (calculating the value of any equity compensation plan awards based on the grant date fair market value for financial reporting purposes). However, awards granted to non-employee directors upon their initial election to the Board of Directors or the board of directors of an affiliate will not be counted towards this limit, and certain other limited exceptions may apply.
The foregoing compensation is in addition to reimbursement of all out-of-pocket expenses incurred by directors in attending meetings of our Board of Directors.
Stock Ownership Guidelines
As described below under “Compensation Discussion and Analysis,” we maintain Stock Ownership Guidelines to encourage ownership of the Company’s common stock by our directors and executive officers, to further align their interests with the long-term interests of our shareholders and to further promote the Company’s commitment to sound corporate governance. Under the policy as in effect prior to April 2022 directors were required to retain a number of shares with a Stock Value (as such term is defined in the guidelines) equal to or greater than 3 times the Annual Retainer (as such term is defined in the guidelines). In April 2022, the Board modified the Company’s Stock Ownership Guidelines to increase the requirement for directors from 3 to 5 times the Annual Retainer.
Non-Employee Director Compensation in 2021
The following table provides compensation information for the one-year period ended December 31, 2021 for each non-employee member of our Board of Directors. No member of our Board employed by us receives separate compensation for services rendered as a member of our Board.
NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Paul Clancy	105,658(2)	321,178(3)	—	426,835
James Doyle	106,500	249,987	—	356,487
Pierre Jacquet	—(4)	323,082	—	323,082
Daniel Levangie	—(4)	332,529	—	332,529
Freda Lewis-Hall	76,500	249,987	—	326,487
Shacey Petrovic	73,000	249,987	—	322,987
Kathleen Sebelius	—(4)	335,513	—	335,513
Katherine Zanotti	80,000(5)	249,987	—	329,987

(1)
The amounts shown in this column indicate the grant date fair value of stock or option awards, respectively, computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K for 2021. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the directors.

Exact Sciences 2022 Proxy Statement 23

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

As of December 31, 2021, the non-employee members of our Board of Directors held unexercised stock options and unvested shares of restricted stock, RSUs and deferred stock units as follows:
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS	UNVESTED SHARES OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS
Paul Clancy	—	4,940
James Doyle	18,477	2,011
Pierre Jacquet	—	3,088
Daniel Levangie	—	2,011
Freda Lewis-Hall	—	5,387
Shacey Petrovic	—	4,536
Kathleen Sebelius	—	3,417
Katherine Zanotti	4,608	2,011

(2)
Includes $20,658 in cash fees earned for the period between the date of Mr. Clancy’s appointment to the Board of Directors and the 2021 Annual Meeting of Shareholders, paid in accordance with the Director Compensation Policy.

(3)
Includes $71,190 in equity compensation earned for the period between the date of Mr. Clancy’s appointment to the Board of Directors and the 2021 Annual Meeting of Shareholders, paid in accordance with the Director Compensation Policy.

(4)
Per the election of the director and in accordance with the Director Compensation Policy, 100% of the annual cash retainer was paid in shares of Company common stock having an equivalent dollar value.

(5)
Ms. Zanotti elected to defer payment of 100% of this amount pursuant to the Company’s Executive Deferred Compensation Plan.

24 Exact Sciences 2022 Proxy Statement

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
WHAT YOU ARE VOTING ON:
We are asking our shareholders to ratify the appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for 2022.
The Audit and Finance Committee of the Board of Directors has appointed PricewaterhouseCoopers (“PWC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022. We are presenting this selection to our shareholders for ratification at the annual meeting.
A representative of PWC is expected to be present at the 2022 Annual Meeting. In addition to having the opportunity to make a statement, the PWC representative will be available to respond to any appropriate questions.
Vote Required for Approval
Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the shares present or represented at the 2022 Annual Meeting, in person or by proxy, and voting on such ratification. If our shareholders fail to ratify the selection of PWC as the independent registered public accounting firm for 2022, our Audit and Finance Committee will reconsider whether to retain that firm. Even if the selection is ratified, our Audit and Finance Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.
Board Recommendation
Exact Sciences 2022 Proxy Statement 25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Other than compensation agreements and other arrangements which are described in “Compensation And Other Information Concerning Named Executive Officers” beginning on page 30, in 2021 there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.
Our Board of Directors has adopted a written policy with regard to related person transactions, which sets forth our procedures and standards for the review, approval or ratification of any transaction required to be reported in our filings with the SEC or in which one of our executive officers or directors has a direct or indirect material financial interest, with limited exceptions. Our policy is that our Audit and Finance Committee shall review the material facts of all related person transactions (as defined in the related person transaction approval policy) and either approve or disapprove of the entry into any related person transaction. In the event that obtaining the advance approval of our Audit and Finance Committee is not feasible, our Audit and Finance Committee shall consider the related person transaction and, if our Audit and Finance Committee determines it to be appropriate, may ratify the related person transaction. In determining whether to approve or ratify a related person transaction, our Audit and Finance Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms comparable to those available from an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
26 Exact Sciences 2022 Proxy Statement

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following tables sets forth the aggregate fees billed or expected to be billed by PWC for 2021 for audit and non-audit services, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described following the table.
PricewaterhouseCoopers
Fee Category	2021	2020
Audit Fees(1)	$2,752,000	$2,065,000
Audit-Related Fees(2)	117,000	50,000
Tax Fees(3)	5,000	80,000
All Other Fees	—	—
Total	$2,874,000	$2,195,000

(1)
Audit fees include fees for professional services rendered for the audit of our consolidated annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC. Audit fees also include fees for professional services rendered for statutory audits performed by PWC’s international affiliates.

(2)
Audit-related fees include fees for professional services rendered for the audit of our 401(k) Plan.

(3)
Tax fees include fees for professional services rendered in connection with certain international tax projects undertaken by the Company in 2020 and professional services rendered for tax advisory and tax compliance services for PFS Genomic which was acquired by Exact Sciences in May 2021.

Pre-Approval Policies and Procedures
The Audit and Finance Committee’s policy is to pre-approve all audit and permissible non-audit services to be performed by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. All such services provided in fiscal 2021 were pre-approved by the Audit and Finance Committee. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the full Audit and Finance Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
The Audit and Finance Committee has delegated pre-approval authority to its chairman when necessary due to timing considerations. Any services pre-approved by such chairman must be reported to the full Audit and Finance Committee at its next scheduled meeting.
Exact Sciences 2022 Proxy Statement 27

REPORT OF THE AUDIT AND FINANCE COMMITTEE

REPORT OF THE AUDIT AND FINANCE COMMITTEE
The Audit and Finance Committee is comprised of Paul Clancy, Daniel Levangie and Kathleen Sebelius. None of the members of the Audit and Finance Committee is an officer or employee of the Company, and the Board of Directors has determined that each member of the Audit and Finance Committee meets the independence requirements promulgated by The NASDAQ Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.
The Audit and Finance Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures. In fulfilling its oversight responsibilities, the Audit and Finance Committee has reviewed the Company’s audited consolidated balance sheets at December 31, 2021 and 2020 and the related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2021, and has discussed them with both management and PricewaterhouseCoopers (“PWC”), the Company’s independent registered public accounting firm. The Audit and Finance Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit and Finance Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with PWC their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence. The Audit and Finance Committee has also considered and discussed the compatibility of non-audit services provided by PWC with that firm’s independence.
Based on its review of the consolidated financial statements and the aforementioned discussions, the Audit and Finance Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Respectfully submitted by the Audit and Finance Committee.
The Audit and Finance Committee:
Paul Clancy, Chair
Daniel Levangie
Kathleen Sebelius
28 Exact Sciences 2022 Proxy Statement

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION
WHAT YOU ARE VOTING ON:
At the 2022 Annual Meeting, shareholders are being asked to approve the compensation of our NEOs as disclosed in this Proxy Statement.
This Proposal 3 enables our shareholders to cast a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement.
As described in detail under the heading “Compensation and Other Information Concerning Named Executive Officers — Compensation Discussion and Analysis” beginning on page 30, our executive compensation program is designed to attract, motivate and retain our executive officers, who are critical to our success. Please read the “Compensation and Other Information Concerning Named Executive Officers” section beginning on page 30 for additional details about our executive compensation programs, including information about the 2021 compensation of our named executive officers.
We are asking our shareholders to indicate their support for our executive compensation programs as described in this Proxy Statement. This vote is not intended to address any specific term of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our shareholders to vote FOR the following resolution at the annual meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, including the “Compensation Discussion and Analysis”, the compensation tables and any related material disclosed in the proxy statement for the Company’s 2022 annual meeting, is hereby APPROVED.”
Although the vote on this Proposal 3 regarding the compensation of our named executive officers is not binding on our Board of Directors, we value the opinions of our shareholders and will consider the result of the vote when determining future executive compensation arrangements.
Vote Required for Approval
The foregoing resolution will be approved if holders of a majority of the shares present or represented at the 2022 Annual Meeting, in person or by proxy, and voting on Proposal 3 vote in favor of such resolution.
Board Recommendation
Exact Sciences 2022 Proxy Statement 29

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

COMPENSATION AND OTHER INFORMATION CONCERNING
NAMED EXECUTIVE OFFICERS
Compensation Discussion and Analysis
This Compensation Discussion and Analysis explains our executive compensation program as it relates to our named executive officers (“NEOs”) determined in accordance with SEC rules, whose compensation information is presented in the following tables and discussion in accordance with SEC rules:
NAME	POSITION
Kevin Conroy	Chairman, President and Chief Executive Officer
Jeffrey Elliott	Executive Vice President, Chief Financial Officer and Chief Operating Officer
D. Scott Coward	Executive Vice President, Chief Legal Officer and Secretary
Graham Lidgard	Chief Science Officer, Emeritus
Jacob Orville	General Manager, Pipeline
Everett Cunningham	Chief Commercial Officer
Executive Summary
The significant threat to public health from the COVID-19 pandemic continued to affect our operations in 2021. Despite the pandemic, our Company has endured and remained resilient, innovative, and open-minded. We delivered outstanding results to finish 2021, setting the stage for future growth, as well as a clear path to profitability. Our goal is to eradicate cancer by making earlier detection a routine part of medical care, and to optimize cancer treatment for better patient outcomes. Led by our top brands, Cologuard® and Oncotype DX®, and an exciting pipeline of tests in colon cancer screening, multi-cancer early detection, and minimal residual disease and recurrence monitoring, we plan to fundamentally change how cancer patients are diagnosed and treated.
We are tremendously proud of our whole organization and our talented global team for their relentless focus on innovation and our mission of earlier cancer detection. Our broad-based equity program which includes all employees, reinforces our unique company culture and creates an environment of ownership by employees. This also ensures alignment with long-term success and sustained shareholder value creation.
There are numerous financial and operational highlights of the past year to note, including strong revenue growth, closing several strategic acquisitions, and many operational achievements.
2021 Financial Performance and Operational Highlights
2021 Priorities	Progress made
Increase Testing	Tested nearly 4 million people Generated over $1 billion in Cologuard revenue, the first cancer diagnostic test to reach that milestone Generated over $500 million in Oncotype revenue
Advance New Solutions
Added new tests to support hereditary cancer testing, liver cancer surveillance, and comprehensive tumor profiling for advanced cancer
Supported publication of our RxPonder study in the New England Journal of Medicine, demonstrating Oncotype Dx Breast can help inform treatment decisions in women with node-positive breast cancer

Enhance Customer Experience	Strengthened our commercial organization by welcoming a talented sales team from Pfizer
Environmental, Social, and Governance
Published our second annual sustainability report, highlighting our ongoing efforts to create a more sustainable business, including our response to the COVID-19 pandemic, partnership with Stand up to Cancer® to increase health equity, and Leadership in Energy and Environmental Design (LEED) certifications for our new Madison facilities
Recognized as a Great Place to WorkTM for the third year in a row and one of Fortune’s Best Companies in Healthcare and BiopharmaTM and Best Workplaces for MillennialsTM
Began a proactive governance outreach program, establishing a regular cadence of communication with investors to receive and respond to their feedback

30 Exact Sciences 2022 Proxy Statement

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Acquisitions & Licenses
Completed the Thrive Earlier Detection acquisition, accelerating the development and availability of blood-based, multi-cancer early detection testing
Licensed Targeted Digital Sequencing Method (TARDIS) from TGen to support the Company’s entrance into minimal residual disease and recurrence monitoring testing
Acquired Ashion Analytics to help strengthen the Company’s sequencing and R&D capabilities, while broadening its therapy selection and treatment guidance offerings
Acquired PFS Genomics to advance technology with the power to reduce unnecessary radiotherapy treatments for patients with early-stage breast cancer
Acquired PreventionGenetics to support the Company’s entrance into and expansion of hereditary cancer testing

We continue to focus on delivering significant, long-term value to shareholders, as demonstrated by total shareholder return of 483% over the past five years in the graph above. Financial markets saw a broad investor rotation out of growth stocks during 2021 due to the economic recovery and fears about inflation, which contributed to the decline in the 1-year total shareholder return shown above.
2021 Compensation Highlights
The following actions and decisions were taken in 2021 with respect to our executive compensation program:
»
Increased Shareholder Engagement Efforts.   The Human Capital Committee and members of management engaged with shareholders on topics related to our executive compensation program and took numerous actions in response to the feedback received.

»
Increased Use of Performance-Based Equity Compensation.   Beginning in 2021, the Human Capital Committee reconstituted an annual performance stock unit (“PSU”) incentive program. Performance stock units vest at the end of the three-year period based on the achievement of pre-set performance targets. Options were eliminated from the long-term equity incentive program.

»
Formula-Driven Calculation of Short-Term Cash Incentives.   Based on shareholder feedback, our Human Capital Committee relied solely on pre-determined objective measures when calculating short-term cash incentives for 2021.

»
Reduced CEO Compensation.   Mr. Conroy’s total compensation, as reflected in the Summary Compensation Table, was reduced from $20.1 million in 2020 to $14.6 million in 2021.

»
No Modifications to PSU Milestones.   Unlike in 2020 when certain PSU milestone modifications were approved due to the impacts of the COVID-19 pandemic, no such modifications were approved in 2021.

Exact Sciences 2022 Proxy Statement 31

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

»
Committee Role Expansion.   The Board approved an expanded scope of responsibilities for the Human Capital Committee to reflect a broader focus on human capital management, including ESG, diversity and inclusion initiatives, and changed its name change from the “Compensation and Management Development Committee” to the “Human Capital Committee.”

CEO Realizable Pay
Paying for performance is a foundation of our compensation program, and we put much of our executives’ pay “at-risk.” Over the past several years, we have granted a mix of time-based RSUs and PSUs, as well as stock options, to retain and motivate our executives to deliver long-term performance. Given that a significant portion of the compensation packages are variable dependent upon our performance, oftentimes the grant date value of compensation (as reported annually in the Summary Compensation Table) is not always reflective of the actual realizable pay value that may be received by the CEO.
The following chart shows the difference between the reported pay, as disclosed in the Summary Compensation Table, for Mr. Conroy, and the realizable pay values of those awards as of the end of the 2021 fiscal year. Realizable pay for the past three years was between 40-49% lower than pay as reported in the Summary Compensation Table, based on the December 31, 2021 stock price of $77.83 per share.
“Summary Compensation Table” pay is defined as compensation earned or deliverable, as disclosed in the Summary Compensation Table in each year, including actual base salaries, actual annual bonuses received, and long-term incentive components (RSUs, PSUs, and option grants) based on the grant date fair value.
“Realizable Pay” pay is defined as the compensation earned or deliverable in each year, including: actual salary received, actual annual bonuses received, and the intrinsic value of long-term incentive plan components, as valued on December 31, 2021 using the year-end stock price of $77.83 per share.
Ongoing Compensation Policies and Practices
In setting executive base salaries, bonus opportunities, and equity incentive grant levels, our Human Capital Committee considers compensation for comparable positions in the market, the competition for talent, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our patients and shareholders, and a long-term commitment to our Company. We target a competitive position, based on independent third-party benchmark analytics to help inform the mix of compensation of base salary, bonus and long-term incentive opportunities.
The following elements of our pay program have been carefully selected and are reviewed on an annual basis.
	Base Salary	Annual Cash Incentives (Bonus)	Restricted Stock Units (RSUs)	Performance Stock Units (PSUs)
Act as a vehicle to motivate and retain	☑	☑	☑	☑
Provide stability and manages risk	☑
Balance short-term focus with pursuit of long-term performance	☑	☑	☑	☑
Pay for performance		☑	☑	☑
Align executive interests with those of shareholders		☑	☑	☑
Incentivize stock price growth			☑	☑
32 Exact Sciences 2022 Proxy Statement

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

To complement these pay elements, our Board and the Human Capital Committee have also implemented numerous compensation policies and practices designed to enhance the governance of our executive compensation program, further our compensation objectives, and protect shareholder interests. These policies and practices include:
Pay for Performance	A majority of our compensation is “at-risk” and is directly tied to Company performance and objectives
Corporate Strategy Alignment	Our Human Capital Committee establishes incentive compensation programs based on metrics that are aligned with our corporate strategy and designed to grow our long-term shareholder value
Clawback Policy	Enables us to reduce or recoup equity and other incentive compensation in the instance of an accounting misstatement
Stock Ownership Guidelines	Executives and directors are required to maintain a robust level of stock ownership to further align management with shareholder interests
Anti-Hedging and Pledging Provisions	Our Insider Trading Policy strictly prohibits hedging and pledging activities by executive officers and directors
Repricing Prohibited	Prohibits repricing of underwater stock options without prior shareholder approval
Compensation Risk Assessment	Our Human Capital Committee annually assesses the risk associated with our compensation policies and practices to ensure they are not reasonably likely to have a material adverse effect on the Company
Role of Shareholder Say-on-Pay Votes
At the Company’s 2021 annual meeting of shareholders, of the votes cast on our advisory vote on executive compensation (commonly referred to as the “say-on-pay vote”), 67% of votes cast were in favor and 32% were against. This was a significant decline from the 96% support level our say-on-pay proposal received in 2020.
In response to the 2021 say-on-pay vote, we expanded our board-led shareholder outreach. During the summer and fall of 2021, we reached out to 30 of our top shareholders collectively holding approximately 70% of our outstanding common shares. We held meetings with 9 of these shareholders representing approximately 25% of our outstanding common shares.
Katherine (Kay) Zanotti, Board member and Chair of the Human Capital Committee, led the shareholder engagement effort along with members of our management engagement team that included representatives from finance, legal and investor relations teams. The engagement meetings focused primarily on our executive compensation program. We also discussed our corporate strategy and environmental, governance and social priorities that are important to our shareholders.
Our shareholder outreach allowed for feedback on what may have led to opposition to the say-on-pay vote (by minority of shareholders) and opportunities to provide further detail in describing executive pay. The primary concern raised by those who were open to engagement was the relatively low proportion of performance-based compensation components in the 2020 pay mix. In connection with the 2021 compensation cycle, our Human Capital Committee had already approved certain changes to our compensation program, including a shift to an increase in the use of performance-based long-term equity incentives. Throughout the engagement meetings, our shareholders indicated support for these changes and did not raise concerns related to the total compensation opportunity provided to Mr. Conroy in 2020, appreciating significant broadening of his responsibilities in 2019 following the Genomic Health and subsequent acquisitions, and his proven and lengthy track record of delivering total shareholder return well ahead of peers.
Through conversations with our shareholders, we gained valuable perspectives, which were then conveyed to the full Board of Directors and relevant committees of the Board. In response to our shareholder feedback conveyed through these conversations, the Human Capital Committee determined to take several actions in 2021 as described below. Due to the timing of the vote and investor outreach, the design and structure of our 2021 executive compensation program had been already approved before the 2021 annual meeting. As detailed further under “Significant Compensation Actions for 2022,” majority of the executive compensation program changes became effective for our fiscal year 2022.
Exact Sciences 2022 Proxy Statement 33

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

What We Heard	How We Have Responded
Payouts under the short-term incentive plan should be based primarily on objective, pre-determined targets	» In 2021, our Human Capital Committee approved changes to our annual incentive bonus program to minimize discretion in favor of a formulaic approach which was reaffirmed in 2022.
More of the CEO’s compensation should be performance-based
»
In 2021, one-half of our CEO’s equity compensation was comprised of PSUs, whereas in 2020 he did not receive any PSUs.

»
For the 2022 long-term incentive opportunity provided to our CEO, the Human Capital Committee determined to further increase the ratio of PSUs from 50% to 60%, with the remaining 40% delivered in the form of RSUs.

»
Per their request, the Human Capital Committee approved the issuance of RSUs to Mr. Conroy and Mr. Elliott in lieu of one-half of their base salary and bonus for 2022 which RSUs vest in eleven monthly installments from February 2022 through December 2022.

»
Additionally, and per their request, the Human Capital Committee approved the issuance of PSUs to Mr. Conroy and Mr. Elliott in lieu of one-half of their bonus opportunity for 2022. The amount of the PSUs that ultimately vest, if any, will be equal to the percentage of the bonus opportunity that is paid to bonus plan participants based on the achievement of corporate goals established for such plan.

A greater percentage of long-term incentives should be performance-based
»
In 2021, performance-based equity accounted for approximately 1/3 of long-term incentives for our executives, on average, and 50% of long-term incentives for our CEO; which increased to 60% in 2022.

»
Effective 2021, we no longer grant time-based stock options as part of our long-term incentive mix.

»
Beginning with 2022 equity grants, the Human Capital Committee approved an increased use of performance-based equity awards subject to multi-year performance metrics designed to reward long-term financial and scientific/product development performance aligned with the interests of our shareholders.

Improved short- and long-term incentive programs description and transparency	» This proxy statement reflects enhanced disclosures to improve transparency and clarity around our compensation program design and payout determinations.
Continued integration of ESG goals into incentive plans	» Our 2021 bonus plan continued the use of a diversity metric and the Human Capital Committee approved the addition of a mentorship objective to our 2022 bonus plan.
Performance-metrics should closely align with shareholder interests
»
The Human Capital Committee added a profitability metric for the 2022 annual incentive plan and a Total Shareholder Return modifier to the 2022 PSU program to create even a stronger tie with the exepreience of our shareholders.

We intend to continue our proactive and constructive shareholder engagement efforts going forward and to consider shareholder perspectives with respect to our compensation program design and practices. We are committed to maintaining an open dialogue with our shareholders to ensure the successful evolution of our executive compensation program.
Objectives and Philosophy of Our Executive Compensation Program
Each year, the Human Capital Committee reviews our Company’s executive compensation philosophy and objectives and makes appropriate changes to ensure the sustained competitiveness of our executive compensation program. In October 2020, the Human Capital Committee reaffirmed our executive compensation philosophy for 2021.
The compensation program for our executive officers is intended to achieve the following objectives:
»
Focus executive behavior on the achievement of our annual and long-term objectives and strategy and discourage excessive risk taking by executives, including the use of multiple performance periods and metrics;

»
Provide a competitive compensation package that enables us to attract and retain qualified executives;

»
Provide a total compensation structure that our Human Capital Committee believes is comparable to similarly sized companies in the life sciences industry with which we may compete for talent and which consists of a mix of base salary, equity and cash incentives;

»
Align the interests of management and shareholders by providing management with long-term incentives through equity ownership; and

»
Maintain a clawback policy, robust stock ownership guidelines and other policies that mitigate undue risk.

To evaluate the competitiveness of our compensation program, we compare our program against the programs of specific peers in comparable industries at a similar stage of development and comparable financial profile. We also evaluate broader size-appropriate comparisons in comparable industries. More information about our use of peer group data is provided below. We also assess pay levels and pay mix of our aggregate executive and non-executive compensation programs through compensation positioning. For base salary, target bonus, and annual long-term incentives we strive to keep our compensation program positioned at the market median. However, our compensation philosophy also recognizes the need for flexibility based on experience, scope of position, critical skills and individual/corporate performance.
34 Exact Sciences 2022 Proxy Statement

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Determining Executive Compensation
Role of Human Capital Committee and Management
It is the responsibility of our Human Capital Committee to administer our executive compensation practices, to ensure that they are competitive and financially prudent and that they include incentives that are designed to appropriately drive performance. To achieve these objectives, our Human Capital Committee periodically reviews commercially-available, industry-specific compensation data for companies at a similar stage of development, headcount, revenue and market capitalization in the diagnostic, biotechnology and medical device industries as a general guide for establishing our pay and equity practices and structures.
Our Human Capital Committee, along with our Board of Directors, also reviews and approves corporate and financial objectives used in our executive compensation program to confirm that appropriate goals have been established and tracks performance against them. On an annual basis, our Human Capital Committee reviews tally sheets reflecting each executive officer’s compensation history with respect to each element of compensation, as well as projected payouts that would come due in connection with a termination of employment or change of control.
Our Human Capital Committee generally conducts an annual review of performance and compensation during the first quarter of each year for the purpose of determining the compensation of executive officers other than the Chief Executive Officer. As part of this review, the Chief Executive Officer submits recommendations to our Human Capital Committee relating to the compensation of these officers. The Human Capital Committee also reviews advice and recommendations from its independent compensation consultant. Following a review of these recommendations, our Human Capital Committee approves the compensation of these officers, with such modifications to the Chief Executive Officer’s recommendations as our Human Capital Committee considers appropriate.
Our Human Capital Committee’s review of the Chief Executive Officer’s compensation is subject to additional procedures. With input from the independent directors, the Lead Independent Director, along with our Human Capital Committee, we evaluate the Chief Executive Officer’s performance and review the evaluation with him. Based on that evaluation and review and consultation with its independent compensation consultant, our Human Capital Committee then determines the Chief Executive Officer’s compensation. The Chief Executive Officer neither attends nor participates in the Committee’s deliberation or vote on his compensation.
Role of Independent Consultant
In 2021, the Human Capital Committee retained Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”) (formerly known as Radford), as its independent executive compensation consultant. Our Human Capital Committee has assessed the independence of Aon pursuant to SEC and listing exchange rules and concluded that no conflict of interest exists that would prevent Aon from serving as an independent consultant to our Human Capital Committee.
Use of Peer Group Data
As part of our annual review of our executive compensation philosophy we also evaluate our compensation peer group. In late 2020 and early 2021, with the guidance of Aon, our Human Capital Committee conducted an annual review of the competitiveness of our executive compensation program, including the competitiveness of our base salaries, target total cash compensation, long-term incentives and target total direct compensation.
Aon analyzed the components of our executive compensation program against information blended from proxy statement data from a peer group of companies that consisted of:
»
publicly-traded biopharmaceutical, diagnostic and medical device companies that were similar to the Company in terms of stage of development, headcount, revenue, market capitalization,

»
the universe of companies that consider us as a peer, and

»
survey data from a broader group of commercial stage public diagnostics, biotechnology and medical device companies based on the following criteria:

Metric	Criteria used in selecting 2021 peer group
Revenue	between $600 million and $6.0 billion
Market capitalization	between $4.0 billion and $50.0 billion
Headcount	between 2,000 and 18,000
In October 2020, based on Aon’s review and recommendations regarding the Company’s executive compensation peer group, our Human Capital Committee approved a new peer group for 2021. In its review, Aon focused on creating a peer group that:
»
Represented companies operating in the diagnostics, medical device and biotechnology industries;

»
Comprised companies with at least one commercialized product; and

»
Captured comparable companies in terms of headcount, revenue and market capitalization.

Exact Sciences 2022 Proxy Statement 35

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Based on this criteria, our Human Capital Committee selected and approved the following companies to comprise our 2021 peer group:
Our 2021 peer group
Abiomed	Agilent Technologies	Align Technology	BioMarin Pharmaceutical	Bio-Rad Laboratories*
Bio-Techne	DexCom	Edwards Lifesciences	Guardant Health	Hologic
Horizon Therapeutics	IDEXX Laboratories	Illumina	Incyte	Insulet
Ionis Pharmaceuticals	Masimo	Natera*	Penumbra	Quidel*
ResMed	Seattle Genetics

*
New in 2021

Our 2021 Peer Group by Industry
2021 CEO Compensation
The Human Capital Committee assessed many elements to determine compensation for Mr. Conroy in 2021. The committee evaluated Mr. Conroy’s base salary relative to industry peers and relative to his performance in leading the Company through operational and financial challenges, internal integrations and broader social and political issues in 2020 and 2021. The committee made no change to Mr. Conroy’s short-term incentive target, which was set to 140% of base salary. The Human Capital Committee believed this target provides Mr. Conroy with motivation to meet or exceed financial and operational targets that are aligned with near-term success goals. The short-term incentive program is used for the entire organization, consistent with our team-based culture and philosophy that all employees share in the achievement of company performance measures. Finally, in considering Mr. Conroy’s long-term incentives, the Human Capital Committee considered the suggestion of shareholders and peer/industry practices and delivered Mr. Conroy’s annual equity award with a split of 50% RSUs and 50% PSUs. As discussed further below, beginning in 2021, the Human Capital Committee, in consultation with Aon, decided to change the PSU program to grant such PSUs annually rather than once every three years.
These assessments and practices resulted in a well-balanced target pay mix in 2021, as seen in the graph below. A large percentage of Mr. Conroy’s pay is variable and “at-risk” (93%), meaning that value will only be received if corporate and stock price performance are strong. This pay reflects our pay-for-performance culture and pay program.
36 Exact Sciences 2022 Proxy Statement

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

CEO Target Pay Mix
The grant date fair value of the equity compensation awarded to Mr. Conroy in 2019, 2020 and 2021 was $16,898,172, $18,202,100 and $12,266,752, respectively. Mr. Conroy’s 2020 compensation was higher than his compensation in 2019 and 2021 (and is expected to be higher than his compensation in 2022) due to equity grants made to him in 2020 in recognition of his extraordinary leadership that year, including his overseeing the Genomic Health acquisition, the first of several transformative acquisitions that Mr. Conroy has orchestrated to build the Company into a major cancer diagnostic force.
Executive Compensation Elements
As noted above, our Human Capital Committee uses peer group data generally to inform its decisions. Our Human Capital Committee applies judgment in establishing specific compensation elements and total compensation, taking into account not only such peer data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning. Our Human Capital Committee believes that retaining this flexibility gives the committee the ability to more accurately reflect factors and individual contributions that cannot be absolutely quantified. Based on these principles, which for 2021 included consideration of the Company’s increased complexity, headcount and revenue as a result of recent acquisitions including Genomic Health and Thrive, strong performance managing the business through the COVID-19 pandemic, including the launch of an approximately $100 million COVID-19 testing business in 2020, and the factors described above under “CEO Compensation,” we reached the following conclusions and took the following actions with respect to our NEOs’ executive compensation in early 2021 (excluding Mr. Cunningham, who joined the Company later in 2021):
Base Salaries
Each named executive officer’s base salary is a fixed component of annual compensation that reflects their scope of responsibility and organizational impact, as well as individual performance. Other considerations include, but are not limited to:
»
each executive officer’s position and specific responsibilities;

»
recent individual performance;

»
level and breadth of experience;

»
achievement of corporate and strategic goals;

»
a review of competitive pay levels at comparable positions at peer companies;

»
retention considerations; and

»
the compensation levels required to attract qualified new hires.

Exact Sciences 2022 Proxy Statement 37

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

For fiscal year 2021, base salaries were set as follows:
NAME	2020 BASE SALARY	2021 BASE SALARY	INCREASE
Kevin Conroy	$935,000	$963,100	3.0%
Jeffrey Elliott	$535,400	$575,000	7.4%
D. Scott Coward	$515,000	$530,500	3.0%
Graham Lidgard	$500,702	$574,336	14.7%
Jacob Orville	$435,000	$478,500	10.0%
Everett Cunningham(1)	—	$650,000	—

(1)
Mr. Cunningham joined the Company in October 2021.

2021 Bonus Plan
Our Human Capital Committee believes that a meaningful portion of our executives’ compensation should be “at risk” — in other words, contingent upon successful implementation of our strategy and goals. Accordingly, one component of our executive compensation program is an annual cash bonus opportunity under which each of our executive officers is eligible to earn an annual cash bonus with a specified target amount equal to a percentage of base salary, with the actual bonus awarded to be based upon the achievement of corporate goals determined by our Human Capital Committee.
Consistent with 2020, in 2021, our NEOs were eligible to earn bonuses for 2021 performance equal to up to a maximum of 150% of their target bonuses. Furthermore, target opportunities were also unchanged for 2021.
NAME	2021 BASE SALARY	2021 TARGET BONUS	2021 TARGET BONUS
Kevin Conroy	$963,100	140%	$1,348,340
Jeffrey Elliott	$575,000	60%	$345,000
D. Scott Coward	$530,500	60%	$318,300
Graham Lidgard	$574,336	60%	$344,602
Jacob Orville	$478,500	50%	$239,250
Everett Cunningham	$650,000	70%	$135,000(1)

(1)
Reflects prorated amount of full year salary based on Mr. Cunningham’s start date in October 2021.

In prior years, when approving bonus plan goals, the Human Capital Committee specified that such goals were expected to be used to guide bonus plan payout determinations and that the Committee ultimately would rely on its judgment after a comprehensive review of Company performance, as well as consideration of qualitative and other factors, without being tied to any formulas or pre-established weightings, to determine the payouts. In 2021, the Human Capital Committee relied on the pre-determined performance criteria described below, and did not exercise discretion, in determining the amount of the payments earned by our NEOs under the bonus plan.
In setting and determining the 2021 bonus awards for our NEOs, our Human Capital Committee considered the executive team’s achievement of the following metrics and corresponding performance goals, which were selected with a focus on driving our strategic priorities for 2021.
38 Exact Sciences 2022 Proxy Statement

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Goal	Performance measures	Target	Target Weighting	Actual Achievement
Increase Testing	Company revenue	$1.8 billion	60%	53%
Advance New Solutions	Completion of assay approach for colorectal cancer screening using blood Achievement of critical multi-cancer screening milestones Achievement of first patient enrolled in at least one clinical sample study and completion of product feasibility and user needs for at least one MRD indication	Hit all milestones	30%	21%
Enhance Customer Experience	Patient and provider satisfaction determined by net promoter score (NPS)	Improvement from 2020 baseline in overall NPS	10%	15%
Additional Metrics(1)	Diversity	>90% of final interview slates for Senior Director+ include ethnic and/or gender diversity	+/-5%	+5%
	Employee engagement	Achieve “Great Place to Work” status and maintain or improve Gallup engagement index	+/-5%	0%(2)
2021 Achievement				94%

(1)
These metrics are aimed at specific ESG factors, but the other performance measures under the plan are also aimed at important ESG considerations, such as (1) eradicating cancer by improving delivery of public healthcare and creating better diagnostics and (2) building a great internal culture.

(2)
Achievement was deemed 0% due to only one of two metrics being satisfied.

After considering the executive team’s actual achievement of performance measures, our Human Capital Committee objectively determined to award cash bonuses for 2021 performance at 94% of target. Accordingly, Mr. Conroy, Mr. Elliott, Mr. Coward, Mr. Lidgard, Mr. Orville and Mr. Cunningham received cash bonuses of $1,266,871, $323,956, $299,068, $299,068, $323,925, $224,581 and $90,475, respectively.
2021 Annual Equity Awards
We believe successful long-term Company performance is critical to enhancing shareholder value and aligning the interests of our executive officers with those of our shareholders. Our Human Capital Committee believes that annual equity awards provide executive officers with the opportunity to acquire long-term stock ownership positions, which motivates them to focus on long-term shareholder value, with the performance of each NEO serving as the most prominent factor in the Human Capital Committee’s considerations in determining long-term equity awards to each of them. These awards are also intended to motivate the retention of our NEOs and provide our NEOs with a market competitive long-term equity incentive opportunity.
Equity awards granted in 2021 consisted of RSUs and PSUs. In concert with our increased use of performance-based equity compensation, we eliminated the use of time-based stock options as part of our executive compensation package in 2021.
In January 2021, our Human Capital Committee approved annual equity awards to our then NEOs consisting of time vesting RSUs, including the approval of the number of shares of our common stock subject to each award. These RSUs vest in four equal annual installments beginning on the first anniversary of the grant date.
Beginning in 2021, the Human Capital Committee, in consultation with Aon, approved a change to the PSU program to grant PSUs annually rather than once every three-years. This change is in line with best practices of our peer group, and allows for annual reassessment of meaningful three year goals.
In January 2021, the Human Capital Committee approved 2021 annual equity awards, including awards granted to our then-NEOs consisting of three year performance vesting PSUs tied 67% to revenue growth and 33% to specified scientific and business expansion milestones, including, most significantly, FDA approval of enhancements to extend the stability of completed Cologuard tests, expansion of Cologuard’s label to include certain 45-49 year olds, and the launch of a version of Cologuard with enhanced performance characteristics and launching of new diagnostic products. Our Human Capital Committee has determined that the disclosure of the revenue target levels would provide our competitors with insight into our internal confidential strategic and planning processes and could cause us competitive harm. Therefore, our Human Capital Committee has determined not to disclose such target levels in accordance with SEC rules. When setting such target levels, our Human Capital Committee determined that their achievement was aggressive but achievable. Executives can earn up to 200% of target PSUs with maximum achievement.
Exact Sciences 2022 Proxy Statement 39

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

NAME	RSUs (#)	PSUs (#)
Kevin Conroy	41,495	41,495
Jeffrey Elliott	12,449	4,841
D. Scott Coward	8,991	3,631
Graham Lidgard	12,449	4,841
Jacob Orville	8,991	3,631
Everett Cunningham(1)	90,015	4,841

(1)
Mr. Cunningham received one-time RSU awards covering 90,015 shares upon his hiring in October 2021.

Mr. Cunningham was awarded certain sign-on and make-whole cash and equity compensation as an inducement to his employment with the Company and to replace a portion of the value of unvested compensation and other benefits at his prior employer that Mr. Cunningham forfeited in order to join the Company. The Human Capital Committee also relied on median market data about pay and pay practices for the Company’s compensation peer group provided by the independent compensation consultant in determining the amount of Mr. Cunningham’s sign-on and make-whole cash and equity awards.
2019-2021 PSUs
In February 2019 our executives were granted PSUs covering the period from 2019 to 2021. These PSUs were tied 70% to revenue growth and 30% to specified scientific and business expansion milestones. Based upon the Human Capital Committee’s review of the applicable performance vesting conditions and as reflected below in the 2021 Option Exercises and Stock Vested table, the amount of such awards that vested was 94.5% of target, or 47.2% of the maximum achievement threshold. As a result, in connection with the vesting of such awards, Mr. Conroy, Mr. Elliott, Mr. Coward, Mr. Lidgard and Mr. Orville received 58,643, 12,757, 12,747, 12,747 and 5,679 shares, respectively.
Performance measures	% of overall target	Achievement	Weighted % of achievement	Percent of PSUs vested
Revenue	70%	70.7% of target	94.5% of target	47.2%
Scientific milestones	30%	150% of target
2010 Plan and 2019 Plan
The Company maintains the Exact Sciences Corporation 2010 Omnibus Long-Term Incentive Plan (As Amended and Restated Effective July 27, 2017) (as amended, the “2010 Plan”), under which, prior to the adoption of the 2019 Plan as described below, we were able to grant cash and equity incentive awards to eligible service providers in order to attract, motivate and retain the talent for which we compete. The Company also maintains the Exact Sciences Corporation 2019 Omnibus Long-Term Incentive Plan (the “2019 Plan”). The 2019 Plan, like the 2010 Plan, provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock units and other stock-based awards. Incentive stock options may be granted only to employees, and all other awards may be granted to our and our affiliates’ employees, non-employee directors, consultants and other service providers. The 2019 Plan is administered by our Board of Directors or a committee of our Board of Directors. Our Board of Directors has designated the Human Capital Committee to administer the 2019 Plan.
Significant Compensation Actions for 2022
In order to further align our executives’ compensation with the interests of shareholders, beginning for 2022, the Human Capital Committee has taken the following actions with respect to our executives’ compensation:
CEO Performance Based Long-Term Incentives
For the 2022 compensation cycle, the Human Capital Committee determined to grant a majority of our CEO’s long-term incentive compensation in the form of PSUs. Specifically, 60% of Mr. Conroy’s 2022 long-term compensation grant is in the form of PSUs, and 40% is in the form of RSUs.
Introduction of TSR Conditions to our NEOs’ Long-Term Incentive Program
For 2022, the Human Capital Committee determined to introduce a Total Shareholder Return (“TSR”) modifier in PSUs granted to our senior executive team, including each of our NEOs. Similar to 2021 PSU grants, 2022 grants remain tied 67% to revenue growth and 33% to specified scientific and business expansion milestones. However, in addition to these performance criteria, a TSR modifier has been added to our PSU program, such that awards based on achievement of revenue and scientific milestone conditions may be increased or decreased based on the Company’s TSR performance over a three-year period relative to a peer index. The TSR modifier can increase or decrease payout by as much as 50% (to a maximum possible achievement of 225% of target). If threshold performance is not achieved on either the revenue growth or scientific milestones, 0% of the PSU awards will be vested.
40 Exact Sciences 2022 Proxy Statement

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Voluntary Change to Cash Compensation
The Human Capital Committee reviewed and approved a request of Mr. Conroy and Mr. Elliott to issue one-half of their base salary for 2022 in the form of RSUs and to issue one-half of their annual bonus opportunity for 2022 in the form of PSUs. The RSUs vest in eleven monthly installments from February 2022 through December 2022. The amount of the PSUs that ultimately vest, if any, will be equal to the percentage of the bonus opportunity that is paid to bonus plan participants based on the achievement of corporate goals established for such plan.
Other Compensation Practices and Policies
Recoupment (“Clawback”) Policy
If any of the Company’s financial statements are required to be restated, the Company may be entitled to recover all or a portion of any award made under the 2010 Plan or 2019 Plan with respect to any fiscal year negatively affected by the restatement. The amount to be recovered will be the amount by which the affected award exceeds the amount that would have been payable had the financial statements been initially filed as restated. Moreover, any award, amount or benefit received under the 2010 Plan or 2019 Plan, as applicable, will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy or any applicable law, as may be in effect from time to time, whether adopted prior to or following the date of the award.
2021 Stock Ownership Guidelines
We maintain Stock Ownership Guidelines to encourage ownership of the Company’s common stock by our directors and executive officers, to further align their interests with the long-term interests of our shareholders and to further promote the Company’s commitment to sound corporate governance. Under these guidelines, directors and executive officers have until three years from the date the director or executive officer becomes subject to the guidelines, to achieve an ownership target equal to the lower of the “Base Salary or RetainerTarget” and the “Fixed Share Target” determined as follows:
POSITION	BASE SALARY / FIXED SHARE TARGET
CEO	Number of shares with a Stock Value equal to or greater than 6 times Base Salary
Executive Officers	Number of shares with a Stock Value equal to or greater than 2 times Base Salary
Board of Directors	Number of shares with a Stock Value equal to or greater than 3 times Annual Retainer
“Annual Retainer” or “Base Salary” for purposes of both the Base Salary Target and Fixed Share Target is the director’s annual retainer or the executive’s base salary, as applicable, on June 30 of each fiscal year.
“Stock Value” for purposes of the Base Salary Target is calculated annually at the end of each fiscal year based on the average of the closing prices of our common stock for the last 30 trading days of the fiscal year.
“Stock Value” for purposes of the Fixed Share Target is calculated as of the later of (1) January 1, 2012, and (2) the date the director or executive officer originally becomes subject to the Stock Ownership Guidelines, as the case may be, based on the average of the closing prices of our common stock for the 30 days leading up to, and inclusive of, the applicable date.
Each director and executive officer is expected to continuously own sufficient shares to satisfy either the Base Salary Target or the Fixed Share Target once attained for as long as he or she remains subject to the Stock Ownership Guidelines. Vested “in the money” stock options count as owned shares for this purpose but unvested stock options, restricted shares, restricted stock units, and deferred stock units and vested “out of the money” stock options do not. If an individual’s ownership target increases because of a change in position or compensation, the individual will have a three-year period to achieve the incremental amount of shares beginning on the effective date of the change in position or compensation.
Following the initial three-year period that the director or executive officer is afforded to achieve his or her individual ownership target under the Stock Ownership Guidelines, until a director or executive officer has satisfied the applicable ownership target, the director or executive officer is required to retain an amount equal to 50% of the net shares received as the result of the exercise, vesting or payment under any Company equity awards granted to the director or executive. This amount is calculated using the closing price of our common stock on the trading day immediately preceding the date of exercise, vesting or payment under the equity award. Once a director or executive officer achieves his or her individual ownership target, the retention requirements as described above no longer will apply to such director or executive officer unless a disposition by such director or executive officer would cause such individual’s stock ownership to fall below his or her ownership target.
As of June 30, 2021, each of our directors and executive officers was in compliance with the Stock Ownership Guidelines.
Changes to the Board’s Stock Ownership Guidelines in 2022
In April 2022, the Board modified the Company’s Stock Ownership Guidelines to (i) increase the requirement for directors from 3 to 5 times the annual retainer, (ii) eliminate the use of in the money vested options in the calculation of ownership, (iii) include time-based unvested restricted shares, restricted stock units and deferred stock units that may only be settled in shares in the calculation of ownership, and (iv) delete January 1, 2012 as a measurement date from the definition of Stock Value for purposes of the calculation of the Fixed Share Target since this date is no longer applicable.
Exact Sciences 2022 Proxy Statement 41

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Restrictions on Hedging and Pledging of Company Securities
Our Insider Trading Policy prohibits short sales of our securities, including a “sale against the box,” by our directors and executives. Our Insider Trading Policy also prohibits directors and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, as they involve the establishment of a short position in our securities. Our Insider Trading Policy also prohibits directors and executives from holding our securities in a margin account or pledging such securities as collateral for a loan.
Compensation Risk Oversight
Our compensation program aims to avoid any incentives for executives to take imprudent risks that might harm us or our shareholders.
Our Human Capital Committee, together with management, reviewed the Company’s compensation policies and practices and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Deferred Compensation Plan
We maintain an a non-qualified deferred compensation plan pursuant to which senior level employees including our named executive officers, may defer up to 90% of their base salary and 100% of their cash bonuses, and pursuant to which we may make matching and other contributions in our discretion. Any matching contributions made by us generally would be subject to continued service for one year, subject to earlier vesting upon death, disability, a change in control of us or the participant becoming eligible for retirement under the plan. A participant generally may elect to receive his or her account balance under the plan upon attaining an age specified by the participant or upon the participant’s retirement, in either case in lump-sum or in annual installments as specified in the plan, provided that the participant’s remaining account balance generally would be paid to the participant in lump-sum in the event of the participant’s separation from service with us prior to retirement or in the event of death or disability.
Other Compensation
We permit executive officers to purchase common stock at a discount through our 2010 Employee Stock Purchase Plan on the same terms and conditions as our other employees. Executive officers may also participate in our 401(k) Plan, which allows for the investment of a portion of plan assets in shares of our common stock. Our Human Capital Committee approved a discretionary matching Company contribution to our 401(k) Plan for 2021. In late January 2022 we approved the payment of matching contributions for 2021 to be made using Company stock in an amount equal to 100% of an employee’s total deferrals into the plan up to a limit of 6% of the employee’s total compensation (subject to IRS limits).
Deductibility of Compensation
Section 162(m) of the Internal Revenue Code generally places a limit of $1.0 million on our annual corporate tax deduction for compensation paid to certain “covered employees”, which generally refers to the chief executive officer, chief financial officer and the next three most highly compensated named executive officers, as well as any individual who is (or was) a covered employee for any taxable year beginning after December 31, 2016. While considering tax deductibility as only one of several considerations in determining compensation, we believe that the tax deduction limitation should not compromise our ability to structure compensation programs that provide benefits to the Company that outweigh the potential benefit of a tax deduction and, therefore, may approve compensation that is not deductible for tax purposes.
Employment Agreements with our NEOs
We have entered into agreements with our NEOs under which we have agreed to certain compensation arrangements and severance and change of control benefits.
Each of these packages was determined based on negotiations with the applicable NEO and taking into account his or her background and qualifications and the nature of his or her position. We believe that these compensation packages are appropriate in light of the competition for top executives in the biotechnology field and among similarly-situated companies, and that the terms of these arrangements are consistent with our executive compensation goals, including the balancing of short-term and long-term compensation to properly motivate our NEOs.
Conroy Employment Agreement
Mr. Conroy’s employment agreement, dated March 18, 2009, provides for a minimum base salary and for a minimum target bonus opportunity equal to at least 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by our Human Capital Committee. At the end of 2021, Mr. Conroy’s base salary was $963,100 and his target bonus opportunity was 140% of his base salary.
Under his agreement, Mr. Conroy would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 43 below. The agreement also prohibits Mr. Conroy from engaging in certain activities involving competition with us and from soliciting our employees for an 18-month period following termination of his employment with the Company.
Elliott Employment Agreement
Mr. Elliott’s employment agreement, dated November 8, 2016, provides for a minimum base salary and for a minimum target bonus opportunity equal to 40% of his base salary, with the exact amount of any such bonus to be based upon the achievement of certain goals, including corporate and
42 Exact Sciences 2022 Proxy Statement

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

individual goals, to be determined by the Chief Executive Officer and our Human Capital Committee. At the end of 2021, Mr. Elliott’s base salary was $575,000 and his target bonus opportunity was 60% of his base salary.
Under his agreement, Mr. Elliott would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 43 below. The agreement also prohibits Mr. Elliott from engaging in certain activities involving competition with us and from soliciting our employees or certain of our customers for a 12-month period following termination of his employment with the Company.
Coward Employment Agreement
Mr. Coward’s employment agreement, dated October 30, 2014, provides for a minimum base salary and for a minimum target bonus opportunity equal to 40% of his base salary, with the exact amount of any such bonus to be based upon the achievement of certain goals, including corporate and individual goals, to be determined by the Chief Executive Officer and our Human Capital Committee. At the end of 2021, Mr. Coward’s base salary was $530,500 and his target bonus opportunity was 60% of this base salary.
Under his agreement, Mr. Coward would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 43 below. The agreement also prohibits Mr. Coward from soliciting our customers for a 12-month period following termination of his employment with the Company.
Lidgard Employment Agreement
Mr. Lidgard’s employment agreement, dated August 1, 2009, provides for a minimum base salary and for a minimum target bonus opportunity equal to at least 40% of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by our Human Capital Committee. At the end of 2021, Mr. Lidgard’s base salary was $574,336 and his target bonus opportunity was 60% of his base salary.
Under his agreement, Mr. Lidgard would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 43 below. The agreement also prohibits Mr. Lidgard from engaging in certain activities involving competition with us and from soliciting our employees for an 18-month period following termination of his employment with the Company.
Orville Employment Agreement
Mr. Orville’s employment agreement, dated February 18, 2019, provides for a minimum base salary and for a minimum target bonus opportunity equal to 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of certain goals, including corporate and individual goals, to be determined by the Chief Executive Officer and our Human Capital Committee. At the end of 2021, Mr. Orville’s base salary was $478,500 and his target bonus opportunity was 50% of his base salary.
Under his agreement, Mr. Orville would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 43 below. The agreement also prohibits Mr. Orville from engaging in certain activities involving competition with us and from soliciting our employees or certain of our customers for a 12-month period following termination of his employment with the Company.
Cunningham Employment Agreement
Mr. Cunningham’s employment agreement, dated October 11, 2021, provides for a minimum base salary and for a minimum target bonus opportunity, with the exact amount of any such bonus to be based upon the achievement of certain goals, including corporate and individual goals, to be determined by the Chief Executive Officer and our Human Capital Committee. At the end of 2021, Mr. Cunningham’s base salary was $650,000, and his target bonus opportunity was 70% of his base salary. Mr. Cunningham also received a RSU grant (described above), a signing bonus of $450,000, and a one-time relocation payment in the amount of $250,000 in connection with his employment agreement. Mr. Cunningham is also eligible to receive a future cash award of $300,000 to be paid in two equal installments, the first payment would be paid on October 11, 2022, and the second payment would be paid on October 11, 2023, subject to Mr. Cunningham’s continued employment with the Company. Mr. Cunningham received these sign-on and make-whole cash and equity compensation as an inducement to his employment with the Company and to replace a portion of the value of unvested compensation and other benefits at his prior employer that Mr. Cunningham forfeited in order to join the Company.
Under his agreement, Mr. Cunningham would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 43 below. The agreement also prohibits Mr. Cunningham from engaging in certain activities involving competition with us and from soliciting our employees or certain of our customers for a 12-month period following termination of his employment with the Company.
Potential Benefits upon Termination or Change of Control
We believe that providing executives with severance and change of control protection is important for the following reasons:
»
to allow executives to value the forward looking elements of their compensation packages, and therefore limit retention risk; and

»
to provide compensation assurances which are competitive with those of other similarly-situated companies.

Exact Sciences 2022 Proxy Statement 43

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Accordingly, the Company’s employment agreements and equity awards generally provide for salary continuation in the event of certain employment terminations beyond the control of the executive, as well as varying degrees of accelerated vesting of equity awards in the event of a change of control of the Company.
This “Potential Benefits upon Termination or Change of Control” section should be read in conjunction with the “Potential Payments upon Termination or Change of Control” section beginning on page 43 below, which provides a table that quantifies the benefits described in this section.
Severance and Change of Control Arrangements in General
We have entered into employment agreements and maintain certain plans that will require us to provide compensation and other benefits to our executive officers in connection with certain events related to a termination of employment or change of control.
Conroy and Lidgard Employment Agreements
Under their employment agreements, Mr. Conroy and Mr. Lidgard would, upon termination without “cause,” resignation by “good reason” or certain “change of control” events (in each case as defined in their employment agreements), be entitled to receive certain benefits, as described below.
Upon termination without cause or resignation for good reason, the executive would become entitled to receive the following:
»
Salary continuation for a period of 18 months for Mr. Conroy and 15 months for Mr. Lidgard at his then current base salary;

»
Any accrued but unpaid bonus, including any performance-based bonus, as of the termination date, on the same terms and at the same times as would have applied had employment not terminated;

»
The pro rata portion of a target bonus or any other performance-based bonus, provided that such bonus is paid to other senior executives of the Company at the end of the applicable period within which employment was terminated;

»
If the executive elects COBRA coverage for health and/or dental insurance, Company-paid monthly premium payments for such coverage until the earliest of: (1) 12 months from the termination date; (2) the date the executive obtains employment offering health and/or dental coverage comparable to that offered by the Company; or (3) the date COBRA coverage would otherwise terminate;

»
A payment of $10,000 towards the cost of an outplacement consulting package within 30 days of termination;

»
The vesting of the then unvested equity awards granted to the executive (whether stock options, restricted stock or stock purchase rights under the Company’s equity compensation plan, or other equity awards) will immediately accelerate by a period of 12 months; and

»
A change in the exercise period for vested equity awards such that vested equity awards become exercisable until the earlier of (1) two years from the date of termination of employment and (2) the latest date on which those equity awards expire or are eligible to be exercised under the grant agreements, determined without regard to such termination or resignation.

In connection with a change of control, the executive would become entitled to receive the following:
»
In the event of termination by the Company without cause or by the executive for good reason, within 12 months before, or if the executive remains employed with the Company on the effective date of, a change of control, a lump-sum payment equal to 24 months, in the case of Mr. Conroy, or 18 months, in the case of Mr. Lidgard, of base salary and the executive’s pro rata target bonus through the effective date of the change of control; provided, that any payments previously made to the executive in connection with the termination of his employment by the Company without cause or by the executive for good reason within the 12 months preceding a change of control would be credited against any such lump-sum payment;

»
Accelerated vesting of all outstanding unvested equity awards (whether stock options, restricted stock or stock purchase rights under the Company’s equity compensation plans, or other equity awards), subject to the executive’s agreement to remain employed by the Company or any successor, if requested, for a period of at least six months following the change of control at the executive’s then current base salary;

»
In the event the executive’s employment is terminated by the Company without cause or by him for good reason in anticipation or contemplation of a pending or potential change of control or while a potential change of control is under consideration or being negotiated by the Company’s Board of Directors, the executive will be deemed to remain an employee for purposes of the incentive plan to which he is entitled to participate under his respective employment agreement (the “Long Term Incentive Plan”, described below) as of the effective date of the change of control and will receive a full payout under the Long Term Incentive Plan as described in his employment agreement as though he remained an employee of the Company as of the effective date of such change of control; and

»
For Mr. Conroy, a tax gross-up payment in an amount sufficient to cause the net amount retained by him, after deduction of any parachute payment excise taxes, to equal the amounts payable as described above. At this time, our Board of Directors does not intend to provide any additional tax gross-up payments to employees it may hire in the future.

Elliott, Coward, Orville and Cunningham Employment Agreements
Under their employment agreements, Mr. Elliott, Mr. Coward and Mr. Orville would, upon termination without “cause,” resignation for “good reason” or certain “change of control” events (in each case as defined in their respective agreements), receive certain benefits, as described below.
Under their employment agreements, upon termination without cause or resignation for good reason, Mr. Elliott, Mr. Coward, Mr. Orville and Mr. Cunningham would become entitled to receive the following:
»
Salary continuation for a period of 12 months at the executive’s then current base salary;

44 Exact Sciences 2022 Proxy Statement

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

»
Any accrued but unpaid bonus, including any performance-based bonus, as of the termination date, on the same terms and at the same times as would have applied had the executive’s employment not terminated;

»
If the executive elects COBRA coverage for health and/or dental insurance, Company-paid monthly premium payments for such coverage until the earliest of: (1) 12 months from the termination date; (2) the date the executive obtains employment offering health and/or dental coverage comparable to that offered by the Company; or (3) the date COBRA coverage would otherwise terminate, except Mr. Cunningham, who is entitled to a lump-sum cash payment equal to 12 months of premium payments for COBRA coverage;

»
A payment of $10,000 towards the cost of an outplacement consulting package within 30 days of termination;

»
The vesting of the then unvested equity awards granted to the executive (whether stock options, restricted stock or stock purchase rights under the Company’s equity compensation plan, or other equity awards) will immediately accelerate by a period of 12 months; provided, that, solely in respect of Mr. Cunningham, any Performance Awards (as defined in his employment agreement) that have not become earned and payable prior to such Separation from Service (as defined in his employment agreement) will be canceled, and solely in respect of Mr. Orville, for purposes of Performance Awards (as defined in his employment agreement), he will be treated as having remained in service for an additional 12 months following actual Separation from Service (as defined in his employment agreements), provided that such Performance Awards will not become earned and vested solely as a result of such treatment, and the vesting and earning of all Performance Awards will remain subject to the attainment of all applicable performance goals, and such Performance Awards, if and to the extent they become earned and vested, will be payable at the same time as under the applicable award agreement; and

»
A change in the exercise period for vested equity awards such that vested equity awards will remain exercisable until the earlier of (1) two years from the date of termination of employment and (2) the latest date on which those equity awards expire or are eligible to be exercised under the grant agreements, determined without regard to such termination or resignation.

Under our employment agreements with Mr. Elliott, Mr. Coward and Mr. Orville, all such executives would become entitled to accelerated vesting of all outstanding unvested equity awards (whether stock options, restricted stock, RSUs or stock purchase rights under the Company’s equity compensation plans, or other equity awards) if (1) within 12 months after a change of control, the executive is terminated by the Company (or any successor) without cause or the executive terminates the executive’s employment for good reason, (2) a change of control happens within four months after the Company terminates the executive without cause or the executive terminates the executive’s employment for good reason or (3) solely with respect to Mr. Elliott and Mr. Coward, he remains employed by the Company (or any successor) for at least six months following a change of control. Solely with respect to Mr. Cunningham, upon a change in control, the vesting all outstanding equity awards will accelerate by a period of 12 months, including any Performance Awards (as defined in his employment agreement) to the extent the applicable performance period is scheduled to end within 12 months following the change in control. Solely with respect to Mr. Orville and Mr. Cunningham, any Performance Awards held by them as of such change of control will be deemed to have been fully vested and earned based upon the greater of (A) an assumed achievement of all relevant performance goals at the “target” level or (B) the “actual” level of achievement of all relevant performance goals as of the change of control.
Conditions to Receipt of Severance and Change of Control Benefits
Under Mr. Conroy’s and Mr. Lidgard’s employment agreements, the Company’s obligations to provide each of them with the severance benefits described above are contingent on:
»
In the case of Mr. Conroy, his resignation from our Board of Directors in the event of any termination of Mr. Conroy’s employment with the Company or upon the request of our Board of Directors in connection with any change of control;

»
The executive’s delivery and non-revocation of a signed waiver and release in a form reasonably satisfactory to the Company of all claims he may have against the Company;

»
The executive’s compliance with his Employee Confidentiality and Assignment Agreement with the Company;

»
The executive’s compliance with the 18-month non-competition covenant in his employment agreement;

»
The executive’s compliance with the 18-month non-solicitation covenant in his employment agreement; and

»
In the case of Mr. Lidgard, his compliance with the Non-Disclosure and Invention Assignment Agreement with the Company and Non-Competition, Non-Solicitation and No-Interference Agreement with the Company.

Under Mr. Elliott’s, Mr. Coward’s, Mr. Orville’s, and Mr. Cunningham’s employment agreements, the Company’s obligations to provide the severance benefits described above are contingent on:
»
The executive’s delivery and non-revocation of a signed waiver and release in a form reasonably satisfactory to the Company of all claims he may have against the Company;

»
In the case of Mr. Elliott, his compliance with the 12-month non-competition covenant set forth in his employment agreement, the 12-month non-solicitation covenant set forth in his employment agreement, and his Employee Confidentiality and Assignment Agreement with the Company;

»
In the case of Mr. Coward, his compliance with the 12-month non-solicitation covenant set forth in his employment agreement, and his Employee Confidentiality and Assignment Agreement with the Company;

»
In the case of Mr. Orville, his compliance with the Non-Disclosure and Invention Assignment Agreement with the Company and Non-Competition, Non-Solicitation and No-Interference Agreement with the Company; and

»
In the case of Mr. Cunningham, his compliance with the Non-Disclosure and Invention Assignment Agreement with the Company and Non-Competition, Non-Solicitation and No-Interference Agreement with the Company.

Exact Sciences 2022 Proxy Statement 45

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Death or Disability
In accordance with each NEO’s employment agreement, in the event of the death or disability of the executive during the executive’s employment term, the following will occur:
»
The executive’s employment and the executive’s employment agreement will immediately and automatically terminate; and

»
All equity awards granted to the executive, whether stock options or stock purchase rights under the Company’s equity compensation plans, or other equity awards, that are unvested at the time of termination will immediately become fully vested and exercisable upon such termination.

Change in Control Benefits under 2010 Plan and 2019 Plan
Under both the 2010 Plan and 2019 Plan, except as otherwise specifically provided in the applicable award agreement or in an executive’s employment agreement, upon the consummation of a change in control (as defined in each of the 2010 Plan and 2019 Plan): (i) all outstanding awards will remain the obligation of the Company or be assumed by the surviving or acquiring entity, and the shares of our common stock then subject to such awards will be automatically substituted for the consideration payable with respect to the outstanding shares of our common stock in connection with the change in control, and (ii) the time vesting and exercisability of all outstanding awards will immediately accelerate by a period of twelve months, provided that, with respect to Performance Awards (as defined in each of the 2010 Plan and 2019 Plan), such acceleration will apply to Performance Awards such that if the applicable performance period is scheduled to end within 12 months following the Change in Control, the Performance Award will be deemed to have been fully vested and earned as of the Change in Control based upon the greater of (A) an assumed achievement of all relevant performance goals at the “target” level or (B) the actual level of achievement of all relevant performance goals as of the Change in Control. In addition to the foregoing, with respect to awards granted prior to the consummation of the change in control, in the event that any grantee who remains an employee of the Company or the acquiring or surviving entity immediately following the consummation of the change in control is terminated without cause (as defined in each of the 2010 Plan and 2019 Plan) or terminates his or her own employment for good reason (as defined in each of the 2010 Plan and 2019 Plan) prior to the first anniversary of the consummation of the change in control: (1) all options and SARs outstanding on the date the grantee’s employment is terminated, will become immediately exercisable in full and will terminate, to the extent unexercised, on their scheduled expiration date, and if the shares of our common stock subject to the options are subject to repurchase provisions then the repurchase restrictions will immediately lapse; (2) all restricted stock awards outstanding on the date the grantee’s employment is terminated, will become vested in full and free of all repurchase provisions; (3) all RSUs that are not Performance Awards outstanding on the date the grantee’s employment is terminated will become vested in full, and if the shares of common stock subject to such RSU are subject to repurchase provisions then such repurchase provisions will immediately lapse; (4) all other stock-based awards (as defined in each of the 2010 Plan and 2019 Plan) that are not Performance Awards will become exercisable, realizable or vested in full, and will be free of all repurchase provisions, as the case may be; and (5) all restricted stock awards, RSUs and other stock-based awards that are Performance Awards will become fully vested and earned based upon the greater of (A) an assumed achievement of all relevant performance goals at the “target” level or (B) the actual level of achievement of all relevant performance goals as of the change in control.
The PSUs granted to our NEOs in 2021 provide that upon the consummation of a change in control (as defined in the 2019 Plan) prior to the NEO’s separation from service (as defined in the 2019 Plan), or upon a separation from service initiated by the Company or an affiliate in anticipation of the change in control and other than for cause (as defined in the 2019 Plan) during the six-month period preceding the change in control, the PSUs will vest based upon the higher of “target” achievement or actual performance achieved through the change in control (or as otherwise determined by the Human Capital Committee).
The summary of the foregoing benefits arising out of a change in control under the 2010 Plan and the 2019 Plan are subject to and qualified by the terms and conditions of all applicable award agreements and employment agreements to which our named executive officers are a party, in each case, as described in this Proxy Statement.
Payments under the Exact Sciences Corporation Deferred Compensation Plan
Participants in our Company’s deferred compensation plan, including the named executive officers, generally may elect to receive their account balances under the plan upon attaining an age specified by the applicable participant or upon the participant’s retirement, in either case in lump-sum or in annual installments as specified in the plan, provided that the participant’s remaining account balance generally would be paid to the participant in lump-sum in the event of the participant’s separation from service with us prior to retirement or in the event of death or disability. In addition, any unvested amounts in a participant’s account would vest upon the participant’s death, disability, a change in control of us or the participant becoming eligible for retirement under the plan.
Perquisites
We provide limited perquisites to our NEOs, including use of a Company chartered aircraft for business or, under limited circumstances (other than in the case of Mr. Conroy), personal travel purposes and other benefits from time to time. In October 2020, our Board of Directors approved a Chartered Aircraft Policy (“Aircraft Policy”). The Aircraft Policy permits eligible persons, including our NEOs and non-employee directors, to use Company chartered aircraft for business or, under limited circumstances (other than in the case of our Chief Executive Officer), personal travel purposes. The Aircraft Policy requires that eligible persons, including our NEOs and non-employee directors, reimburse us for the aggregate incremental cost, as determined under the Aircraft Policy, of their (and their guests’) flights taken for personal travel. Our Board of Directors or our Human Capital Committee may provide for a travel allowance to cover any such aggregate incremental cost. In light of the Company’s headquarters being located in Madison, Wisconsin, which is served by a small airport with limited commercial flight options, the Company’s offices in Redwood City and San Diego, California, Geneva, Switzerland, Phoenix, Arizona and Salt Lake City, Utah, our Chief Executive’s heavy travel schedule, and security, health and safety risks associated with our Chief Executive’s and his family’s travel on commercial airlines (including as a result of the COVID-19 pandemic), our Human Capital Committee approved an annual allowance for our Chief Executive Officer in the amount of $150,000 for use in connection with personal travel, including on Company chartered aircraft.
46 Exact Sciences 2022 Proxy Statement

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Pursuant to his employment agreement, Mr. Cunningham was reimbursed for $270,080 of travel and relocation costs issued in connection with his joining the Company in October 2021. In connection with his relocation to Madison, Wisconsin the Company also paid $60,180 associated with the installation of a home security system at Mr. Cunningham’s residence.
Long Term Incentive Plan
As part of Mr. Conroy’s and Mr. Lidgard’s employment agreements, we established a Long Term Incentive Plan pursuant to which each executive would be entitled to receive a cash payment upon a change of control based on the equity value of the Company as reflected in the following table.
LONG TERM INCENTIVE PLAN
NAME	PORTION OF EQUITY VALUE
	FROM $100 MILLION TO $500 MILLION	EACH INCREMENTAL $50 MILLION FROM $500 MILLION TO $1 BILLION	EACH INCREMENTAL $50 MILLION FROM $1 BILLION TO $2 BILLION	ANY AMOUNT OVER $2 BILLION
Kevin Conroy	1.00%	0.50%	0.25%	No incremental payments
Graham Lidgard	0.5%	0.25%	0.125%	No incremental payments
Exact Sciences 2022 Proxy Statement 47

REPORT OF THE HUMAN CAPITAL COMMITTEE

REPORT OF THE HUMAN CAPITAL COMMITTEE
The Human Capital Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2021, as contained in the foregoing section of this Proxy Statement. In reliance on the reviews and discussions referred to above, the Human Capital Committee recommended to the Board of Directors, and the Board of Directors has approved, that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in this Proxy Statement.
The Human Capital Committee:
Katherine S. Zanotti, Chair
James E. Doyle
Daniel J. Levangie
Freda Lewis-Hall
48 Exact Sciences 2022 Proxy Statement

EXECUTIVE COMPENSATION TABLES

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table for 2021
The following table represents summary information regarding the compensation of each of our NEOs for the three years ended December 31, 2021.
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)(1)	OPTION AWARDS ($)(2)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Kevin Conroy	2021	962,668	1,266,871(3)	12,266,752(4)	—	135,949(5)	14,632,240
Chairman, President and	2020	498,976	1,374,450	12,226,355	5,975,741	45,731(6)	20,121,254
Chief Executive Officer	2019	792,169	1,000,250(7)	14,949,979	1,948,193	25,952(8)	18,716,543
Jeffrey Elliott	2021	574,391	323,956	3,271,183(4)	—	6,319(9)	3,460,301
Executive Vice President,	2020	503,932	337,302	1,559,884	762,393	6,145(9)	3,169,656
Chief Financial Officer and	2019	455,385	230,000	3,772,876	648,884	16,385(9)	5,123,530
Chief Operating Officer
D. Scott Coward	2021	530,262	299,068	2,402,356(4)	—	17,950(9)	2,712,937
Executive Vice President,	2020	485,051	324,450	1,559,884	762,393	17,100(9)	3,148,878
Chief Legal Officer	2019	483,016	242,050	3,708,412	616,042	16,800(9)	5,066,320
and Secretary
Graham Lidgard	2021	574,336	323,925(10)	3,271,183(4)	—	38,778(11)	3,492,674
Chief Science Officer	2020	500,702(12)	335,034(10)	1,559,884	762,393	17,100(9)	3,175,113
	2019	477,447	238,750	3,708,412	616,042	16,800(9)	5,057,451
Jacob Orville(12)	2021	477,831	224,581	2,402,356(4)	—	18,035(9)	2,586,104
General Manager, Pipeline	2020	407,212	227,120	797,320	389,694	17,100(9)	1,838,445
	2019	331,731(13)	370,137(14)	3,291,960	—	341,800(15)	4,335,628
Everett Cunningham(16)	2021	137,500	540,475(17)	8,864,293(4)	—	330,285(18)	9,872,553
Chief Commercial Officer

(1)
The amounts shown in this column indicate the grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K for 2021. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by our NEOs.

(2)
The amounts shown in this column indicate the grant date fair value of option awards computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K for 2021. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by our NEOs.

(3)
Mr. Conroy elected to defer payment of 50% of this amount pursuant to the Company’s Executive Deferred Compensation Plan.

(4)
The PSUs granted in 2021 are valued at target as a result of which this amount includes PSU amounts for Mr. Conroy, Mr. Elliott, Mr. Coward, Mr. Lidgard, Mr. Orville and Mr. Cunningham of $6,133,376, $715,548, $536,698, $715,548, $536,698 and $452,392, respectively. Assuming maximum performance, this amount would include PSU amounts for Mr. Conroy, Mr. Elliott, Mr. Coward, Mr. Lidgard, Mr. Orville and Mr. Cunningham of $12,266,753, $1,431,096, $1,073,396, $1,431,096, $1,073,396 and $904,783, respectively.

(5)
Represents (i) a matching contribution to our 401(k) plan paid in shares of our common stock and reimbursement for annual credit card fee and
(ii) $117,943 of personal travel expenses paid by the Company on behalf of Mr. Conroy pursuant to the Chartered Aircraft Policy.

(6)
Represents (i) a matching contribution to our 401(k) plan paid in shares of our common stock and reimbursement for annual credit card fee and (ii) $28,631 of personal travel expenses paid by the Company on behalf of Mr. Conroy pursuant to the Chartered Aircraft Policy.

(7)
Mr. Conroy elected to defer payment of 100% of this amount pursuant to the Company’s Executive Deferred Compensation Plan.

(8)
Represents (i) a matching contribution to our 401(k) plan paid in shares of our common stock and reimbursement for annual credit card fee and (ii) $9,152 paid by the Company to Mr. Conroy for travel, lodging and other expenses incurred in respect of Mr. Conroy’s spouse’s attendance at a Company sales conference.

(9)
Represents a matching contribution to our 401(k) plan paid in shares of our common stock and reimbursement for annual credit card fee.

(10)
Mr. Lidgard elected to defer payment of 75% of this amount pursuant to the Company’s Executive Deferred Compensation Plan.

(11)
Represents (i) a matching contribution to our 401(k) plan paid in shares of our common stock and (ii) a retirement gift valued at $21,378.

(12)
Mr. Lidgard elected to defer payment of 35% of this amount pursuant to the Company’s Executive Deferred Compensation Plan.

(13)
Mr. Orville was hired in February 2019.

(14)
Represents (i) $170,137 in incentive compensation bonus and (ii) a one-time payment of $200,000 in respect of a signing bonus owed to Mr. Orville in connection with his appointment as Senior Vice President, Pipeline in February 2019.

(15)
Represents (i) a matching contribution to our 401(k) plan paid in shares of our common stock and (ii) $325,000 paid in respect of certain relocation and travel stipends paid to Mr. Orville in connection with his appointment as Senior Vice President, Pipeline in February 2019.

Exact Sciences 2022 Proxy Statement 49

EXECUTIVE COMPENSATION TABLES

(16)
Mr. Cunningham was hired in October 2021.

(17)
Represents (i) $90,475 in incentive compensation bonus and (ii) a one-time payment of $450,000 in respect of a signing bonus owed to Mr. Cunningham in connection with his appointment as Chief Commercial Officer in October 2021.

(18)
Represents (i) $270,080 paid in respect of certain relocation and travel stipends and (ii) $60,180 paid in respect to a home security system to Mr. Cunningham in connection with his appointment as Chief Commercial Officer in October 2021.

Grants of Plan-Based Awards in 2021
The following table sets forth all plan-based awards made to our NEOs in 2021.
NAME	AWARD TYPE	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AWARDS ($)(1)
			THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Kevin Conroy	Restricted Stock Units(2)	2/19/2021				41,495	6,133,376
	Performance Share Units(3)	2/19/2021	20,748	41,495	82,990		6,133,376
Jeffrey Elliott	Restricted Stock Units(2)	2/19/2021				12,449	1,840,087
	Performance Share Units(3)	2/19/2021	2,421	4,841	9,682		715,548
D. Scott Coward	Restricted Stock Units(2)	2/19/2021				8,991	1,328,960
	Performance Share Units(3)	2/19/2021	1,816	3,631	7,262		536,698
Graham Lidgard	Restricted Stock Units(2)	2/19/2021				12,449	1,840,087
	Performance Share Units(3)	2/19/2021	2,421	4,841	9,682		715,548
Jacob Orville	Restricted Stock Units(2)	2/19/2021				8,991	1,328,960
	Performance Share Units(3)	2/19/2021	1,816	3,631	7,262		536,698
Everett Cunningham	Restricted Stock Units(4)	10/11/2021				60,010	5,607,935
	Restricted Stock Units(5)	10/11/2021				30,005	2,803,967
	Performance Share Units (3)	10/11/2021	2,421	4,841	9,682		452,392

(1)
The amounts shown in this column indicate the grant date fair value of RSUs and PSUs computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K for 2021. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by our NEOs. The PSUs are valued at target. Assuming maximum performance, the PSU amounts for Mr. Conroy, Mr. Elliott, Mr. Coward, Mr. Lidgard, Mr. Orville and Mr. Cunningham would be $12,266,753, $1,431,096, $1,073,396, $1,431,096, $1,073,396 and $904,783, respectively.

(2)
Represents RSUs which vest in four equal annual installments beginning on February 19, 2022.

(3)
Represents a PSU award. For further information, see “Annual Equity Awards” above.

(4)
Represents RSUs which vest in three equal annual installments beginning on October 11, 2022.

(5)
Represents RSUs which vest in three annual installments (of 50%, 25%, and 25%) beginning on October 11, 2022.

50 Exact Sciences 2022 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at December 31, 2021
The following table presents information about information about unexercised options and unvested RSUs and PSUs that were held by our NEOs as of December 31, 2021.
	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(2)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(1)
Kevin Conroy	94,425	—	9.07	02/27/22	174,091(3)	13,549,503	20,748	1,614,817
	96,758	—	10.82	02/22/23
	102,837	—	13.96	02/24/24
	66,723	—	23.38	03/09/25
	229,757	—	5.70	02/26/26
	240,000	—	21.68	02/23/27
	51,225	17,075(4)	44.37	02/27/28
	17,055	17,055(5)	92.62	02/26/29
	25,229	75,687(6)	98.18	02/14/30
Jeffrey Elliott	58,362	—	21.68	02/23/27	36,263(7)	2,822,349	2,421	188,426
	12,525	4,175(4)	44.37	02/27/28
	5,681	5,681(5)	92.62	02/26/29
	3,219	9,656(6)	98.18	02/14/30
D. Scott Coward	—	4,175(4)	44.37	02/27/28	32,457(8)	2,526,128	1,816	141,339
	5,393	5,393(5)	92.62	02/26/29
	3,219	9,656(6)	98.18	02/14/30
Graham Lidgard	—	—(5)	44.37	02/27/28	35,915(9)	1,496,223	2,421	188,426
	5,393	5,393(6)	92.62	02/26/29
	3,219	3,219(7)	98.18	02/14/30
Jacob Orville	1,645	4,936(6)	98.18	02/14/30	22,379(10)	1,741,758	1,816	141,339
Everett Cunningham	—	—	—	—	90,015(11)	7,005,867	2,421	188,426

(1)
The market value of unvested and unearned RSUs and PSUs is based on the closing price of our common stock on December 31, 2021 ($77.83).

(2)
Represents the unearned portion of certain PSUs, which vest based upon the achievement of (i) milestones related to revenue for the twelve months ended December 31, 2023 and (ii) certain scientific and other strategic milestones on or before December 31, 2023. In accordance with SEC rules, the amounts represent the threshold amounts payable in connection with such PSU awards.

(3)
Represents the unvested portions of certain RSUs that vest as follows: (1) 20,575 shares that vest on February 27, 2022; (2) 18,624 shares that vest in two equal annual installments beginning on February 26, 2022; (3) 93,397 shares that vest in three equal annual installments beginning on February 14, 2022 and (4) 41,495 shares that vest in four equal annual installments beginning on February 19, 2022.

(4)
Represents the unvested portion of an option grant that vests on February 27, 2022.

(5)
Represents the unvested portion of an option grant that vests in two equal annual installments beginning on February 26, 2022.

(6)
Represents the unvested portion of an option grant that vests in three equal annual installments beginning on February 14, 2022.

(7)
Represents the unvested portion of certain RSUs that vest as follows: (1) 5,025 shares that vest on February 27, 2022; (2) 6,873 shares that vest in two equal annual installments beginning on February 26, 2022; (3) 11,916 shares that vest in three equal annual installments beginning on February 14, 2022 and (4) 12,449 shares that vest in four equal annual installments beginning on February 19, 2022.

(8)
Represents the unvested portion of certain RSUs that vest as follows: (1) 5,025 shares that vest on February 27, 2022; (2) 6,525 shares that vest in two equal annual installments beginning on February 26, 2022; (3) 11,916 shares that vest in three equal annual installments beginning on February 14, 2022 and (4) 8,991 shares that vest in four equal annual installments beginning on February 19, 2022.

(9)
Represents the unvested portion of certain RSUs that vest as follows: (1) 5,025 shares that vest on February 27, 2022; (2) 6,525 shares that vest in two equal annual installments beginning on February 26, 2022; (3) 11,916 shares that vest in three equal annual installments beginning on February 14, 2022 and (4) 12,449 shares that vest in four equal annual installments beginning on February 19, 2022.

Exact Sciences 2022 Proxy Statement 51

EXECUTIVE COMPENSATION TABLES

(10)
Represents the unvested portion of certain RSUs that vest as follows: (1) 7,297 shares that vest in two equal annual installments beginning on February 18, 2022; (2) 6,091 shares that vest in three equal annual installments beginning on February 14, 2022 and (3) 8,991 shares that vest in four equal annual installments beginning on February 19, 2022.

(11)
Represents the unvested portion of certain RSUs that vest as follows: (1) 60,010 shares that vest in three equal annual installments beginning on October 11, 2022 and (2) 30,005 shares that vest in three annual installments beginning on October 11, 2022.

2021 Option Exercises and Stock Vested Table
The following table sets forth information for each of our NEOs regarding stock option exercises and vesting of stock awards during 2021.
NAME	OPTION AWARDS		STOCK AWARDS
	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)
Kevin Conroy	17,543	2,436,547	153,987(3)	18,280,821
Jeffrey Elliott	—	—	34,481(4)	4,067,302
D. Scott Coward	22,925	2,594,445	37,857(5)	4,536,037
Graham Lidgard	47,853	4,998,195	36,582(6)	4,359,182
Jacob Orville	—	—	15,876(7)	1,623,702
Everett Cunningham	—	—	—	—

(1)
Value realized is calculated based on the difference between the closing price of our common stock on the date of exercise and the exercise price of the stock option.

(2)
Value realized is calculated based on the closing price of our common stock on the date of vesting.

(3)
Includes 95,344 shares vesting under time-based RSUs and 58,643 shares vesting under PSUs based on the satisfaction of certain performance targets for the three year period ending on December 31, 2021.

(4)
Includes 21,734 shares vesting under time-based RSUs and 12,747 shares vesting under PSUs based on the satisfaction of certain performance targets for the three year period ending on December 31, 2021.

(5)
Includes 25,110 shares vesting under time-based RSUs and 12,747 shares vesting under PSUs based on the satisfaction of certain performance targets for the three year period ending on December 31, 2021.

(6)
Includes 23,835 shares vesting under time-based RSUs and 12,747 shares vesting under PSUs based on the satisfaction of certain performance targets for the three year period ending on December 31, 2021.

(7)
Includes 5,679 shares vesting under time-based RSUs and 10,197 shares vesting under PSUs based on the satisfaction of certain performance targets for the three year period ending on December 31, 2021.

2021 Nonqualified Deferred Compensation
NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)(1)	REGISTRANT CONTRIBUTIONS IN LAST FY ($)	AGGREGATE EARNINGS IN LAST FY ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE ($)
Kevin Conroy	479,929	—	326,843	—	1,971,432(2)
Jeffrey Elliott	—	—	—	—	—
D. Scott Coward	—	—	—	—	—
Jacob Orville	—	—	—	—	—
Everett Cunningham	—	—	—	—	—
Graham Lidgard	442,449	—	74,366	—	971,935(3)

(1)
The amounts shown in this column are reported as compensation in 2021 in the Summary Compensation Table.

(2)
Includes $1,000,250 reported as bonus in 2019 in the Summary Compensation Table.

(3)
Includes $175,246 reported as salary in 2020 in the Summary Compensation Table and $242,944 reported as bonus in 2020 in the Summary Compensation Table.

We maintain an executive non-qualified deferred compensation plan pursuant to which certain employees, including our named executive officers, prior to 2020 were entitled to defer may defer up to 100% of their cash compensation other than bonuses and 100% of their cash bonuses and beginning in 2020 were entitled to defer up to 75% of their cash compensation other than bonuses and 75% of their cash bonuses, and pursuant to which we may make matching and other contributions in our discretion. Any matching contributions made by us generally would be subject to continued service for one year, subject to earlier vesting upon death, disability, a change in control of us or the participant becoming eligible for retirement under the plan. A participant generally may elect to receive his or her account balance under the plan upon attaining an age specified by the participant or upon the participant’s retirement, in either case in lump-sum or in annual installments as specified in the plan, provided that the participant’s remaining account balance generally would be paid to the participant in lump-sum in the event of the participant’s separation from service with us prior to retirement or in the event of death or disability. Amounts in a participant’s account are treated as invested in investments selected by the participant from a menu of investment options designated by us.
52 Exact Sciences 2022 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Potential Payments upon Termination or Change of Control
The following table sets forth the estimated post-employment compensation and benefits that would have been payable to our NEOs under their employment agreements, assuming that each covered circumstance occurred on December 31, 2021.
For further information regarding the following table, see the “Potential Benefits upon Termination or Change of Control” section of the Compensation Discussion & Analysis in this Proxy Statement.
NAME AND BENEFIT	SEVERANCE ELIGIBLE TERMINATION* ($)	CHANGE OF CONTROL** ($)	DEATH OR DISABILITY ($)
Kevin Conroy
Cash Severance	1,444,650(1)	—	—
Bonus	1,266,871(2)	—	—
Options, RSUs and PSUs	6,127,866(3)	17,350,466(4)	17,350,466(5)
Long-Term Incentive Plan	—	10,000,000(6)
COBRA Benefits	25,923(7)	—	—
Outplacement Consulting	10,000	—	—
Total Estimated Value	8,875,310	27,350,466	17,350,466
Jeffrey Elliott
Cash Severance	575,000(8)	—	—
Bonus	323,956(2)	—	—
Options, RSUs and PSUs	1,349,641(3)	3,338,898(4)	3,338,898(5)
COBRA Benefits	25,923(7)	—	—
Outplacement Consulting	10,000	—	—
Total Estimated Value	2,284,520	3,338,898	3,338,898
D. Scott Coward
Cash Severance	530,000(8)	—	—
Bonus	299,068(2)	—	—
Options, RSUs and PSUs	1,268,814(3)	2,948,502(4)	2,948,502(5)
COBRA Benefits	25,923(7)	—	—
Outplacement Consulting	10,000	—	—
Total Estimated Value	2,133,805	2,948,502	2,948,502
Graham Lidgard
Cash Severance	717,920(8)	—	—
Bonus	323,925(2)	—	—
Options, RSUs and PSUs	1,336,098(3)	3,311,891(4)	3,311,891(5)
Long-Term Incentive Plan	—	5,000,000(6)
COBRA Benefits	21,044(7)	—	—
Outplacement Consulting	10,000	—	—
Total Estimated Value	2,408,987	8,311,891	3,311,891
Jacob Orville
Cash Severance	478,500(8)	—	—
Bonus	224,581(2)	—	—
Options, RSUs and PSUs	616,939(3)	2,024,436(4)	2,024,436(5)
COBRA Benefits	25,923(7)	—	—
Outplacement Consulting	10,000	—	—
Total Estimated Value	1,355,943	2,024,436	—
Everett Cunningham
Cash Severance	650,000(8)	—	—
Bonus	90,475(2)	—	—
Options, RSUs and PSUs	2,724,504(3)	7,382,642(4)	7,382,642(5)
COBRA Benefits	27,931(7)	—	—
Outplacement Consulting	10,000	—	—
Total Estimated Value	3,502,910	7,382,642	7,382,642

*
“Severance Eligible Termination” means the executive’s termination by the Company without cause or by the executive for good reason.

**
“Change of Control” means a change of control occurs without the executive’s termination.

(1)
Represents 18 months’ severance payable upon a Severance Eligible Termination and does not include an additional $481,550, representing an additional six months’ severance, that would be payable if such Severance Eligible Termination occurs within 12 months before a Change of Control (as defined in Mr. Conroy’s employment agreement).

Exact Sciences 2022 Proxy Statement 53

EXECUTIVE COMPENSATION TABLES

(2)
Represents 2021 bonus award.

(3)
Represents the value of unvested options and RSUs held on December 31, 2021 that were scheduled to vest within 12 months of such date, assuming such acceleration in connection with a Severance Eligible Termination, based upon the closing market price of the common stock on December 31, 2021 ($77.83).

(4)
Represents the value of unvested options, RSUs and PSUs held on December 31, 2021, based upon the closing market price on December 31, 2021 ($77.83). These options and RSUs would vest in full upon a Change of Control (as defined in the NEO’s employment agreement) if such NEO (x) remains employed by the Company (or its successor) at least six months following such Change of Control or (y) is terminated without Cause or resigns for Good Reason (each as defined in the NEO’s employment agreement) (1) within four months prior to the consummation of such Change of Control or (2) within 12 months following such Change of Control. In accordance with the terms of such NEO’s employment agreement and the award agreement governing such NEO’s PSU award, this amount reflects the acceleration of such PSUs based upon the achievement of the performance metrics to which such PSUs are subject at the “target” level.

(5)
Represents the value of unvested options, RSUs and PSUs held on December 31, 2021, based upon the closing market price on December 31, 2021 ($77.83). These options and RSUs would vest in full upon the NEO’s death or Disability (as defined in the NEO’s employment agreement). In accordance with the terms of such NEO’s employment agreement and the award agreement governing such NEO’s PSU award, this amount reflects the acceleration of such PSUs based upon the achievement of the performance metrics to which such PSUs are subject at the “target” level.

(6)
Amount represents payment due under the Long Term Incentive Plan included in the executive’s employment agreement, assuming a change of control transaction at an equity value equal to the Company’s total market capitalization as of December 31, 2021.

(7)
Represents the estimated cost of paying for premiums for health and/or dental insurance for the maximum of 12 months.

(8)
Represents 15 months’ severance and does not include an additional $143,584, representing an additional three months’ severance, that would be payable if such Severance Eligible Termination occurs within 12 months before a Change of Control (as defined in Mr. Lidgard’s employment agreement).

54 Exact Sciences 2022 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION
We maintain the following equity compensation plans under which our equity securities that have been issued or are authorized for issuance to our employees and/or directors, in each case, as amended: the 2010 Omnibus Long-Term Incentive Plan, the 2010 Employee Stock Purchase Plan and the 2019 Omnibus Long-Term Incentive Plan. The following table presents information about these plans as of December 31, 2021.
PLAN CATEGORY(1)	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES OUTSTANDING)
Equity compensation plans approved by security holders	5,749,508(2)	$39.25(3)	8,918,262(4)
Equity compensation plans not approved by security holders	717,854(5)	$95.56(3)	160
Total	6,467,362	$39.25	8,918,422

(1)
Table does not include (a) 36,734 shares of common stock issuable pursuant to outstanding restricted stock units or (b) 109,267 shares of common stock issuable pursuant to outstanding stock options (which had a weighted average exercise price of $67.35 per share as of December 31, 2021), in each case granted under GHI’s equity compensation plan (the “GHI Plan”), which the Company assumed in connection with the acquisition of GHI in 2019. No further awards may be granted under the GHI Plan.

(2)
Includes 4,292,353 outstanding RSUs.

(3)
Does not reflect RSUs included in the first column that do not have an exercise price.

(4)
Consists of 8,491,176 shares of common stock available for future issuance under our 2019 Omnibus Long-Term Incentive Plan and 427,246 shares of common stock available for future issuance under our 2010 Employee Stock Purchase Plan.

(5)
Includes 717,854 RSUs granted to 3,482 employees pursuant to Nasdaq Rule 5635(c) under the 2019 Omnibus Long-Term Incentive Plan based on the shares that were available for grant under the GHI Plan at the time the Company acquired GHI. None of these RSUs were granted to individuals employed by the Company immediately prior to the acquisition of GHI.

Exact Sciences 2022 Proxy Statement 55

CEO PAY RATIO

CEO PAY RATIO
As required by SEC rules, we are providing the following information about the relationship of the annual total compensation for 2021 of our employees and our CEO, Mr. Conroy. The pay ratio provided below is a reasonable estimate calculated in accordance with SEC rules and methods for disclosure.
For 2021, the median of the annual total compensation of all our employees (other than our CEO) was $128,893; and the annual total compensation of our CEO, for purposes of this pay ratio disclosure (as discussed below), was $14,656,764. As a result, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was approximately 114 to 1.
Consistent with prior years' disclosure, we identified our median employee by (A) aggregating for each of our employees (other than our CEO) as of December 13, 2021 (our median employee determination date): (1) for permanent salaried employees, annual base salary, and solely for hourly employees, hourly rate multiplied by expected annual work schedule, including overtime (adjusted for the portion of the year actually worked for non-permanent employees), (2) target bonus for 2021, and (3) estimated grant date fair value of equity awards granted during 2021, and (B) ranking our employees from lowest to highest using this compensation measure. Amounts paid in currencies other than US Dollars were converted based on the average annual exchange rate as of the determination date. This process resulted in the identification of an employee at the median whose compensation was anomalous as a result of that employee having been hired during 2021. As a result, we selected for this disclosure an employee with similar compensation characteristics, and which was employed throughout 2021.
For the annual total compensation of our median employee, we identified and calculated the elements of that employee's compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x), and then added the Company's annual share of the cost of medical, dental, disability, and life insurance for the employee, resulting in annual total compensation of $128,893. For the annual total compensation of our CEO, we used the amount reported in the "Total" column of our 2021 Summary Compensation Table, adjusted as follows: to maintain consistency between the annual total compensation of our CEO and our median employee, we added the Company's annual share of the cost of medical, dental, disability, and life insurance for our CEO (estimated at $24,524) to the amount reported in the Summary Compensation Table. This resulted in annual total compensation for purposes of determining the CEO pay ratio of $14,656,764, which exceeded the amount reported for our CEO in the Summary Compensation Table.
56 Exact Sciences 2022 Proxy Statement

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding beneficial ownership of our common stock as of April 14, 2022 by:
»
each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

»
each executive officer included in the Summary Compensation Table above;

»
each of our directors;

»
each person nominated to become a director; and

»
all executive officers, directors and nominees as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o Exact Sciences Corporation at 5505 Endeavor Lane, Madison, Wisconsin 53719. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.
Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of common stock issuable by us to a person pursuant to restricted stock unit awards expected to vest within 60 days of April 14, 2022 and options which may be exercised within 60 days after April 14, 2022 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The applicable percentage of common stock outstanding as of April 14, 2022 is based upon 175,943,508 shares outstanding on that date.
NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
	NUMBER OF ISSUED SHARES	NUMBER OF SHARES ISSUABLE(1)	TOTAL SHARES BENEFICIALLY OWNED	PERCENTAGE OF COMMON STOCK OUTSTANDING
Directors and Executive Officers
Paul Clancy	5,496	—	5,496	*
Kevin Conroy	1,189,791(2)	548,200(3)	1,737,991	1.0%
D. Scott Coward	20,662(4)	18,701(3)	39,363	*
Everett Cunningham	—	—	—	*
James Doyle	39,830	8,477(3)	48,307	*
Jeffrey Elliott	17,506(5)	90,741(3)	108,247	*
Pierre Jacquet	11,753	—	11,753	*
Daniel Levangie	17,691	3,340	21,031	*
Freda Lewis-Hall	10,483	—	10,483	*
Jacob Orville	15,584(6)	3,291(3)	18,875	*
Shacey Petrovic	8,357	—	8,357	*
Kathleen Sebelius	13,877	—	13,877	*
Katherine Zanotti	59,537(7)	4,608	64,145	*
Sarah Condella	90,917(8)	46,681(3)	137,598	*
All directors and executive officers as a group (14 persons)	1,501,484	724,038	2,225,522	1.3%
Stockholders
T. Rowe Price(9)	18,724,736	—	18,724,736	10.7%
The Vanguard Group(10)	15,431,734	—	15,431,734	9.0%
ARK Investment Management LLC(11)	13,496,014	—	13,496,014	7.8%
BlackRock, Inc.(12)	9,497,012	—	9,497,012	5.5%
Wellington Management Group LLP(13)	11,125,397	—	11,125,397	6.5%

*
Less than one percent.

(1)
Represents shares of our common stock issuable pursuant to option, restricted stock unit and deferred stock unit awards exercisable or issuable within 60 days of April 14, 2022. Does not include shares of stock issuable pursuant to option, restricted stock unit and deferred stock unit awards not exercisable or issuable within 60 days of April 14, 2022.

(2)
Includes 26,846 shares held through our 401(k) plan and 175,000 shares held in a grantor retained annuity trust in respect of which Mr. Conroy is the trustee and holds sole voting and investment power.

Exact Sciences 2022 Proxy Statement 57

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(3)
Does not include shares of common stock issuable on May 1, 2022 upon purchase pursuant to the Company’s 2010 Employee Stock Purchase Plan. The number of shares to be purchased on May 1, 2022 was indeterminable as of April 15, 2022.

(4)
Includes 4,428 shares held through our 401(k) plan.

(5)
Includes 1,267 shares held through our 401(k) plan.

(6)
Includes 546 shares held through our 401(k) plan.

(7)
Includes 37,000 shares held in a grantor retained annuity trust in respect of which Mrs. Zanotti is the trustee and holds sole voting and investment power.

(8)
Includes 5,155 shares held through our 401(k) plan.

(9)
T. Rowe Price Associates, Inc., a Maryland corporation (“T. Rowe Price”), has the sole power to vote or to direct the vote of 7,448,296 shares and the sole power to dispose or to direct the disposition of 18,724,736 shares. As disclosed by T. Rowe Price, these securities are owned by various individual and institutional investors for which T. Rowe Price serves as an investment advisor. For purposes of reporting requirements of the Exchange Act, T. Rowe Price is deemed to be the beneficial owner of such securities. The principal address of T. Rowe Price is 100 E. Pratt Street, Baltimore, MD 21202. This information has been obtained from Amendment No. 5 to Schedule 13G filed by T. Rowe Price with the SEC on March 10, 2022.

(10)
The Vanguard Group, Inc., a Pennsylvania corporation (“Vanguard”), beneficially owns these shares directly and through its subsidiaries, Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, Vanguard Investments UK, Limited. Vanguard has the sole power to vote or to direct the vote of 0 shares, the shared power to vote or to direct the vote of 165,364 shares, the sole power to dispose or to direct the disposition of 15,054,645 shares and shared power to dispose or to direct the disposition of 377,089 shares. The principal address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information has been obtained from Amendment No. 9 to Schedule 13G filed by Vanguard with the SEC on February 10, 2022.

(11)
ARK Investment Management LLC, a Delaware limited liability company (“ARK”) has the sole power to vote or to direct the vote of 12,297,889 shares, the shared power to vote or to direct the vote of 922,300 shares, the sole power to dispose or to direct the disposition of 13,496,014 shares and shared power to dispose or to direct the disposition of 0 shares. The principal address of ARK is 3 East 28th Street, 7th Floor, New York, NY 10016. This information has been obtained from the Schedule 13G filed by ARK with the SEC on February 9, 2022.

(12)
BlackRock, Inc., a Delaware corporation (“BlackRock”), has the sole power to vote or to direct the vote of 8,446,703 shares, the shared power to vote or to direct the vote of 0 shares, the sole power to dispose or to direct the disposition of 9,497,012 shares and shared power to dispose or to direct the disposition of 0 shares. The principal address of BlackRock is 55 East 52nd Street, New York, NY 10055. This information has been obtained from the Schedule 13G filed by BlackRock with the SEC on February 4, 2022.

(13)
Wellington Management Group LLP, a Massacbusetts limited liability partnership (“Wellington”), beneficially owns these shares directly and through its subsidiaries, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP. Wellington has the sole power to vote or to direct the vote of 0 shares, the shared power to vote or to direct the vote of 9,725,095 shares, the sole power to dispose or to direct the disposition of 0 shares and shared power to dispose or to direct the disposition of 9,725,095 shares. The principal address of Wellington is 280 Congress Street, Boston, MA 02210. This information has been obtained from the Schedule 13G filed by Wellington with the SEC on February 4, 2022.

58 Exact Sciences 2022 Proxy Statement

PROPOSAL 4 — AMENDMENT NO. 1 TO THE 2019 OMNIBUS LONG-TERM INCENTIVE PLAN

PROPOSAL 4—AMENDMENT NO. 1 TO THE 2019 OMNIBUS LONG-TERM INCENTIVE PLAN
WHAT YOU ARE VOTING ON:
At the 2022 Annual Meeting, shareholders are being asked to approve an amendment to the 2019 Omnibus Long-Term Incentive Plan as disclosed in this Proxy Statement.
The Company currently maintains the 2019 Omnibus Long-Term Incentive Plan (the “2019 Plan”), which was adopted by the Board of Directors on April 24, 2019 and approved by shareholders at our 2019 annual meeting on July 25, 2019. Our Board believes that the 2019 Plan is a key part of the Company’s compensation philosophy and programs, including our continued practice of making broad-based equity grants to substantially all our employees as a means to show our continued commitment to our employees and solidify employee engagement and sense of ownership in the Company. Our ability to attract, retain and motivate highly qualified officers, non-employee directors, employees, consultants and advisors is critical to our success. Our Board believes that the interests of the Company and its shareholders will be advanced if we can continue to offer our officers, non-employee directors, key employees, consultants and advisors the opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.
In April 2022, our Board approved, subject to the approval of our shareholders, a first amendment to the 2019 Plan (the “2019 Plan Amendment”) to, among other things, add 14,000,000 shares of common stock to the pool of shares available for issuance under the 2019 Plan. The 2019 Plan Amendment also adds a provision to the 2019 Plan to specifically prohibit the grant, payment or accrual of any dividends or dividend equivalent rights with respect to unvested awards. Under the 2019 Plan, the Company initially reserved 13,829,582 shares of common stock for issuance to eligible employees, officers, non-employee directors, consultants and advisors of the Company, or of any affiliate, as the Human Capital Committee may determine and designate from time to time. 2019 Plan awards may take the form of incentive stock options (“ISOs”), non-qualified stock options (“NSOs”), stock appreciation rights (“SARs”, restricted stock, restricted stock units (“RSUs”), cash- or stock-based performance awards and other stock-based awards. The 2019 Plan replaced the Company’s 2010 Omnibus Long-Term Incentive Plan (As Amended and Restated Effective July 27, 2017) (the “2010 Plan”), and no new awards have been granted under the 2010 Plan since the effective date of the 2019 Plan. Any awards outstanding under the 2010 Plan on the date of shareholder approval of the 2019 Plan remained subject to the 2010 Plan, and any shares subject to outstanding awards under the 2010 Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares automatically become available for issuance under the 2019 Plan.
As of March 31, 2022, there were approximately 3.3 million shares available for future grants under the 2019 Plan. If shareholders approve the 2019 Plan Amendment, the 2019 Plan will authorize equity compensation awards for up to and additional 14,000,000 shares of our common stock, resulting in approximately 17.3 million shares being available for future grants under the 2019 Plan, plus any shares added to the reserve in connection with the expiration, forfeiture or termination of outstanding awards under the 2010 Plan. The 2019 Plan is scheduled to expire on July 25, 2029.
The following table provides certain additional information regarding our equity incentive plans. As of March 31 2022, there were 175,551,408 shares of our common stock outstanding. The closing price of our common stock as reported on Nasdaq on March 31, 2022 was $69.92 per share.
As of March 31, 2022
Total Shares Subject to Outstanding Stock Options	1,790,052
Weighted Average Remaining Term of Outstanding Stock Options	5.7514
Weighted Average Exercise Price of Outstanding Stock Options	$41.41
Total Shares of Common Stock Relating to Outstanding Restricted Stock, RSUs, and Performance-Vesting RSUs	6,990,944
Total Shares of Common Stock Remaining Available for Issuance under the 2019 Plan	3,320,443
We currently anticipate that if the 2019 Plan Amendment is approved, the number of shares reserved for issuance under the 2019 Plan will provide us with a sufficient number of shares for approximately the next two years; however, usage may vary based on a variety of factors, including among others, our stock price, granting practices, and employee hiring. Our shareholders are being asked to vote on this Proposal 4 to approve the 2019 Plan Amendment. If our shareholders do not approve the 2019 Plan Amendment, the 2019 Plan will remain in effect in accordance with its terms but our ability to compensate our key service providers with equity compensation will be significantly limited.
Vote Required for Approval
The 2019 Plan Amendment will be approved if holders of a majority of the shares present or represented at our 2022 annual meeting of shareholders, in person or by proxy, and voting on Proposal 4 vote in favor of the 2019 Plan Amendment.
Exact Sciences 2022 Proxy Statement 59

PROPOSAL 4 — AMENDMENT NO. 1 TO THE 2019 OMNIBUS LONG-TERM INCENTIVE PLAN

Board Recommendation
Material Features of the 2019 Plan, as Amended by the 2019 Plan Amendment
The material terms of the 2019 Plan, as amended by 2019 Plan Amendment, are summarized below. This summary of the 2019 Plan is not intended to be a complete description of the 2019 Plan and is qualified in its entirety by the actual text of the 2019 Plan (previously filed as Annex A to the proxy statement for our 2019 annual meeting of shareholders filed on April 30, 2019), as amended by 2019 Plan Amendment, which is attached as Appendix A to this proxy statement. The proposed changes to the 2019 Plan as a result of 2019 Plan Amendment are set forth in Annex A.
Eligibility and Participation.   Awards may be granted under the 2019 Plan to officers, employees, and consultants of the Company and its subsidiaries and to non-employee directors of the Company. Incentive stock options may be granted only to employees of the Company or its subsidiaries. As of March 31, 2022, approximately 7,027 individuals were eligible to receive awards under the 2019 Plan including six executive officers and eight non-employee directors.
Plan Administration.   The Board of Directors has powers and authority related to the administration of the 2019 Plan as are consistent with our corporate governance documents and applicable law. Pursuant to its charter, the Human Capital Committee administers the 2019 Plan.
Type of Awards.   The following types of awards are available for grant under the 2019 Plan: ISOs, NSOs, SARs, restricted stock, RSUs, and other stock-based awards.
Number of Authorized Shares.   Subject to adjustment (in connection with certain changes in capitalization), 30,004,717 shares of our common stock are reserved for issuance under the 2019 Plan all of which may be granted as ISOs. This amount includes the 13,829,582 shares initially reserved for issuance under the 2019 Plan, plus 2,175,135 shares of our common stock that have been added to the authorized pool as a result of shares subject to outstanding awards under the 2010 Plan at the effective time of the 2019 Plan that have subsequently expired, terminated, or been surrendered or forfeited for any reason without issuance of shares, plus 14,000,000 shares reserved pursuant to the 2019 Plan Amendment. Pursuant to the terms of the 2019 Plan, any shares that remain subject to outstanding awards under the 2010 Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will continue to be automatically become available for issuance under the 2019 Plan. The shares of common stock issuable under the 2019 Plan consist of authorized and unissued shares, treasury shares, or shares purchased on the open market or otherwise.
Share Counting
Fungible Share Pool.   The 2019 Plan uses a “fungible share” concept under which awards of options and SARs cause one share per covered share to be removed from the available share pool, while awards of restricted stock, RSUs, or other stock-based awards where the price charged for the award is less than 100% of the fair market value of our common stock will be counted against the pool as 1.61 shares. This number is known as the “fungible share ratio.”
Share Recycling.   If any award is canceled, terminates, expires or lapses for any reason prior to the issuance of shares or if shares are issued under the 2019 Plan and thereafter are forfeited to the Company, the shares subject to such awards and the forfeited shares will again be available for grant under the 2019 Plan. In addition, the following items will not count against the aggregate number of shares of common stock available for grant under the 2019 Plan: (a) any award that is settled in cash rather than by issuance of shares of common stock, or (b) awards granted in assumption of or in substitution for awards previously granted by an acquired company. Shares tendered or withheld to pay the exercise price for an option or tax withholding for any type of award will continue to count against the aggregate number of shares of common stock available for grant under the 2019 Plan. In addition, the total number of shares covering stock-settled SARs or net-settled options will be counted against the pool of available shares, not just the net shares issued upon exercise. Any shares of common stock repurchased by us with cash proceeds from the exercise of options will not be added back to the pool of shares available for grant under the 2019 Plan.
Stock Options and SARs
Grant of Options and SARs.   The Human Capital Committee may award ISOs, NSOs (together, “options”), and SARs to grantees under the 2019 Plan. SARs may be awarded either in tandem with or as a component of other awards or alone.
Exercise Price of Options and SARs.   The exercise price per share of an option will be at least 100% of the fair market value per share of our stock underlying the award on the grant date. A SAR will confer on the grantee a right to receive, upon exercise, a payment of the excess of (1) the fair market value of one share of our stock on the date of exercise over (2) the grant price of the SAR as determined by the Human Capital Committee. The grant price will be fixed at the fair market value of a share of stock on the grant date. SARs granted in tandem with an outstanding option following the grant date of such option will have a grant price that is equal to the option’s exercise price, except that the SAR’s grant price may not be less than the fair market value of a share of stock on the grant date of the SAR.
60 Exact Sciences 2022 Proxy Statement

PROPOSAL 4 — AMENDMENT NO. 1 TO THE 2019 OMNIBUS LONG-TERM INCENTIVE PLAN

Vesting of Options and SARs.   The Human Capital Committee will determine the terms and conditions (including any performance requirements) under which an option or SAR will become exercisable and will include that information in the award agreement, subject to the 2019 Plan requirement that awards generally may not become vested or exercisable in less than one year.
Special Limitations on ISOs.   In the case of a grant of an option intended to qualify as an ISO to a grantee that owns more than 10% of the total combined voting power of all classes of our outstanding stock (a “10% Stockholder”), the exercise price of the option will not be less than 110% of the fair market value of a share of our stock on the grant date. Additionally, an option will constitute an ISO only (1) if the grantee is an employee of the Company or a subsidiary of the Company, (2) to the extent the option is specifically designated as an ISO in the related award agreement, and (3) to the extent that the aggregate fair market value (determined at the time the option is granted) of the shares of stock with respect to which all ISOs held by the grantee become exercisable for the first time during any calendar year (under the 2019 Plan and all other plans of the grantee’s employer and its affiliates) does not exceed $100,000.
Exercise of Options and SARs.   An option may be exercised by the delivery to us of written notice of exercise and payment in full of the exercise price (plus the amount of any taxes which we may be required to withhold). The Human Capital Committee has the discretion to determine the method or methods by which a SAR may be exercised.
Expiration of Options and SARs.   Options and SARs will expire at the time the Human Capital Committee determines, except that no option may be exercised more than 10 years from its grant date, or in the case of an ISO held by a 10% Stockholder, not more than five years from its grant date.
Restricted Stock and RSUs
Restricted Stock.   At the time a grant of restricted stock is made, the Human Capital Committee may establish the applicable “restricted period” and prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, subject to the 2019 Plan requirement that awards generally may not become vested or exercisable in less than one year. All distributions, if any, received by a grantee with respect to restricted stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction will be subject to the restrictions applicable to the original grant.
The grantee will be required, to the extent required by applicable law, to purchase the restricted stock at a price equal to the greater of (1) the aggregate par value of the shares of stock represented by the restricted stock or (2) the price, if any, specified in the award agreement relating to the restricted stock. If specified in the award agreement, the price may be deemed paid by services already rendered.
RSUs.   An RSU is a bookkeeping entry representing the equivalent of shares of stock awarded to a grantee. At the time a grant of RSUs is made, the Human Capital Committee may establish the applicable “restricted period” and prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, subject to the 2019 Plan requirement that awards generally may not become vested or exercisable in less than one year. RSUs will not confer shareholder rights to grantees.
Other Stock-Based Awards
The Human Capital Committee may, in its discretion, grant other stock-based awards, consisting of stock units or other awards, valued in whole or in part by reference to, or otherwise based upon, our common stock. The terms of other stock-based awards will be set forth in the applicable award agreements, subject to the 2019 Plan requirement that awards generally may not become vested or exercisable in less than one year.
Performance Awards
The Human Capital Committee may condition the grant, exercise, vesting, or settlement of any award on such performance conditions as it may specify. We refer to these awards as “performance awards.” The Human Capital Committee may select such business criteria or other performance measures as it may deem appropriate in establishing any performance conditions. Business criteria include, but are not limited to, any of the following:
»
net sales;

»
revenue;

»
revenue growth or product revenue growth;

»
operating income (before or after taxes);

»
pre-or after-tax income (before or after allocation of corporate overhead and bonuses);

»
net earnings;

»
earnings per share;

»
net income (before or after taxes);

»
return on equity;

»
total shareholder return;

»
return on assets or net assets;

»
appreciation in, and/or maintenance of, share price;

»
market share;

»
gross profits;

Exact Sciences 2022 Proxy Statement 61

PROPOSAL 4 — AMENDMENT NO. 1 TO THE 2019 OMNIBUS LONG-TERM INCENTIVE PLAN

»
earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization);

»
economic value-added models or equivalent metrics;

»
comparisons with various stock market indices;

»
reduction in costs;

»
cash flows or cash flows per share (before or after dividends);

»
return on capital (including return on total capital or return on invested capital);

»
cash flow return on investment;

»
improvement in or attainment of expense levels or working capital levels;

»
operating margins;

»
gross margins or cash margin;

»
year-end cash;

»
debt reductions;

»
stockholder equity;

»
regulatory performance;

»
implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel; or

»
any other business criteria as determined by the Human Capital Committee.

Effect of Certain Transactions
Adjustments for Changes in Capitalization.   If changes in the common stock occur by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in stock, or other increase or decrease in the common stock without receipt of consideration by the Company, or if there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company, the number and kind of securities for which stock options and other stock-based awards may be made under the 2019 Plan will be equitably adjusted by the Company. In addition, if there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company, the number and kind of securities subject to any outstanding awards and the exercise price of any outstanding stock options or SARs will be equitably adjusted by the Company.
Adjustments for Certain Transactions.   Except as otherwise provided in an award agreement, in the event of the liquidation or dissolution of the Company or a reorganization, merger, exchange or consolidation of the Company or involving the shares of our common stock (a “transaction”), the 2019 Plan and the awards issued pursuant to the plan will continue in effect in accordance with their respective terms, except that following a transaction either (1) each outstanding award will be treated as provided for in the agreement entered into in connection with the transaction or (2) if not so provided in the agreement, each grantee will be entitled to receive in respect of each share of our common stock subject to any outstanding awards, upon exercise or payment or transfer in respect of any award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of our common stock was entitled to receive in the transaction in respect of a share of common stock, except that, unless otherwise determined by the Human Capital Committee, such stock, securities, cash, property or other consideration will remain subject to all of the conditions, restrictions and performance criteria which were applicable to the awards prior to the transaction. The treatment of outstanding options and SARs in connection with a transaction in which the consideration paid or distributed to our shareholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding options and SARs upon consummation of the transaction as long as, at the election of the Human Capital Committee, (1) the holders of affected options and SARs have been given a period of at least 15 days prior to the date of the consummation of the transaction to exercise the options or SARs (whether or not they were otherwise exercisable) or (2) the holders of the affected options and SARs are paid (in cash or cash equivalents) in respect of each share covered by the option or SAR being canceled an amount equal to the excess, if any, of the per share price paid or distributed to our shareholders in the transaction (the value of any non-cash consideration to be determined by the Human Capital Committee in its sole discretion) over the option or SAR exercise price, as applicable.
Change in Control.   Except as otherwise specifically provided in the applicable award agreement, upon the consummation of a change in control (as defined in the 2019 Plan): all outstanding awards will remain the obligation of the Company or be assumed by the surviving or acquiring entity, and there will be automatically substituted for the shares of our common stock then subject to the awards the consideration payable with respect of the outstanding shares of our common stock in connection with the change in control and all outstanding awards will vest as if the vesting start date with respect to the award was one year prior to the vesting start date set forth in the award agreement relating to the award. In addition to the foregoing, with respect to awards granted prior to the consummation of the change in control, in the event that any grantee who remains an employee of the Company or the acquiring or surviving entity immediately following the consummation of the change in control is terminated without cause (as defined in the 2019 Plan) or terminates his or her own employment for good reason (as defined in the 2019 Plan) prior to the first anniversary of the consummation of the change in control: (1) all options outstanding on the date the grantee’s employment is terminated, will become immediately exercisable in full and will terminate, to the extent unexercised, on their scheduled expiration date, and if the shares of our common stock subject to the options are subject to repurchase provisions then the repurchase restrictions will immediately lapse; (2) all restricted stock awards outstanding on the date the grantee’s employment is terminated, will become free of all repurchase provisions; and (3) all other stock-based awards will become exercisable, realizable or vested in full, or will be free of all repurchase provisions, as the case may be.
62 Exact Sciences 2022 Proxy Statement

PROPOSAL 4 — AMENDMENT NO. 1 TO THE 2019 OMNIBUS LONG-TERM INCENTIVE PLAN

Term of Plan.   Unless earlier terminated by the Board of Directors, the authority to make grants under the 2019 Plan will terminate on July 25, 2029, the tenth anniversary of the 2019 Plan’s effective date.
Amendment and Termination.   The Board of Directors may, at any time and from time to time, amend, suspend, or terminate the 2019 Plan as to any shares of stock as to which awards have not been made. An amendment will be contingent on approval of our shareholders to the extent stated by the Board of Directors, required under the terms of the 2019 Plan regarding certain repricing transactions (as described below), required by applicable law or required by applicable stock exchange listing requirements. No awards will be made after termination of the 2019 Plan. No amendment, suspension or termination of the 2019 Plan, will, without the consent of the grantee, impair rights or obligations under any award theretofore awarded under the 2019 Plan.
No Repricing.   Without shareholder approval, the Human Capital Committee is not authorized to (a) lower the exercise or grant price of a stock option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the 2019 Plan such as stock splits, (b) take any other action that is treated as a repricing under generally accepted accounting principles or (c) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or SAR, restricted stock, restricted stock units or other equity award, unless the cancellation and exchange occur in connection with a change in capitalization or other similar change.
Minimum Vesting.   Equity-based awards granted under the 2019 Plan will have a one-year minimum vesting requirement. This requirement does not apply to (1) substitute awards resulting from acquisitions, (2) shares delivered in lieu of fully vested cash awards, or (3) awards to non-employee directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders (but not sooner than 50 weeks after the grant date). Also, the Human Capital Committee may grant equity-based awards without regard to the minimum vesting requirement with respect to a maximum of five percent of the available share reserve authorized for issuance under the 2019 Plan. In addition, the minimum vesting requirement does not apply to the Human Capital Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the award or otherwise.
Clawback Policy.   If any of the Company’s financial statements are required to be restated, the Company may recover all or a portion of any award made under the 2019 Plan with respect to any fiscal year of the Company the financial results of which are negatively affected by the restatement. The amount to be recovered will be the amount by which the affected award exceeds the amount that would have been payable had the financial statements been initially filed as restated. Moreover, any award, amount or benefit received under the 2019 Plan will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy or any applicable law, as may be in effect from time to time, whether adopted prior to or following the date of the award.
New Plan Benefits.   A new plan benefits table for the 2019 Plan as amended by the 2019 Plan Amendment and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2019 Plan, if the 2019 Plan was then in effect, as described in the federal proxy rules, are not provided because all awards made under the 2019 Plan will be made at the Human Capital Committee’s discretion, subject to the terms of the 2019 Plan. Therefore, the benefits and amounts that will be received or allocated under the 2019 Plan are not determinable at this time. The awards actually granted under the 2019 Plan to our named executive officers in 2021 are described in the Compensation Discussion and Analysis and Executive Compensation Tables section of this proxy statement. The equity grant program for our non-employee directors is described under the Director Compensation section in this proxy statement.
Director Limits.   The maximum value of plan awards granted during any calendar year to any non-employee director, taken together with any cash fees paid to such non-employee director during the calendar year and the value of awards granted to the non-employee director under any other equity compensation plan of the Company or an affiliate during the calendar year, may not exceed $600,000 (calculating the value of any equity compensation plan awards based on the grant date fair market value for financial reporting purposes). However, awards granted to non-employee directors upon their initial election to the Board of Directors or the board of directors of an affiliate will not be counted towards this limit, and certain other limited exceptions may apply.
Federal Income Tax Consequences
The following is a brief summary of the U.S. federal income tax consequences of the 2019 Plan generally applicable to the Company and to participants in the 2019 Plan who are subject to U.S. federal taxes. The summary is based on the Internal Revenue Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.
Nonqualified Stock Options.   A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.
Incentive Stock Options.   A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital
Exact Sciences 2022 Proxy Statement 63

PROPOSAL 4 — AMENDMENT NO. 1 TO THE 2019 OMNIBUS LONG-TERM INCENTIVE PLAN

gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.
With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.
Stock Appreciation Rights.   A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.
Restricted Stock Awards, RSUs, and Performance Awards.   A participant generally will not have taxable income upon the grant of restricted stock, restricted stock units or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.
Other Stock-Based Awards.   The U.S. federal income tax consequences of other stock or cash-based awards will depend upon the specific terms of each award.
Tax Consequences to the Company.   In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Internal Revenue Code.
Section 409A.   We intend that awards granted under the 2019 Plan comply with, or otherwise be exempt from, Section 409A of the Internal Revenue Code, but make no representation or warranty to that effect.
Tax Withholding.   We are authorized to deduct or withhold from any award granted or payment due under the 2019 Plan or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2019 Plan until all tax withholding obligations are satisfied.
New Plan Benefits
The amount and timing of awards granted under the 2019 Plan are determined in the sole discretion of the administrator and therefore cannot be determined in advance. The future awards that would be received under the 2019 Plan by executive officers and other employees are discretionary and are therefore not determinable at this time.
64 Exact Sciences 2022 Proxy Statement

PROPOSAL 5—AMENDED AND RESTATED 2010 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL 5—AMENDED AND RESTATED 2010 EMPLOYEE STOCK PURCHASE PLAN
WHAT YOU ARE VOTING ON:
At the 2022 Annual Meeting, shareholders are being asked to approve the Amended and Restated 2010 Employee Stock Purchase Plan as disclosed in this Proxy Statement.
The Company currently maintains the Amended and Restated Exact Sciences Corporation 2010 Employee Stock Purchase Plan (the “Stock Purchase Plan”), which was adopted by our Board of Directors on April 15, 2010 and approved by shareholders at our 2010 Annual Meeting, on July 16, 2010, and was subsequently amended in 2014, 2016 and 2019, with shareholder approval when required by applicable rules and regulations, and amended and restated in March 2022. The Stock Purchase Plan is meant to encourage stock ownership by all eligible employees of the Company so that they may share in the growth of the Company, and it is designed to encourage employees to remain in the employ of the Company. Offerings under the Stock Purchase Plan that are designated as made under the “423 Component” of the Stock Purchase Plan are intended to qualify as an “employee stock purchase plan” as defined under Section 423 of the Code. Offerings under the Stock Purchase Plan that are designated as made under the “Non-423 Component” of the Stock Purchase Plan are not intended to qualify as an “employee stock purchase plan” as defined under Section 423 of the Code.
We are asking shareholders to approve the Amended And Restated Exact Sciences Corporation 2010 Employee Stock Purchase Plan (the “A&R Stock Purchase Plan”) to, among other things, add 3,000,000 shares of common stock to the pool of shares available for purchase by employees. Under the Stock Purchase Plan, the Company initially reserved 300,000 shares of common stock for issuance to eligible employees. In 2014, the Company, with shareholder approval, amended the Stock Purchase Plan to increase the number of shares of common stock reserved thereunder to 800,000. In 2016, the Company, with shareholder approval, amended the Stock Purchase Plan to increase the number of shares of common stock reserved thereunder to 2,800,000. The Stock Purchase Plan was amended in 2019 to extend its term, which was initially scheduled to expire on October 31, 2020, until October 31, 2030.
As of March 31, 2022, 427,239 shares of common stock remained reserved for issuance under the Stock Purchase Plan. Under the A&R Stock Purchase Plan, upon approval by our shareholders, an additional 3,000,000 shares would be made available for sale, increasing the aggregate number of shares authorized for sale to 5,800,000 shares. We currently anticipate that if the A&R Stock Purchase Plan is approved, the number of shares reserved for issuance under the A&R Stock Purchase Plan will provide us with a sufficient number of shares available for sale for at least the next five years.
Other features of A&R Stock Purchase Plan that differ from the Stock Purchase Plan previously approved by our shareholders include (i) the addition of the Non-423 Component of the A&R Stock Purchase Plan, and (ii) revisions to the eligibility requirements to permit exclusion of employees who have not been employed for a specified period of time, foreign employees whose participation may be prohibited by applicable law and, with respect to the Non-423 Component, employees for whom participation may not be advisable or practicable.
The material terms of the A&R Stock Purchase Plan are summarized below. This summary of the A&R Stock Purchase Plan is not intended to be a complete description of the A&R Stock Purchase Plan, and is qualified in its entirety by the actual text of the A&R Stock Purchase Plan, which is attached as Annex B to this proxy statement.
Vote Required for Approval
The A&R Stock Purchase Plan will be approved if holders of a majority of the shares present or represented at our 2022 annual meeting of shareholders, in person or by proxy, and voting on Proposal 5 vote in favor of the A&R Stock Purchase Plan.
Board Recommendation
Exact Sciences 2022 Proxy Statement 65

PROPOSAL 5—AMENDED AND RESTATED 2010 EMPLOYEE STOCK PURCHASE PLAN

Material Features of the A&R Stock Purchase Plan
Plan Administration.   The A&R Stock Purchase Plan is administered by the Human Capital Committee. The Human Capital Committee has the authority to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the A&R Stock Purchase Plan and for its own acts and proceedings as it deems advisable; (ii) interpret the terms and provisions of the A&R Stock Purchase Plan; (iii) determine when and how options are granted and the provisions and terms of each offering (which need not be identical between offerings); (iv) determine eligibility for participation in the A&R Stock Purchase Plan, including which subsidiaries of the Company will be participating subsidiaries and whether such participating subsidiaries participate in the 423 Component or the Non-423 Component; (v) make all determinations it deems advisable for the administration of the A&R Stock Purchase Plan; (vi) decide all disputes arising in connection with the A&R Stock Purchase Plan; and (vii) otherwise supervise the administration of the A&R Stock Purchase Plan. Further, the Human Capital Committee may adopt sub-plans, appendices, rules or procedures relating to the operation and administration of the A&R Stock Purchase Plan to accommodate the specific requirements of local laws and procedures, provided that the adoption and implementation of any such sub-plans, appendices rules and/or procedures would not cause the 423 Component to violate Section 423 of the Code.
Stock Subject to the A&R Stock Purchase Plan.   The stock subject to the options under the A&R Stock Purchase Plan shall be shares of the Company’s authorized but unissued common stock or shares of common stock reacquired by the Company, including shares purchased in the open market. Subject to adjustment, the aggregate number of shares of our common stock which may be issued pursuant to A&R Stock Purchase Plan is 5,800,000.
Components.   Offerings under the A&R Stock Purchase Period may be specified as part of the 423 Component of the A&R Stock Purchase Plan or the Non-423 Component of the A&R Stock Purchase Plan. Offerings under the Non-423 Component of the A&R Stock Purchase Plan are granted pursuant to sub-plans, appendices, rules or procedures adopted by the Human Capital Committee to achieve tax, securities laws or other objectives for eligible employees and participating subsidiaries in the Non-423 Component.
Eligibility and Participation.   All employees of the Company or any of its participating subsidiaries whose customary employment is more than 20 hours per week and for more than five months in any calendar year are eligible to receive options under the A&R Stock Purchase Plan. In no event may an employee be granted an option if such employee, immediately after the option was granted, would:
»
Own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation; or

»
Be permitted the right to purchase stock under the A&R Stock Purchase Plan, and under all other employee stock purchase plans, as defined in Section 423(b)(8) of the Code, of the Company and any parent or subsidiary corporations, to accrue at a rate that exceeds $25,000 worth of fair market value of such stock for each calendar year.

An otherwise eligible employee who has not been employed for at least 45 days (or such other period up to two years) prior to the commencement of an offering period is not eligible to participate. An employee who is not a citizen of the U.S. or who is resident outside the U.S. may be excluded from participation if such participation is prohibited by applicable law. With respect to the Non-423 Component of the A&R Stock Purchase Plan, an employee may be excluded from participation if the Human Capita Committee determines that such employee’s participation is not advisable or practicable.
As of March 31, 2022, approximately 5,772 employees would have been eligible to receive options under the A&R Stock Purchase Plan.
Offering Periods.   The A&R Stock Purchase Plan provides for offering periods of 24 months commencing on November 1 and May 1 of each calendar year. The Company will designate one or more dates within each offering period on which shares of our common stock may be purchased by participants in an offering period. Unless and until otherwise determined by the Human Capital Committee, there shall be four exercise dates occurring on each April 30 and October 31 within each offering period. Unless otherwise specified by the Human Capital Committee, a participant may purchase a maximum of 10,000 shares of common stock during an offering period.
Grant of Options.   On the first business day of each offering period, the Company will grant to each participant in the A&R Stock Purchase Plan an option to purchase shares on the exercise dates for a maximum of 10,000 shares, on the condition that such participant remains eligible to participate in the A&R Stock Purchase Plan on the exercise date.
Payroll Deductions.   The A&R Stock Purchase Plan permits participants to authorize payroll deductions in an amount not less than 1% but not more than 15% of the participant’s base pay or wages and any overtime, commissions, incentive or bonus awards, but excluding allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains related to other share-based awards, and similar items. If the participant’s accumulated payroll deductions on the last date of the offering period would enable the participant to purchase more than the maximum of 10,000 shares, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price shall be promptly refunded to the participant. In the event that there are unused payroll deductions remaining in a participant’s account at the end of an exercise date or an offering period by reason of the inability to purchase a fractional share, such payroll deductions shall be carried forward to the next exercise date or offering period. The Human Capital Committee may provide that an eligible employee may participate through contributions other than in the form of payroll deduction where applicable non-U.S. law prohibits participation through payroll deduction or where in non-U.S. jurisdictions where participation through payroll deduction is otherwise problematic.
Exercise of Options.   Amounts deducted and accumulated by the participant are used to exercise the options granted to the participant. The participant shall be entitled to exercise the option so granted only to the extent of the participant’s accumulated payroll deductions on the exercise date. For each share, the exercise price of the option shall be the lesser of 85% of the average market price of our common stock on the first business day of the offering period and 85% of the average market price of our common stock on the applicable exercise date. Each employee who continues
66 Exact Sciences 2022 Proxy Statement

PROPOSAL 5—AMENDED AND RESTATED 2010 EMPLOYEE STOCK PURCHASE PLAN

to be a participant on an exercise date within an offering period shall be deemed to have exercised his or her option and shall be deemed to have purchased as many shares as the participant’s accumulated payroll deductions will pay for at the exercise price, subject to the 10,000 maximum share limit described above.
Withdrawal from Participation.   A participant may withdraw from the A&R Stock Purchase Plan (in whole but not in part) at any time within the time period established by the Human Capital Committee prior to the last day of an offering period by delivering a withdrawal notice to the Company. Any participant who withdraws during an offering period will not be permitted to exercise his or her options and the amount of payroll deductions then credited to the participant’s account will be returned to the participant. An employee who has previously withdrawn may re-enter the A&R Stock Purchase Plan by filing a new authorization at least ten days (or such other time period as may be specified by the Human Capital Committee) before the first day of the next offering period in which he or she wishes to participate. The employee’s re-entry into the A&R Stock Purchase Plan becomes effective at the beginning of such offering period, provided that he or she is an eligible employee on the first business day of the offering period. A participant’s participation in the A&R Stock Purchase Plan will also cease if: the participant ceases to be an eligible employee or the A&R Stock Purchase Plan is terminated.
Changes in Capitalization and Similar Changes.   In the event of any change in the outstanding shares of our common stock by reason of any reorganization, split-up, liquidation, recapitalization or otherwise, each participant shall be entitled to purchase such number of shares of our common stock or amount of other securities of the Company as were exchangeable for the number of shares of our common stock that such participant would have been entitled to purchase except for such action. The purchase price per share shall be appropriately adjusted to reflect such action. In the event of any stock dividend upon or with respect to shares of stock of the class which shall at the time subject to an option pursuant to the A&R Stock Purchase Plan, each participant exercising such an option shall be entitled to receive the shares as to which the participant is exercising his or her option. In such event, the participant is also entitled to such number of shares of the class or classes in which such stock dividend was declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her option at all times between the date of the granting of such option and the date of such option’s exercise. Upon the happening of any of the foregoing events (or in the event of an extraordinary cash dividend or other distribution that affects the shares of common stock), the class and aggregate number of shares which are subject to options which have been or may be granted under the A&R Stock Purchase Plan shall be appropriately adjusted to reflect the occurrence of the relevant event.
Acquisition.   The A&R Stock Purchase Plan provides that in the event of an “acquisition” (as defined in the A&R Stock Purchase Plan), the Human Capital Committee or the successor board (as defined in the A&R Stock Purchase Plan) shall, with respect to the options outstanding under the A&R Stock Purchase Plan, either: (1) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of our common stock in connection with the acquisition, (b) shares of stock of the successor corporation, or a parent or subsidiary of such successor corporation, or (c) such other securities as the successor board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of our common stock subject to such options immediately preceding the acquisition; (2) shorten the offering period with respect to which the options related by setting a new exercise date on which the offering period will end, with such new exercise date occurring before the effective date of the acquisition, and provided that each participant is notified of the new exercise date on which the options will be exercised unless prior to such date the participant has withdrawn from the offering period or the participant has ceased to be an eligible employee; or (3) terminate each participant’s options in exchange for a cash payment equal to the excess of (a) the fair market value on the date of the acquisition of the number of shares of our common stock that the participant’s accumulated payroll deductions as of the date of the acquisition could purchase, at an option price determined with reference only to the first business day of the applicable offering period, over (b) the result of multiplying such number of shares by such option price.
Term of the A&R Stock Purchase Plan.   Unless sooner terminated, the A&R Stock Purchase Plan shall terminate on October 31, 2030. The A&R Stock Purchase Plan may be terminated at any time by the Board of Directors but such termination shall not affect options then outstanding under the A&R Stock Purchase Plan. The A&R Stock Purchase Plan will terminate when all or substantially all of the unissued shares of stock reserved for the purposes of the A&R Stock Purchase Plan have been purchased. The Human Capital Committee or the Board of Directors may from time to time adopt amendments to the A&R Stock Purchase Plan provided that, without the approval of the shareholders of the Company, no amendment may (1) increase the number of shares that may be issued under the A&R Stock Purchase Plan; (2) change the class of employees eligible to receive options under the A&R Stock Purchase Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; (3) cause Rule 16b-3 under the Exchange Act to become inapplicable to the A&R Stock Purchase Plan; or (4) otherwise be made to the extent shareholder approval is required under applicable law.
Federal Income Tax Consequences.   The following is a general summary of the federal income tax consequences to the Company and to U.S. taxpayers of options purchased under the A&R Stock Purchase Plan. Tax consequences for any particular individual or under state or non-U.S. tax laws may be different.
423 Component of the A&R Stock Purchase Plan
The amounts deducted from a participant’s pay under the 423 Component of the A&R Stock Purchase Plan are included in his or her compensation that is subject to federal income taxes, and the Company will withhold taxes on these amounts. Generally, a participant will not recognize any taxable income (1) when options are granted pursuant to the 423 Component of the A&R Stock Purchase Plan, (2) when the shares of our common stock are purchased under the 423 Component of the A&R Stock Purchase Plan or (3) at the beginning or end of any offering period.
If the participant transfers shares of our common stock received upon the exercise of an option under the 423 Component of the A&R Stock Purchase Plan within a period of two years from the beginning of an offering period or one year from the date of receipt of the shares of our common stock (the “holding period”), then, in general, the participant will have taxable ordinary income in the year in which the transfer occurs in an amount equal to the excess of the fair market value at the end of the offering period over the exercise price. The participant will have long-term or short-term
Exact Sciences 2022 Proxy Statement 67

PROPOSAL 5—AMENDED AND RESTATED 2010 EMPLOYEE STOCK PURCHASE PLAN

capital gain (or loss) in an amount equal to the amount by which the amount received for such common stock exceeds (is less than) the participant’s tax basis in the common stock as increased by the amount of any ordinary income recognized as a result of the disqualifying disposition, if any.
If the participant transfers the shares of our common stock acquired under the 423 Component of the A&R Stock Purchase Plan after the expiration of the holding period, he or she will generally have taxable ordinary income in the year in which the transfer occurs in an amount equal to the lesser of (a) any excess of the fair market value at the beginning of the offering period over the exercise price on that same date, and (b) any excess of the fair market value on the date on which the transfer occurs over the amount paid for the shares of our common stock. The participant will recognize capital gain (or loss) equal to the difference between the fair market value on the date of such transfer and the participant’s tax basis in the common stock as increased by the amount of any ordinary income recognized as a result of such transfer.
Non-423 Component of the A&R Stock Purchase Plan
The amounts deducted from a participant’s pay under the Non-423 Component of the A&R Stock Purchase Plan are included in his or her compensation that is subject to federal income taxes, and the Company will withhold taxes on these amounts. Generally, a participant will not recognize any taxable income when options are granted pursuant to the Non-423 Component of the A&R Stock Purchase Plan.
When the shares of our common stock are purchased under the Non-423 Component of the A&R Stock Purchase Plan, then, in general, the participant will have ordinary income in the year in which the shares are purchased in an amount equal to the excess of the fair market value of the shares at the time of the purchase over the exercise price. If the participant transfers shares of our common stock purchased under the Non-423 Component of the A&R Stock Purchase Plan, he or she generally will have long-term or short-term capital gain (or loss) in an amount equal to the amount by which the amount received for the shares exceeds (is less than) the participant’s tax basis in the shares.
Tax Effect for the Company.   We generally will be entitled to a tax deduction for any ordinary income recognized by a participant in respect of options granted pursuant to the A&R Stock Purchase Plan. The participant must make adequate provision for any applicable federal (including social security), state, and local withholding taxes incurred in connection with any recognition of ordinary income under the A&R Stock Purchase Plan.
New Plan Benefits
Participation in the A&R Stock Purchase Plan is voluntary, and each eligible employee will make his or her own decision whether and to what extent to participate in the A&R Stock Purchase Plan. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the A&R Stock Purchase Plan.
68 Exact Sciences 2022 Proxy Statement

PROPOSAL 6—SHAREHOLDER PROPOSAL

PROPOSAL 6—SHAREHOLDER PROPOSAL
James McRitchie, 9295 Yorkship Court, Elk Grove, CA 95758, who beneficially owns a requisite number of shares of common stock, has notified us that he or a designee intends to present the following proposal at the meeting:
Item 6—Shareholder Proxy Access
Resolved: Shareholders of Exact Sciences Corporation Inc (“Company”) request our board of directors take the steps necessary to enable shareholders, without limits on group size, to aggregate their shares to equal 3% of our stock owned continuously for 3-years to enable shareholder proxy access with the following essential provision:
Nominating shareholders and unlimited groups of shareholders must have owned at least 3% of the outstanding shares of common stock of the Company continuously for a period of at least 3-years.
The essential feature requested may allow employee owners to combine with institutional investors to nominate candidates.
Supporting Statement: Proxy access enables shareholders to put competing director candidates on the company ballot to see if they can get more votes than some of management’s director candidates. This proposal helps ensure our Board will nominate directors with outstanding qualifications to avoid giving shareholders a reason to exercise access rights.
Proxy Access in the United States: Revisiting the Proposed SEC Rule1, a cost-benefit analysis by CFA Institute, found proxy access would “benefit both the markets and corporate boardrooms, with little cost or disruption,” raising US market capitalization by up to $140.3 billion. Governance Changes through Shareholder Initiatives: The Case of Proxy Access2 found a 0.5 percent average increase in shareholder value for proxy access targeted firms. Because of the group limits, the rule has only been used once, so actual benefits have gone unrealized.
Proxy access has been adopted by major companies, including 78% of the S&P 500. Adoption of this proposal will make our Company more competitive in its corporate governance. Two of our largest shareholders, BlackRock and Vanguard, voted in favor of 87% and 91% of shareholder proposals, respectively, to establish proxy access during the last 3.5 years.
Adding urgency to this proposal is a recent study finding directors generally do not want to monitor and are not sure they can do so effectively.3 Corporate governance expert Nell Minow offered the following: “Usually directors at least pretend to acknowledge their legal obligation to provide oversight of CEOs on behalf of shareholders.” “This acknowledgment that directors see themselves as corporate cheerleaders instead of skeptics whose job is to push back, question, and insist on better is further proof that shareholders will need to support more Engine No. 1-style challenges.” 4
Eliminating group limits would allow employee-shareholders with small holdings to join in nominating groups, opening communication channels between our Board and workers. Proxy access directors nominated by such groups may be more able to effectively monitor than typical outside directors and would bring a host of additional benefits.5
Enhance Shareholder Value, Vote FOR
Shareholder Proxy Access—Proposal 6

1
https://www.cfainstitute.org/-/media/documents/article/position-paper/proxy-access-in-united-states-revisiting-proposed-sec-rule.ashx

2
https://ssrn.com/abstract=2635695

3
https://corpgov.law.harvard.edu/2021/09/02/corporate-directors-implicit-theories-of-the-roles-and-duties-of-boards/

4
https://valueedgeadvisors.com/2021/09/02/corporate-directors-say-its-not-their-job-to-monitor-ceo-study-bloomberg/

5
https://www.aspeninstitute.org/publications/new-corporate-boardroom/

Exact Sciences 2022 Proxy Statement 69

PROPOSAL 6—SHAREHOLDER PROPOSAL

Exact Sciences Corporation’s Statement in Opposition to Proposal No. 6
Our Board of Directors recommends a vote AGAINST Proposal No. 6.
We believe that the proposal is unnecessary because shareholders already have an effective mechanism for proxy access. Our Board of Directors amended our by-laws in January 2022 to add a proxy access provision, which our Board believed was in the best interests of the Company and its shareholders. As a result, our Board has concluded that adoption of this proposal is unnecessary and not in the best interests of our shareholders. Accordingly, our Board unanimously recommends a vote AGAINST this proposal for the following reasons.
We have already adopted a proxy access framework which we believe strikes the appropriate balance between providing meaningful proxy access for shareholders and protecting the interests of shareholders.
In January 2022, our Board of Directors adopted amendments to our by-laws to adopt proxy access. Specifically, the amendment to the by-laws that we adopted permits an eligible shareholder, or a group of up to 20 shareholders, who has owned three percent of our Company’s stock for three years to nominate up to the greater of two directors or 20% of the Board of Directors. Our adoption of proxy access involved a robust review by the Board of Directors corporate governance best practices and trends and Exact’s particular facts and circumstances.
The proposal requests that we adopt a proxy access framework that places no limitation on the number of shareholders who may aggregate their holdings to reach the required three percent ownership threshold. We believe the aggregation limit of 20 shareholders provides sufficient opportunities for a shareholder to combine with other shareholders to satisfy the ownership requirement, provided that they also satisfy the required holding period requirement. Our proxy access provisions allow funds under common management to be treated as a single shareholder and permit share lending with a five-day recall which provides our shareholders with an even greater ability to reach the three percent ownership threshold with up to 20 shareholders.
Based on our current shareholder base, any of our seven largest shareholders acting alone could satisfy the 3% ownership requirement. Any of our top 88 shareholders could form a group of 20 that would satisfy the 3% threshold. Any of our smaller shareholders could nominate directors through proxy access by partnering with larger shareholders. Because the current 20-shareholder limit already allows for numerous combinations of small, medium and large shareholders that could satisfy the 3% ownership requirement, we believe that eliminating the shareholder aggregation limit entirely would not provide our shareholders with a meaningful new right.
If a group of shareholders submits a director nominee through the proxy access right, we are responsible for verifying that each shareholder in the group has met all procedural requirements and that each shareholder will continue to meet these requirements until the annual meeting. In the absence of a reasonable limitation, or as the proposal requests, without limitation on the number of shareholders in a group, we could be required to make burdensome and time-consuming inquiries into the nature and duration of the stock ownership of a large number of individuals. This administrative burden could divert employee resources and cause Exact to incur excessive and unnecessary costs. In addition, the group limit prevents the abuse of proxy access by a group that includes shareholders that do not have a sufficient economic stake in Exact or who may have special interests not aligned with the interests of our shareholders as a whole.
Our existing proxy access framework is consistent with market standards and best practices.
Our Board of Directors believes that our existing proxy access framework, including the 20 shareholder aggregation limit, is in line with current market standards and best practices. To illustrate this point, a recent review of proxy access rights adopted by other companies showed that, of 644 companies that have adopted a proxy access bylaw from January 1, 2015 through December 31, 2019, approximately 93% contained the same aggregation limit of 20 shareholders that we have in our proxy access framework, while only approximately 2% had no limit on group sizes for shareholder aggregation.
We have an on-going commitment to corporate governance best practices and Board diversity.
The removal of the 20 shareholder group limitation is unnecessary given our commitment to strong and effective corporate governance principles and practices. We are committed to shareholder-friendly corporate governance and to engagement with our shareholders to solicit their views and input on a variety of important topics including environmental, social, governance, executive compensation and other matters. Our Board has adopted clear corporate policies that promote excellence in corporate governance which are consistent with our commitment to transparency and accountability to our shareholders. For example, several of our notable corporate governance policies include:
»
Shareholders may recommend a director nominee to our Corporate Governance and Nominating Committee.

»
Shareholders that meet eligibility requirements may submit director candidates for election in our proxy statement through our existing proxy access right.

»
Directors are elected by a majority of votes cast in uncontested elections.

»
Eight of our nine directors are independent.

»
Shareholders have the right to communicate directly with our Board of Directors.

Additionally, the proposal is not necessary to ensure, and instead may hinder, the governance goal that our Board possesses the appropriate mix of skills, expertise, and diverse viewpoints. We are committed to actively seeking qualified candidates with a broad range of experience, viewpoints, professions, skills, geographic representations and backgrounds as well as diversity of race, ethnicity, gender, age and culture. Our Corporate Governance and Nominating Committee strives to recommend candidates that complement the current members of our Board and any other proposed nominees so as to further the objective of having a Board that reflects a diversity of background and experience with the necessary skills to effectively perform the functions of our Board and its committees. Evidencing our commitment to Board diversity, of the five current Board members who
70 Exact Sciences 2022 Proxy Statement

PROPOSAL 6—SHAREHOLDER PROPOSAL

joined our Board since the beginning of 2019, all are independent, three are women, one is racially diverse, and all are accomplished leaders with varied relevant skills and experience. Together, the current directors constitute a Board that has the diversity of expertise and perspectives to effectively represent the long-term interests of all shareholders.
For more information on our corporate governance policies, practices and initiatives, see the section entitled “Corporate Governance Principles, Board Matters and Non-Employee Director Compensation” in this Proxy Statement.
We believe that our current proxy access framework, including the current group aggregation limit of 20 shareholders, strikes the appropriate balance between providing meaningful proxy access for our shareholders and protecting the interests of all of our shareholders, reflects market standards and best practices and complements our other strong shareholder-friendly corporate governance practices. The proposal is unnecessary and is not in the best interests of Exact and our shareholders.
Vote Required for Approval
The affirmative vote of the holders of a majority of the shares present or represented at the 2022 Annual Meeting, in person or by proxy, and voting on the this proposal is required to approve the proposal.
Board Recommendation
The Board of Directors unanimously recommends a vote AGAINST this proposal.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based solely on our review of copies of such filings, we believe that all reporting persons complied on a timely basis with all Section 16(a) filing requirements during the year ended December 31, 2021, except that each of Kevin Conroy and Sarah Condella filed one late Form 4 with respect to two transactions.
OTHER BUSINESS
Our Board of Directors knows of no business that will be presented for consideration at the 2022 Annual Meeting other than those items stated above. If any other business should come before the 2022 Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 9, 2022
The proxy statement and annual report to shareholders are available at www.proxyvote.com.
Exact Sciences 2022 Proxy Statement 71

QUESTIONS AND ANSWERS

QUESTIONS AND ANSWERS
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Under rules adopted by the SEC, we are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. On or about April 29, 2022, we will mail to our shareholders of record as of April 14, 2022 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our proxy statement and our 2021 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2021. All shareholders will have the ability to access our proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access our proxy materials on the Internet or to request printed versions are provided in the Notice. The Notice also instructs you on how to access your proxy card to vote through the Internet or by telephone. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email until you elect otherwise.
What does it mean if I receive more than one Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
How do I receive a paper copy of the materials?
If you prefer to receive paper copies of the proxy materials, you can still do so. You may request a paper copy by following the instructions provided in the Notice. The Notice also provides you with instructions on how to request paper copies of the proxy materials on an ongoing basis. There is no charge to receive the materials by mail. You may request printed copies of the materials until one year after the date of the Annual Meeting. If you have previously elected to receive printed proxy materials, you will continue to receive these materials in paper format until you elect otherwise.
What is a proxy?
Our Board of Directors is asking for your proxy. This means you authorize persons selected by us to vote your shares at the annual meeting in the way that you instruct. All shares represented by valid proxies received before the annual meeting will be voted in accordance with the shareholder’s specific voting instructions.
What items will be voted on at the Annual Meeting?
There are six proposals scheduled to be voted on at the annual meeting:
»
To elect the three nominees to our Board of Directors nominated by our Board of Directors to serve for a three year term as Class I directors.

»
To ratify the appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for 2022.

»
To hold an advisory vote on executive compensation.

»
To approve Amendment No. 1 to the Exact Sciences Corporation 2019 Omnibus Long-Term Incentive Plan.

»
To approve the Amended and Restated Exact Sciences Corporation 2010 Employee Stock Purchase Plan.

»
To consider a shareholder proposal concerning proxy access, if properly presented at the annual meeting.

Our Board of Directors is not aware of any other matters to be brought before the meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.
What are our Board of Directors’ voting recommendations?
Our Board of Directors recommends that you vote your shares:
»
FOR the three nominees to our Board of Directors nominated by our Board of Directors to serve for a three year term as Class III directors;

»
FOR the ratification of the appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for 2021;

»
FOR the approval of the advisory vote on executive compensation;

»
FOR the approval of Amendment No. 1 to the Exact Sciences Corporation 2019 Omnibus Long-Term Incentive Plan; and

»
FOR the approval of the Amended and Restated Exact Sciences Corporation 2010 Employee Stock Purchase Plan.

»
AGAINST the approval of shareholder proposal concerning proxy access.

When is the record date and who is entitled to vote?
Our Board of Directors set April 14, 2022 as the record date. Holders of record of shares of our common stock as of the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of
72 Exact Sciences 2022 Proxy Statement

QUESTIONS AND ANSWERS

business on the record date, there were 175,943,508 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to shareholders at the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. A complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder for any purpose germane to the Annual Meeting for at least ten days before the Annual Meeting during ordinary business hours at our principal executive offices located at 5505 Endeavor Lane, Madison, Wisconsin 53719. Any shareholder who wishes to inspect the shareholder list for any purpose germane to the Annual Meeting may call our Investor Relations department at 1-608-535-8815 to schedule an appointment. In addition, the list will be available to any shareholder for examination online during the Annual Meeting. To access the list during the Annual Meeting, please visit https://www.virtualshareholdermeeting.com/EXAS2022 and enter the 16 digit control number provided on your Notice or proxy card.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. The meeting webcast will begin promptly at 10:00 a.m. Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin shortly before the meeting on June 9, 2022.
What is a shareholder of record?
A shareholder of record or registered shareholder is a shareholder whose ownership of Exact Sciences shares is reflected directly on the books and records of our transfer agent, American Stock Transfer and Trust Company, LLC. If you hold shares through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a shareholder of record. For shares held in street name, the shareholder of record is your bank, broker or similar organization. We only have access to ownership records for the registered shares. If you are not a shareholder of record, we will require additional documentation to evidence your share ownership as of the record date, such as a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your notice or voting instruction card. As described below, if you are not a shareholder of record, you will not be able to vote your shares unless you have a proxy from the shareholder of record authorizing you to vote your shares.
How do I vote my shares without attending the Annual Meeting?
We recommend that shareholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a shareholder of record, there are three ways to vote by proxy:
»
By telephone.    You can vote by calling 1-800-690-6903 with the control number included on the Notice or proxy card.

»
By Internet.    You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice or proxy card.

»
By mail.    You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 8, 2022.
If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.
How can I attend and vote at the Annual Meeting?
We will be hosting the Annual Meeting live via audio webcast. Any shareholder can attend the Annual Meeting live online at https://www.virtualshareholdermeeting.com/EXAS2022. If you were a shareholder as of the record date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
»
Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://www.virtualshareholdermeeting.com/EXAS2022.

»
Assistance with questions regarding how to attend and participate via the Internet will be provided at https://www.virtualshareholdermeeting.com/EXAS2022 on the day of the Annual Meeting.

»
Webcast starts at 10:00 a.m. Central Time.

»
You will need your 16-Digit Control Number to enter the Annual Meeting.

»
Shareholders may submit questions while attending the Annual Meeting via the Internet. Shareholders may also submit questions in advance of the Annual Meeting via email at the following email address: investorrelationsinbox@exactsciences.com.

»
Webcast replay of the Annual Meeting will be available until June 9, 2023.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page. To minimize the risk of technical difficulties, we recommend voting ahead of time by proxy even if you plan to attend the Annual Meeting.
Exact Sciences 2022 Proxy Statement 73

QUESTIONS AND ANSWERS

How can I change or revoke my vote?
You may change or revoke your vote as follows:
»
Shareholders of record.    You may change or revoke your vote by submitting a written notice of revocation to Exact Sciences Corporation c/o Secretary at 5505 Endeavor Lane, Madison, Wisconsin 53719 or by submitting another vote on or before June 8, 2022. You may also change your vote by voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on June 8, 2022 or by attending the Annual Meeting, revoking your proxy and voting again.

»
Beneficial owners of shares held in “street name.”    You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Annual Meeting.
What happens if I do not give specific voting instructions?
Shareholders of record.    If you are a shareholder of record and you sign and return a proxy card without giving specific voting instructions then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.
Beneficial owners of shares held in “street name.”    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”
What ballot measures are considered “routine” or “non-routine?”
The election of directors (“Proposal 1”), the advisory vote on the compensation paid to our executive officers (“Proposal 3”), the approval of Amendment No. 1 to the 2019 Omnibus Long-Term Incentive Plan (“Proposal 4”), the approval of Amended and Restated 2010 Employee Stock Purchase Plan (“Proposal 5”), and the shareholder proposal (“Proposal 6”) are considered to be non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 3, 4, 5 and 6.
The ratification of the appointment of PWC as our independent registered public accounting firm for 2022 (“Proposal 2”) is considered to be a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to Proposal 2.
What is the quorum for the annual meeting?
The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary for the transaction of business at the annual meeting. This is called a quorum.
What is the voting requirement to approve each of the proposals?
The following are the voting requirements for each proposal:
»
Proposal 1, Election of Directors.    The nominees receiving the highest number of votes will be elected as Class I directors to serve until the 2025 annual meeting of shareholders. Under the majority voting policy contained in our by-laws and Corporate Governance Guidelines, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election must offer his or her resignation as a director to our Corporate Governance and Nominating Committee of our Board of Directors. Upon receipt of this offer of resignation, our Corporate Governance and Nominating Committee will consider the offer of resignation and recommend to our Board of Directors action to be taken with respect to the offer of resignation, including whether or not to accept such offer of resignation. Our Board of Directors will then act upon such recommendation and promptly disclose its decision, together with an explanation of the reasons behind such decision.

»
Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm.    The ratification of our Audit and Finance Committee’s appointment of PWC as our independent registered public accounting firm for 2022 will be approved if a majority of the votes of shareholders present or represented, in person or by proxy, and voting on this matter are cast in favor of the proposal.

»
Proposal 3, Advisory Vote on Executive Compensation.    The compensation paid to our named executive officers will be considered approved if a majority of the votes of shareholders present or represented, in person or by proxy, and voting on this matter, are cast in favor of the proposal.

»
Proposal 4, Amendment No. 1 to the 2019 Omnibus Long-Term Incentive Plan.    Approval of the Amendment No. 1 to the 2019 Omnibus Long-Term Incentive Plan to increase the number of shares reserved for issuance thereunder by 14,000,000 shares will be considered obtained if the majority of the votes of shareholders present or represented, in person or by proxy, and voting on this matter, are cast in favor of the proposal.

»
Proposal 5, Amended and Restated 2010 Employee Stock Purchase Plan.    The Amended and Restated 2010 Employee Stock Purchase Plan will be approved if a majority of the votes of shareholders present or represented, in person or by proxy, and voting on this matter are cast in favor of the proposal.

74 Exact Sciences 2022 Proxy Statement

QUESTIONS AND ANSWERS

»
Proposal 6, Shareholder Proposal.    The shareholder proposal concerning proxy access will be approved if a majority of the votes of shareholders present or represented, in person or by proxy, and voting on this matter are cast in favor of the proposal.

How are abstentions and broker non-votes treated?
Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Broker non-votes and abstentions are not counted as votes cast on any proposal considered at the annual meeting and, therefore, will have no effect on Proposals 1, 3, 4, 5 and 6. We expect no broker non-votes on Proposal 2 and abstentions will have no effect on Proposal 2.
Who pays for solicitation of proxies?
We are paying the cost of soliciting proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email.
Where can I find the voting results of the annual meeting?
We will announce preliminary or final voting results at the annual meeting and publish final results in a Form 8-K filed with the SEC within four business days following the meeting.
What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2023 annual meeting of shareholders?
Requirements for Shareholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials.    Shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2023 annual meeting of shareholders must be received no later than December 30, 2022. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals must be delivered to the Company’s Secretary at 5505 Endeavor Lane, Madison, Wisconsin 53719.
Requirements for Shareholder Nominations Using Proxy Access to Be Brought Before the 2023 Annual Meeting of Shareholders.    A shareholder, or group of up to 20 shareholders, that has owned continuously for at least three years shares of our common stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in our proxy materials director nominees constituting up to 20% of our Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in our by-laws. Notice of proxy access director nominees must be delivered to the Company’s Secretary at 5505 Endeavor Lane, Madison, Wisconsin 53719 not earlier than the close of business on January 10, 2023 and not later than the close of business on February 9, 2023. In addition, your notice must set forth the information required by our by-laws with respect to each director nomination.
Requirements for Shareholder Nominations (other than through Proxy Access) or Proposals to Be Brought Before the 2023 Annual Meeting of Shareholders.    Notice of any director nomination (other than through proxy access as described above) or other proposal that you intend to present at the 2023 annual meeting of shareholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2023 annual meeting of shareholders, must be delivered to the Company’s Secretary at 5505 Endeavor Lane, Madison, Wisconsin 53719 not earlier than the close of business on February 9, 2023 and not later than the close of business on March 11, 2023. In addition, your notice must set forth the information required by our by-laws with respect to each director nomination or other proposal that you intend to present at the 2023 annual meeting of shareholders.
Universal Proxy Requirements.    In addition to satisfying the foregoing requirements under our by-laws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 10, 2023.
Exact Sciences 2022 Proxy Statement 75

AMENDMENT NO. 1 TO EXACT SCIENCES CORPORATION 2019 OMNIBUS LONG-TERM INCENTIVE PLAN

Annex A
AMENDMENT NO. 1
TO
EXACT SCIENCES CORPORATION
2019 OMNIBUS LONG-TERM INCENTIVE PLAN
This AMENDMENT NO. 1 (the “Amendment”) amends the 2019 OMNIBUS LONG TERM INCENTIVE PLAN (the “Existing Plan”; as amended hereby, the “Plan”) of EXACT SCIENCES CORPORATION, a Delaware corporation (the “Company”).
Statement of Purpose
The Existing Plan was originally approved by the Company’s Board of Directors (the “Board”) on April 24, 2019, and by the Company’s stockholders on July 25, 2019, upon which date it became effective. Under Section 5.2 of the Existing Plan, the Board may amend the Existing Plan at any time, contingent on the approval of the stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. The Board has determined that it is in the best interests of the Company to amend the Existing Plan in order to increase the number of shares of Common Stock issuable under the Plan by 14,000,000 shares and, in connection with the amendment to the Plan to increase the number of shares available for issuance under the Plan, to prohibit any dividends or dividend equivalent rights with respect to unvested outstanding awards. This Amendment was approved by the Board on April 27, 2022.
NOW, THEREFORE, the Existing Plan is hereby amended as follows:
1.   Capitalized Terms.   All capitalized terms used and not defined herein shall have the meanings given thereto in the Existing Plan.
2.   Amendments to Existing Plan.
a.   The first two sentences of Section 4.1—Authorized Number of Shares are hereby deleted in their entirety and replaced with the following:
“Subject to adjustment as provided in Section 15 hereof, the maximum number of shares of Stock available for issuance under the Plan shall be (i) 13,829,582; plus (ii) effective June 9, 2022, 14,000,000. Subject to adjustments in accordance with Section 15 hereof, all 27,829,582 of such shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.”
b.   Section 17.12—Dividend Equivalent Rights is hereby amended by adding the following sentence at the end of this section:
“Notwithstanding the foregoing nor any other provision herein to the contrary, no dividends or dividend equivalent rights shall be paid to, accrue to or credited to the account of any Grantee in respect of unvested shares of Common Stock covered by an Award.”
3.   Reference to and Effect on the Plan.   The Plan, as amended hereby, and all other documents, instruments and agreements executed or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.
4.   Governing Law.   This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.
5.   Effective Date.   This Amendment shall be effective upon receipt of approval by the Company’s stockholders at the Company’s Annual Meeting of Stockholders on June 9, 2022, and shall be subject to and contingent upon receipt of such approval.
***
76 Exact Sciences 2022 Proxy Statement

EXACT SCIENCES CORPORATION 2010 EMPLOYEE STOCK PURCHASE PLAN (As amended and restated on June 9, 2022)

Annex B
EXACT SCIENCES CORPORATION
2010 EMPLOYEE STOCK PURCHASE PLAN
(As amended and restated on June 9, 2022)
Article 1—Purpose.
This 2010 Employee Stock Purchase Plan, as amended and restated (the “Plan”), is intended to encourage stock ownership by all eligible employees of Exact Sciences Corporation (the “Company”), a Delaware corporation, and its Participating Subsidiaries (as defined in Article 17) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company through the purchase of shares of the Company’s common stock (“Common Stock”). The Plan is designed to encourage eligible employees to remain in the employ of the Company and its Participating Subsidiaries.
It is intended that a component of the Plan constitutes an “employee stock purchase plan” within the meaning of Section 423(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code” and such component, the “423 Component”) and the 423 Component shall be interpreted in accordance with that intent (although the Company makes no undertaking or representation to maintain such qualification).
In addition, this Plan authorizes the grant of Options (as defined in Article 5) under a component of the Plan that does not qualify as an “employee stock purchase plan” under Section 423 of the Code (such component, the “Non-423 Component”). Such Options granted under the Non-423 Component shall be granted pursuant to such sub-plans, appendices, rules or procedures as may be adopted by the Committee (as defined in Article 2) to achieve tax, securities laws or other objectives for the eligible employees and the Participating Subsidiaries designated for participation in the Non-423 Component. Except as otherwise provided herein or by the Committee, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
For purposes of this Plan, the Committee may designate separate offerings under the Plan in which eligible employees will participate, the terms of which need not be identical even if the dates of the applicable Offering Periods of such offerings are identical, provided that the terms of participation are the same within each separate offering under the 423 Component as determined under Section 423 of the Code. Unless otherwise determined by the Committee, each offering under the Plan in which employee of one or more Participating Subsidiaries may participate shall be deemed a separate offering for purposes of Section 423 of the Code, even if the dates of the applicable Offering Periods of each such offering are identical, and the provisions of the Plan shall separately apply to each offering.
Article 2—Administration of the Plan.
The Plan may be administered by a committee appointed by the Board of Directors of the Company (the “Committee”). The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.
The Committee has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the Plan; (iii) determine when and how Options shall be granted and the provisions and terms of each offering (which need not be identical between offerings); (iv) determine eligibility for participation in the Plan, including which subsidiaries of the Company will be Participating Subsidiaries and whether such Participating Subsidiaries participate in the 423 Component or the Non-423 Component (within the limits of the Plan); (v) make all determinations it deems advisable for the administration of the Plan; (vi) decide all disputes arising in connection with the Plan; and (vii) otherwise supervise the administration of the Plan. Further, the Committee may adopt sub-plans, appendices, rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures, provided that the adoption and implementation of any such sub-plans, appendices rules and/or procedures would not cause the 423 Component to violate Section 423 of the Code.
All interpretations and decisions of the Committee shall be binding on all persons, including the Company and the participants. No member of the Board of Directors or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.
In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors or the Compensation Committee of the Board of Directors shall have all power and authority to administer the Plan. In such event, the word “Committee” wherever used herein shall be deemed to mean the Board of Directors or the Compensation Committee of the Board of Directors.
To the extent not prohibited by applicable law, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee, to one or more of the Company’s officers or management team, or to other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, reference to the Committee will be deemed to include any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this provision.
Exact Sciences 2022 Proxy Statement 77

EXACT SCIENCES CORPORATION 2010 EMPLOYEE STOCK PURCHASE PLAN (As amended and restated on June 9, 2022)

Article 3—Eligible Employees.
All employees of the Company or any of its Participating Subsidiaries who are employed on or before the forty-fifth (45th) day (or such other period of time not to exceed two (2) years) prior to the beginning of an Offering Period and whose customary employment at such time is more than 20 hours per week and for more than five months in any calendar year shall be eligible to receive Options under the Plan to purchase shares of Common Stock, provided that the Committee may allow employees whose customary employment is below these thresholds to be considered as eligible employees, including where applicable law requires that such employees be considered as eligible employees, subject in all cases to the provisions of this Article 3 and the requirements set forth in Article 7 hereof.
An employee who works for a Participating Subsidiary and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an offering if the participation of such employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an offering under the 423 Component to violate Section 423 of the Code. In the case of the Non-423 Component, an employee (or group of employees) may be excluded from participation in the Plan if the Committee has determined, in its sole discretion, that participation of such employee(s) is not advisable or practicable for any reason.
In no event may an employee be granted an Option if such employee, immediately after the Option was granted, would be treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation, as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding Options shall be treated as stock owned by the employee.
Article 4—Stock Subject to the Plan.
The stock subject to the Options under the Plan shall be shares of the Company’s authorized but unissued common stock, par value $.01 per share (the “Common Stock”), or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 5,800,000 subject to adjustment as provided in Article 12. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan. For avoidance of doubt, up to the maximum number of Shares reserved under this Article 4 may be used to satisfy purchases of shares of Common Stock under the 423 Component and any remaining portion of such maximum number of shares of Common Stock may be used to satisfy purchases of shares of Common Stock under the Non-423 Component.
Article 5—Offering Period and Stock Options.
Offering Periods under the Plan shall consist of twenty-four month periods commencing on November 1 and May 1 of each calendar year (“Offering Periods”). The Company will designate one or more dates within each Offering Period on which shares of Common Stock may be purchased by participants in an Offering Period (“Exercise Date(s)”). Unless and until otherwise determined by the Committee, there shall be four Exercise Dates occurring on each April 30 and October 31 (or, if such date is not a business day, the first business day thereafter) within each such Offering Period. On the first business day at the beginning of each Offering Period, the Company will grant to each eligible employee who is then a participant in the Plan an Option to purchase shares on the Exercise Dates (the “Option”), at the Option Price hereinafter provided for, a maximum of 10,000 shares of Common Stock, on condition that such employee remains eligible to participate in the Plan on each Exercise Date. If the participant’s accumulated payroll deductions on the last date of the Offering Period would enable the participant to purchase more than the maximum number of shares provided herein except for the share limitation set forth herein, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the maximum number of Shares of Common Stock that may be purchased in accordance with this Article 5 shall be promptly refunded to the participant by the Company, without interest. The participant shall be entitled to exercise the Option so granted only to the extent of the participant’s accumulated payroll deductions on the Exercise Date. The option price per share of Common Stock for each Exercise Date within an Offering Period shall be the lesser of (i) 85% of the average market price of the Common Stock on the first business day of the Offering Period and (ii) 85% of the average market price of the Common Stock on the applicable Exercise Date, in either event rounded up to the nearest cent (the “Option Price”). The foregoing limitation on the number of shares subject to Option and the Option Price shall be subject to adjustment as provided in Article 12.
Unless a participant files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the participant has on file under the Plan will continue from one Offering Period to succeeding (but not overlapping) Offering Periods as long as the Plan remains in effect. Notwithstanding any of the foregoing, if the average market price of the Common Stock on an Exercise Date is less than or equal to the average market price of the Common Stock on the first business day of the Offering Period to which such Exercise Date relates, all participants shall be automatically withdrawn from such Offering Period immediately after the acquisition of shares of Common Stock for such Exercise Date and automatically enrolled in the immediately following Offering Period as of the first day thereof.
For purposes of the Plan, the term “average market price” on any date means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ; or (iii) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.
For purposes of the Plan, the term “business day” means a day on which there is trading on the NASDAQ Capital Market or the aforementioned national securities exchange, whichever is applicable pursuant to the preceding paragraph; and if neither is applicable, a day that is not a Saturday, Sunday or legal holiday in State of Wisconsin.
78 Exact Sciences 2022 Proxy Statement

EXACT SCIENCES CORPORATION 2010 EMPLOYEE STOCK PURCHASE PLAN (As amended and restated on June 9, 2022)

Notwithstanding the foregoing, no participant may be granted an Option which permits his or her rights to purchase shares under the Plan, and any other employee stock purchase plan of the Company or Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such shares (determined on the Option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted. If the participant’s accumulated payroll deductions on any Exercise Date would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.
Article 6—Exercise of Option.
Each eligible employee who continues to be a participant in the Plan on an Exercise Date within an Offering Period shall be deemed to have exercised his or her Option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as the participant’s accumulated payroll deductions on such date will pay for at the Option Price, subject to the 10,000 maximum share limit of the Option and the Section 423(b)(8) limitation described in Article 5. Only full shares of Common Stock may be purchased under the Plan, unless the Committee determines, in its sole discretion, that fractional shares may be purchased under the Plan. Unless otherwise determined by the Committee in advance of any Offering Period, unused payroll deductions remaining in a participant’s account at the end of either an Exercise Date or an Offering Period, by reason of the inability to purchase a fractional share, shall be carried forward to the next Exercise Date or Offering Period.
Article 7—Authorization for Entering the Plan.
An employee may elect to enter the Plan by filling out, signing and delivering an authorization to the Company (in such form and according to such procedures determined by the Committee which may include by electronic or other delivery). Such authorization shall:
A.   State the percentage to be deducted regularly from the employee’s Compensation;
B.   Authorize the purchase of stock for the employee in each Offering Period in accordance with the terms of the Plan;
C.   Specify the exact name or names in which stock purchased for the employee is to be issued as provided under Article 11 hereof; and
D.   Include the employee’s agreement any other terms and conditions for participation in the Plan that the Committee determines to be advisable.
Such authorization must be received by the Company at least ten days before the first day of the next Offering Period, or within such other time frame as determined by the Company and communicated to eligible employees, and shall take effect only if the employee is an eligible employee on the first business day of such Offering Period.
An employee cannot participate in more than one Offering Period at any time.
Unless a participant files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the participant has on file under the Plan will continue from one Offering Period to succeeding (but not overlapping) Offering Periods as long as the Plan remains in effect. The terms and conditions applicable to participation in the Plan in such successive Offering Periods shall be those in effect at the commencement of such successive Offering Periods, as set forth in the Plan and the authorization documentation available to eligible employees at such time.
The Company will accumulate and hold for each participant’s account the amounts deducted from his or her Compensation. No interest will be paid on these amounts, unless required by applicable law. For purposes of the Plan, the term “Compensation” means the amount of base pay or wages (including 13th/14th month payments or similar concepts under local law), prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, and overtime, commissions, incentive or bonus awards, but excluding allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains related to other Company share-based awards, and similar items. The Committee shall have the discretion to determine the application of this definition to participants on payrolls outside of the United States.
Article 8—Maximum Amount of Payroll Deductions.
An employee may authorize payroll deductions in an amount (expressed as a whole percentage) not less than one percent (1%) but not more than fifteen percent (15%) of the employee’s total Compensation.
Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited or otherwise problematic under applicable laws (as determined by the Committee in its sole discretion), the Committee may provide that an eligible employee may elect to participate through other contributions in a form acceptable to the Committee in lieu of or in addition to payroll deductions, provided that, for any offering under the 423 Component, the Committee must determine that any alternative method of contribution is applied on an equal and uniform basis to all eligible employees in the offering. Any reference to “payroll deductions” in this Article 8 (or in any other section of the Plan) will similarly cover contributions by other means made pursuant to this Article 8.
Article 9—Change in Payroll Deductions.
Payroll deductions may not be increased or decreased during an Offering Period. However, a participant may withdraw in full from the Plan (as described in Article 10). The Committee may, in advance of any Offering Period, establish rules, procedures and deadlines permitting a participant to increase, decrease or terminate his or her payroll deductions during an Offering Period.
Exact Sciences 2022 Proxy Statement 79

EXACT SCIENCES CORPORATION 2010 EMPLOYEE STOCK PURCHASE PLAN (As amended and restated on June 9, 2022)

Article 10—Withdrawal from the Plan.
A participant may withdraw from the Plan (in whole but not in part), within such time prior to the Exercise Date for such Offering Period as may be established by the Committee, by delivering a withdrawal notice to the Company (in such form and according to such procedures determined by the Committee which may include by electronic or other delivery). In the event a participant elects to withdraw from the Plan, amounts then credited to such participant’s account shall be returned to the participant as soon as practicable after such election is received by the Company (without any interest thereon except as may be required by applicable local laws), the participant shall cease to participate in the Plan and the participant’s Option for such Offering Period shall terminate.
To re-enter the Plan, an employee who has previously withdrawn must file a new authorization at least ten days before the first day of the next Offering Period in which he or she wishes to participate, or within such other time frame as determined by the Company and communicated to eligible employees. The employee’s re-entry into the Plan becomes effective at the beginning of such Offering Period, provided that he or she is an eligible employee on the first business day of the Offering Period.
Article 11—Issuance of Stock.
Certificates for stock issued to participants (or other indicia of ownership of such stock) shall be delivered as soon as practicable after each Exercise Date by the Company’s transfer agent.
Stock purchased under the Plan shall be issued only in the name of the participant, or if the participant’s authorization so specifies and if and to the extent permitted by the Company, in the name of the participant and another person of legal age as joint tenants with rights of survivorship.
Article 12—Adjustments.
Upon the happening of any of the following described events, a participant’s rights under Options granted under the Plan shall be adjusted as hereinafter provided:
A.   In the event that the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company, each participant shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company as were exchangeable for the number of shares of Common Stock that such participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and
B.   In the event the Company shall issue any of its shares or other securities, including any of the shares of any of its subsidiaries, as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to Option hereunder, each participant upon exercising such an Option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which the participant is exercising his or her Option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her Option at all times between the date of the granting of such Option and the date of its exercise.
Upon the happening of any of the foregoing events (or in the event of an extraordinary cash dividend or other distribution that affects the shares of Common Stock), the class and aggregate number of shares set forth in Article 4 hereof which are subject to Options which have been or may be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A or B shall be made only after the Committee, based on advice of counsel for the Company, determines whether such adjustments would constitute a “modification” (as that term is defined in Section 424 of the Code). If the Committee determines that such adjustments would constitute a modification, it may refrain from making such adjustments.
If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company’s assets or otherwise (an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall, with respect to Options then outstanding under the Plan, either (i) make appropriate provision for the continuation of such Options by arranging for the substitution on an equitable basis for the shares then subject to such Options either (a) the consideration payable with respect to the outstanding shares of the Common Stock in connection with the Acquisition, (b) shares of stock of the successor corporation, or a parent or subsidiary of such corporation, or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Options immediately preceding the Acquisition; (ii) shorten the Offering Period with respect to which such Options relate by setting a new Exercise Date on which such Offering Period will end, with such new Exercise Date occurring before the effective date of the Acquisition, and provided that each participant shall be notified of the new Exercise Date on which the Options will be exercised as provided in Article 6 hereof, unless prior to such date the participant has withdrawn from the Offering Period as provided in Article 10 hereof or the participant has ceased to be an eligible employee as provided in Article 14 hereof; or (iii) terminate each participant’s Option in exchange for a cash payment equal to the excess of (a) the fair market value, on the date of the Acquisition, of the number of shares of Common Stock that the participant’s accumulated payroll deductions as of the date of the Acquisition could purchase, at an Option Price determined with reference only to the first business day of the applicable Offering Period and subject to the maximum share limitation set forth in Article 5 hereof, Code Section 423(b)(8) and fractional-share limitations on the amount of stock a participant would be entitled to purchase, over (b) the result of multiplying such number of shares by such Option Price.
The Committee or Successor Board, as applicable, shall determine the adjustments to be made under this Article 12, and its determination shall be conclusive.
80 Exact Sciences 2022 Proxy Statement

EXACT SCIENCES CORPORATION 2010 EMPLOYEE STOCK PURCHASE PLAN (As amended and restated on June 9, 2022)

Article 13—No Transfer or Assignment of Employee’s Rights.
An Option granted under the Plan may not be transferred or assigned, except by will or the laws of descent and distribution, and shall be exercised, during the participant’s lifetime, only by the participant.
Article 14—Termination of Employee’s Rights; Transfer of Employment.
Whenever a participant ceases to be an eligible employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason, his or her rights under the Plan shall immediately terminate, and the Company shall promptly refund, without interest (except where otherwise required by applicable law), the entire balance of his or her payroll deduction account under the Plan.
A participant will be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Participating Subsidiary, ceases to be a subsidiary or to be designated as a Participating Subsidiary, or if the employee is transferred to any corporation other than the Company or a Participating Subsidiary. A participant will not be deemed to have terminated employment for this purpose, if the participant is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company for up to 90 days, or if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise provides in writing, if longer than 90 days.
If a participant transfers employment from the Company or any Participating Subsidiary participating in the 423 Component to any Participating Subsidiary participating in the Non-423 Component, such transfer shall not be treated as a termination of employment, but the participant shall immediately cease to participate in the 423 Component; however, any contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-423 Component, and such participant shall immediately join the then-current offering under the Non-423 Component upon the same terms and conditions in effect for the participant’s participation in the 423 Component, except for such modifications otherwise applicable for participants in such offering. A participant who transfers employment from any Participating Subsidiary participating in the Non-423 Component to the Company or any Participating Subsidiary participating in the 423 Component shall not be treated as terminating the participant’s employment and shall remain a participant in the Non-423 Component until the earlier of (i) the end of the current Offering Period under the Non-423 Component, or (ii) the Offering Date of the first Offering Period in which the participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Committee may establish different rules to govern transfers of employment between companies participating in the 423 Component and the Non-423 Component, consistent with the applicable requirements of Section 423 of the Code.
Article 15—Termination and Amendments to Plan.
Unless terminated sooner as provided below, the Plan shall terminate on October 31, 2030. The Plan may be terminated at any time by the Company’s Board of Directors but such termination shall not affect Options then outstanding under the Plan. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest (unless otherwise required under applicable law).
The Committee or the Board of Directors may from time to time adopt amendments to the Plan, provided that, without the approval of the stockholders of the Company, no amendment may (i) increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive Options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan; (iv) otherwise be made to the extent stockholder approval is required under applicable law.
Article 16—Limits on Sale of Stock Purchased under the Plan.
The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws or other applicable securities or other laws and subject to any restrictions imposed under Article 23 to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.
Article 17—Participating Subsidiaries.
The term “Participating Subsidiary” shall mean any present or future “subsidiary” of the Company, as that term is defined in Section 424(f) of the Code, that has been designated by the Committee from time to time, in its sole discretion, as eligible to participate in the Plan, such designation to specify whether such participation is in the 423 Component or Non-423 Component. A Participating Subsidiary may participate in either the 423 Component or Non-423 Component, but not both. Notwithstanding the foregoing, if any subsidiary is disregarded for U.S. tax purposes in respect of the Company or any Participating Subsidiary participating in the 423 Component, then such disregarded subsidiary shall automatically be a Participating Subsidiary participating in the 423 Component. If any subsidiary is disregarded for U.S. tax purposes in respect of any Participating Subsidiary participating in the Non-423 Component, the Committee may exclude such subsidiary from participating in the Plan, notwithstanding that the Participating Subsidiary in respect of which such subsidiary is disregarded may participate in the Plan. The Committee may so designate any subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.
Exact Sciences 2022 Proxy Statement 81

EXACT SCIENCES CORPORATION 2010 EMPLOYEE STOCK PURCHASE PLAN (As amended and restated on June 9, 2022)

Article 18—Optionees Not Stockholders.
Neither the granting of an Option to an employee nor the deductions from an employee’s Compensation shall constitute such employee a stockholder of the shares covered by an Option until such shares have been actually purchased by the employee.
Article 19—Section 409A.
The 423 Component of the Plan and the Options granted pursuant to an Offering Period are intended to be exempt from the application of Section 409A of the Code. Neither the Non-423 Component nor any Option granted pursuant to an Offering Period thereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, if the Committee determines that any Option granted under the Plan may be or become subject to Section 409A of the Code or that any provision of the Plan may cause an Option granted under the Plan to be or become subject to Section 409A of the Code, the Committee may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Committee determines are necessary or appropriate to avoid the imposition of taxes under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom.
Article 20—Application of Funds.
The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan will be used for general corporate purposes.
Article 21—Notice to Company of Disposition.
By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant transfers Common Stock acquired under the Plan. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Without limitation to the foregoing, the Company reserves the right to require participants to hold any shares of Common Stock acquired under the Plan with a designated broker or other third party to facilitate compliance with the applicable reporting and other compliance requirements.
Article 22—Withholding of Additional Income Taxes.
By electing to participate in the Plan, each participant acknowledges that the Company and its Participating Subsidiaries are required to withhold any Tax-Related Items with respect to the amounts deducted from the participant’s Compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and Participating Subsidiaries may deduct additional amounts from the participant’s Compensation, when amounts are added to the participant’s account, used to purchase shares of Common Stock or refunded, in order to satisfy such withholding obligations.
At the time a participant’s Option is exercised, in whole or in part, or at the time a participant disposes of some or all of the shares of Common Stock acquired under the Plan (or any other time that a taxable event related to the Plan occurs), the participant will make adequate provision for the payment and/or withholding of any Tax-Related Items. In their sole discretion, and except as otherwise determined by the Committee, the Company or a Participating Subsidiary that employs the participant may satisfy their obligations to withhold Tax-Related Items by (a) withholding from the participant’s wages or other cash compensation, (b) withholding a number of shares of Common Stock otherwise issuable following the exercise of the Option, (c) withholding from proceeds from the sale of shares of Common Stock issued upon exercise, either through a voluntary sale or a mandatory sale arranged by the Company, or (d) withholding by any other means determined by the Committee, in its sole discretion, and in compliance with applicable law.
For purposes of this Article 23, “Tax-Related Items” means any U.S. and non-U.S. federal, provincial, state and/or local taxes (including, without limitation, income tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax and any employer tax liability which has been transferred to a participant) for which a participant is liable in connection with participation in the Plan.
Article 23—Governmental Regulations.
The Company’s obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.
Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to employees and former employees who transfer title to such shares.
Article 24—Rules Particular to Specific Jurisdictions.
Without limitation to and notwithstanding any other provision in this Plan, the Committee may adopt such sub-plans or rules relating to the operation and administration of the Plan to accommodate local laws, customs and procedures for jurisdictions outside of the United States, the terms of which may take precedence over other provisions of this Plan, with the exception of Article 4 hereof, but unless otherwise superseded by the terms of such sub-plan or rules, the provisions of this Plan will govern the operation of such sub-plan or rules. To the extent inconsistent with the requirements of Section 423, any such sub-plan or rules will be considered part of a Non-423 Offering, and Options granted thereunder will not be required by the terms of the Plan to comply with Section 423 of the Code. Without limiting the generality of the foregoing, the Committee is authorized to adopt sub-plans or rules for particular non-U.S. jurisdictions that modify the terms of the Plan to meet applicable local requirements, customs or procedures
82 Exact Sciences 2022 Proxy Statement

EXACT SCIENCES CORPORATION 2010 EMPLOYEE STOCK PURCHASE PLAN (As amended and restated on June 9, 2022)

regarding, without limitation, (i) eligibility to participate, (ii) the definition of Compensation, (iii) the dates and duration of Offering Periods or other periods during which participants may contribute payroll deductions towards the purchase of shares of Common Stock, (iv) the method of determining the Option Price and the discount from fair market value at which shares may be purchased, (v) any minimum or maximum amount of payroll deductions a participant may contribute in an Offering Period or other specified period under the applicable sub-plan or rules, (vi) the treatment of Options upon an Acquisition or adjustment event described in Article 12, (vii) the handling of payroll deductions and the methods for contributing to the Plan by means other than payroll deductions, (viii) establishment of bank, building society or trust accounts to hold payroll deductions, (ix) payment of interest or waivers therefrom, (x) conversion of local currency, (xi) obligations to pay payroll tax, (xii) determination of beneficiary designation requirements, (xiii) withholding procedures, and (xiv) handling of share issuances.
Article 25—Governing Law.
The validity and construction of the Plan shall be governed by the laws of Delaware, without giving effect to the principles of conflict of laws thereof.
Article 26—Approval of Board of Directors and Stockholders of the Company.
The Plan was initially adopted by the Board of Directors on April 15, 2010 and was initially approved by the stockholders of the Company on July 16, 2010. The Plan, as amended and restated, was adopted by the Board of Directors on April 13, 2022 and was approved by the stockholders of the Company on June 9, 2022.
Exact Sciences 2022 Proxy Statement 83

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000568575_1 R1.0.0.24 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. To elect three members of the Board of Directors to serve for three-year terms as Class I Directors. Nominees 01) Kevin Conroy 02) Shacey Petrovic 03) Katherine Zanotti EXACT SCIENCES CORPORATION 5505 ENDEAVOR LANE MADISON, WI 53719 ATTN: LEGAL DEPARTMENT VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/08/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/08/2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. For Against Abstain 2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022. 3. To approve, on an advisory basis, the compensation of our named executive officers. 4. To approve Amendment No. 1 to the Exact Sciences Corporation 2019 Omnibus Long-Term Incentive Plan. 5. To approve the Amended and Restated Exact Sciences Corporation 2010 Employee Stock Purchase Plan. The Board of Directors recommends you vote AGAINST proposal 6. For Against Abstain 6. The Shareholder Proposal concerning proxy access. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000568575_2 R1.0.0.24 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . EXACT SCIENCES CORPORATION Annual Meeting of Shareholders June 9, 2022 10:00 AM Central Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Kevin T. Conroy and Jeffrey T. Elliott together, and each of them singly, proxies, with full power of substitution to vote all shares of stock of Exact Sciences Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Exact Sciences Corporation to be held via live webcast at www.virtualshareholdermeeting.com/EXAS2022 on Thursday, June 9, 2022, 10:00 AM Central Time, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSALS 2, 3, 4 AND 5, AGAINST PROPOSAL 6, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. Continued and to be signed on reverse side